UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Navient Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

Navient Corporation is filing this Amendment No. 1 to its definitive proxy statement on Schedule 14A (the “Proxy Statement”), originally filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2024 (the “Original Filing”),  for the purpose of (i) including the cover page required under 17 CFR § 240.14a-101 that was inadvertently omitted from the Original Filing; (ii) clarifying the “Voting Options”, “Vote Required for Approval” and “Abstentions” correcting certain columns in the table on page 20 of the Original Filing and conforming certain corresponding disclosures on page 11 of the Original Filing; (iii) revising the formatting of our Board Diversity Matrix included on page 13 of the Original Filing; (iv) reflecting certain clarifying edits to our pay versus performance disclosure; (v) attaching a copy of our proxy card and (vi) updating page numbers to reflect the page numbers of this Proxy Statement.

Except as described above, no other changes have been made to the Original Filing, and this Proxy Statement does not modify, amend or update any of the other information contained in the Original Filing. The information contained in this Proxy Statement is as of the date of the Original Filing and does not reflect any information or events occurring after the date of the Original Filing.

2024 Proxy Statement

NAVIENT

2024
Proxy Statement

Notice of 2024
Annual Meeting of Shareholders
and Proxy Statement

May 23, 2024, 8 a.m. ET

2024 Proxy Statement	2

NAVIENT

Navient provides technology-enabled education finance and business processing solutions that simplify complex programs and help millions of people achieve success.

OUR VISION

We aspire to lead every market we serve, providing solutions that anticipate and solve our customers' unique and complex needs.

OUR MISSION

We enhance the financial success of our customers by delivering innovative solutions and insights with compassion and personalized service.

OUR VALUES

Our values reflect who we are and where we're going. By living them daily, we stay on course toward our goals for ourselves, our customers, our communities, and our shareholders.

We strive to be the best.

By relentlessly pursuing the right solutions, we deliver on our promises to each other and those we serve.

We're stronger together.

We succeed because we're inclusive and authentic, and we know good ideas can come from anywhere and anyone.

We earn the trust of our customers and colleagues.

We hold each other accountable and act with integrity.

We innovate always and everywhere.

We empower each other to think differently, develop ourselves, and grow our company.

2024 Proxy Statement	3

13865 Sunrise Valley Drive

Herndon, Virginia 20171

April 11, 2024

Dear Fellow Shareholders:

Please join us for Navient’s 2024 Annual Meeting of Shareholders, which will be held virtually on Thursday, May 23, at 8:00 a.m., Eastern Daylight Time. Read on for instructions on how to participate in the meeting.

Navient is focused on meeting the needs of our customers and clients, while at the same time carrying out strategic actions that we believe will establish a new foundation for future success. As announced in January, we are working to simplify our company, reduce our expense base, and enhance our flexibility as a result of an in-depth review overseen by the Board of Directors.

We are carrying out three strategic actions that we expect will be largely complete over the next 18 to 24 months:

•	Adopt a variable, outsourced servicing model. Navient has entered into a binding letter of intent that will transition our student loan servicing to MOHELA, a leading provider of student loan servicing for government and commercial enterprises. This transaction is intended to create a variable cost structure for the servicing of our student loan portfolios and provides attractive unit economics across a wide range of servicing volume scenarios. Navient and MOHELA will work toward ensuring a seamless transition in the coming months and providing customers with uninterrupted servicing of their loans.

•	Explore strategic options for the business processing division. Navient has launched a process to explore a range of value-creating options for our business processing division. Through various subsidiary brands, this division provides high-quality business processing services for a variety of government and healthcare clients, including hospitals, toll-road authorities, state revenue divisions, and federal agencies. With the decision to outsource student loan servicing, exploring options for the business processing division increases the opportunities for shared cost reduction. Navient is working with financial and legal advisors to assist the company in exploring strategic options for this division, which may include a sale of the division in whole or in part.

•	Streamline shared services infrastructure and corporate footprint. As we implement these actions, we also plan to reshape our shared services functions and corporate footprint to align with the needs of a more focused, flexible and streamlined company.

Over the longer-term, we believe these actions will increase the value shareholders derive from our loan portfolios and the returns we can achieve on business-building investments. We look forward to sharing future updates.

In the meantime, at our Annual Meeting, we will consider the matters described in this proxy statement. This document contains important information, and we urge you to read it carefully. Your vote is important, and we strongly encourage you to vote your shares using one of the voting methods described in this proxy statement.

We are again making our proxy materials available to you electronically. We hope that this continues to offer you a convenient way to review the materials while continuing to allow us to reduce our environmental footprint and expense.

David Yowan	Linda A. Mills
President and Chief Executive Officer	Chair of the Board of Directors

2024 Proxy Statement	4

NAVIENT

AWARDS AND RECOGNITION

Navient is proud to receive recognition for excellence in corporate governance and business practices.

Adoption Advocate
by Dave Thomas Foundation for Adoption

Best Place to Work
for a commitment to equality in the workplace

Best Places to Work for Working Daughters
by Working Daughter

Best Employers for Diversity
by Forbes

Champion of Board Diversity
for commitment to women in leadership

Veteran Jobs Mission
for commitment to veteran hiring

Corporate Champion
for commitment to women on corporate boards

Military Friendly Employer Award
for leading programs for veterans and military spouses

Training Apex Awards
for staff learning and development programs

Better Business Bureau Accredited

To learn more about these and other awards as well as other ways we participate in our communities, please visit **navient.com/social-responsibility/social**

2024 Proxy Statement	5

13865 Sunrise Valley Drive

Herndon, Virginia 20171

April 11, 2024

__________________________

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS OF

NAVIENT CORPORATION

__________________________

To Our Shareholders:

Navient Corporation (“Navient” or the “Company”) will hold its 2024 Annual Meeting of Shareholders (the “Annual Meeting”) as follows:

Date:	Thursday, May 23, 2024

Time:	8:00 a.m., Eastern Daylight Time

Access:	Meeting Live via the Internet Please visit www.virtualshareholdermeeting.com/NAVI2024

Items of Business:

	(1)	Elect the 8 nominees named in the proxy statement to serve as directors for one-year terms or until their successors have been duly elected and qualified;
	(2)	Ratify the appointment of KPMG LLP as Navient’s independent registered public accounting firm for 2024;
	(3)	Approve, in a non-binding advisory vote, the compensation paid to Navient’s named executive officers;
	(4)	Approve the Navient Corporation 2024 Omnibus Incentive Plan to replace the expiring 2014 Omnibus Incentive Plan; and
	(5)	Act on such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

Record Date:

You may vote if you were a shareholder of record as of the close of business on March 25, 2024.

We have determined that the 2024 Annual Meeting will be held in a virtual meeting format only, via the Internet. If you plan to participate in the virtual meeting, please refer to instructions on page 12 of this proxy statement.

2024 Proxy Statement	6

Your participation in the Annual Meeting is important. You can vote by telephone, Internet or, if you request that proxy materials be mailed to you, by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. If you wish to attend and participate in the virtual meeting, you must provide evidence of your ownership as of March 25, 2024, or a valid proxy showing that you are representing a shareholder who owned shares as of that date.

Thank you for your interest in Navient.

By Order of the Board of Directors,

Mark L. Heleen Secretary

2024 Proxy Statement	7

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 23, 2024.

This notice and proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023

Form 10-K”) are available free of charge at http://materials.proxyvote.com.

You may also obtain these materials at the Securities and Exchange Commission (“SEC”) website at www.sec.gov or by contacting the Office of the Corporate Secretary, 13865 Sunrise Valley Drive, Herndon, Virginia 20171. Navient will provide a copy of our Form 10-K without charge to any shareholder upon written request.

Except to the extent specifically referenced herein, information contained or referenced on our website is not incorporated by reference into and does not form a part of this proxy statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Our shareholder letter and this proxy statement contain forward-looking statements, within the meaning of the Federal securities laws, about our business and prospects. These forward-looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management based on information currently available. Use of words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “should,” “may,” “could,” “likely” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including, but not limited to, those described in Item 1A of Part I (Risk Factors) of our 2023 Form 10-K. We disclaim any obligation to update any forward-looking statements contained herein after the date of this proxy statement.

No Incorporation By Reference

This proxy statement includes several website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference herein.

2024 Proxy Statement	8

Table of Contents

PROXY SUMMARY.........................................................................................................................................................….......................................................	12
Annual Meeting of Shareholders.........................................................................................................................................................................................	12
Meeting Agenda Voting Matters................................................................................................................................…......................................................	12
Board and Governance Practices........................................................................................................................................................................................	13
Board of Directors Composition..........................................................................................................................................................................................	14
Director Nominees................................................................................................................................…..............................................................................	15
GENERAL INFORMATION ......................................................................................................................................................................................................	16
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING .......................................................................................................	17
OVERVIEW OF PROPOSALS.................................................................................................................................................................................................	22
PROPOSAL 1 — ELECTION OF DIRECTORS....................................................................................................................................................................	23
Agreements with the Sherborne Group...............................................................................................................................................................................	32
CORPORATE GOVERNANCE.................................................................................................................................................................................................	33
Role and Responsibilities of the Board of Directors.........................................................................................................................................................	33
Board Governance Guidelines..............................................................................................................................................................................................	33
Board Leadership Structure................................................................................................................................…..............................................................	34
Board Succession Planning..................................................................................................................................................................................................	34
Management Succession Planning......................................................................................................................................................................................	34
Director Independence...	35
Board of Directors Meetings and Attendance at Annual Meeting.................................................................................................................................	35
Committee Membership................................................................................................................................…......................................................................	35
Compensation Consultant and Independence...................................................................................................................................................................	38
Compensation Committee Interlocks and Insider Participation....................................................................................................................................	38
The Board of Directors’ Role in Risk Oversight.................................................................................................................................................................	38
Risk Assessment of Compensation Policies.........................................................................................................................................................................	40
Nominations Process...	41
Proxy Access...	42
Director Orientation and Continuing Education...............................................................................................................................................................	42
Our Commitment to Environment, Social and Governance..............................................................................................................................................	42
Policy on Political Contributions, Disclosure and Oversight.........................................................................................................................................	43
Code of Business Conduct.......................................................................................................................................................................................................	44
Policy on Review and Approval of Transactions with Related Parties..........................................................................................................................	44
Shareholder Engagement...	45
DIRECTOR COMPENSATION...................................................................................................................................................................................................	46
Director Compensation Elements...........................................................................................................................................................................................	46
Share Ownership Guidelines................................................................................................................................…...............................................................	46

2024 Proxy Statement	9

Anti-Hedging and Pledging Policy........................................................................................................................................................................................	47
Policy on Rule 10b5-1 Trading Plans...................................................................................................................................................................................	47
Other Compensation...	48
Deferred Compensation Plan for Directors..........................................................................................................................................................................	48
Director Compensation Table.................................................................................................................................................................................................	48
PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.............	50
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM............................................................................................................................................	51
Fees Paid to Independent Registered Public Accounting Firms for 2023 and 2022...................................................................................................	51
Pre-approval Policies and Procedures.................................................................................................................................................................................	51
REPORT OF THE AUDIT COMMITTEE...................................................................................................................................................................................	52
OWNERSHIP OF COMMON STOCK......................................................................................................................................................................................	53
EXECUTIVE OFFICERS...	55
PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION......................................................................................................................	56
EXECUTIVE COMPENSATION..................................................................................................................................................................................................	57
Compensation and Human Resources Committee Report.............................................................................................................................................…	57
Compensation Discussion and Analysis...............................................................................................................................................................................	58
Summary Compensation Table................................................................................................................................................................................................	79
Grants of Plan-Based Awards.................................................................................................................................................................................................	80
Outstanding Equity Awards at Fiscal Year End.................................................................................................................................................................	82
Option Exercises and Stock Vested During Fiscal Year 2023.........................................................................................................................................	83
Pension Benefits...	83
Non-Qualified Deferred Compensation................................................................................................................................................................................	83
Arrangements with Named Executive Officers.....................................................................................................................................................................	84
Potential Payments upon Termination or Change in Control........................................................................................................................................	85
CEO Pay Ratio...	88
PAY VERSUS PERFORMANCE.................................................................................................................................................................................................	89
Pay versus Performance Table...............................................................................................................................................................................................	89
PROPOSAL 4 — APPROVAL OF THE NAVIENT CORPORATION 2024 OMNIBUS INCENTIVE PLAN TO REPLACE THE EXPIRING 2014 OMNIBUS INCENTIVE PLAN	95

2024 Proxy Statement	10

OTHER MATTERS...	101
Certain Relationships and Related Transactions...............................................................................................................................................................	101
Other Matters for the 2024 Annual Meeting.......................................................................................................................................................................	101
Delinquent Section 16(a) Reports........................................................................................................................................................................................	101
Shareholder Proposals for the 2025 Annual Meeting......................................................................................................................................................	102
Proxy Access Procedures...	102
Solicitation Costs...…...	102
Householding…………………………………………………………………………………………………………………………………………………	102

2024 Proxy Statement	11

Proxy Summary

This summary is intended as an overview of the information found elsewhere in this proxy statement. Because this is only a summary, you should read the entire proxy statement before voting.

Annual Meeting of Shareholders

DATE AND TIME: May 23, 2024 8:00 a.m. local time	LOCATION: Virtual Meeting Only Live via the Internet Please Visit www.virtualshareholdermeeting.com/NAVI2024	RECORD DATE: March 25, 2024

Meeting Agenda Voting Matters

This year, there are four Company-sponsored proposals on the agenda.

Election of a director nominee pursuant to Proposal 1 will require the affirmative vote of the holders of a majority of the votes cast with respect to that director nominee’s election, meaning that the number of votes cast for such director nominee’s election must exceed the number of votes cast against that nominee’s election (with abstentions and broker non-votes not counted as votes cast either for or against the nominee’s election).

Approval of Proposals 2, 3 and 4 at the Annual Meeting will require an affirmative vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter.

	Proposals	Board Voting Recommendations	Page

1.	Election of each director nominee	FOR EACH NOMINEE	23

2.	Ratification of the appointment of KPMG as Navient’s independent registered public accounting firm for 2024	FOR	50

3.	Non-binding advisory shareholder vote to approve the compensation paid to our named executive officers	FOR	56

4.	Approval of the Navient Corporation 2024 Omnibus Incentive Plan to replace the expiring 2014 Omnibus Incentive Plan	FOR	95

2024 Proxy Statement	12

Board and Governance Practices

Corporate Governance Highlights

We believe our corporate governance policies reflect best practices. In addition to executive compensation practices that strongly link pay and performance, Navient’s Code of Business Conduct and Board of Directors governance policies help to ensure that we meet high standards of ethical behavior, corporate governance and business conduct. The following chart highlights key Board information and governance practices in place on December 31, 2023.

Governance Oversight	✓	Independent Chair
	✓	Eight Independent Directors (out of nine)
	✓	All Board Committees (other than the Executive Committee) are comprised solely of Independent Directors
	✓	Industry Standard Proxy Access
	✓	Regular executive sessions of Independent Directors
	✓	Majority voting for Directors (uncontested elections)
Board Effectiveness	✓	Strong commitment to Board diversity of thought, gender, race and ethnicity
	✓	Robust risk oversight framework to assess and oversee risks
	✓	Annual Election for all Board members
	✓	Annual Self-Evaluation of the Board and each Committee
	✓	Active Board and Management Succession Planning
Executive Compensation Oversight	✓	Pay-for-Performance Philosophy Emphasizes “At Risk” Pay and Equity-Based Incentives
	✓	Double-Trigger Change in Control
	✓	Long-Term Incentive Metrics Designed to Promote Growth and Sustainable Profitability
	✓	Enhanced Compensation Recovery/Clawback Policy
	✓	No Excessive Perquisites
	✓	Multi-year Vesting Periods for Equity Awards
	✓	No Tax Gross-Ups Upon Change-in-Control
	✓	Anti-Hedging and Pledging Policy
	✓	No Executive Employment Agreements
	✓	Executive Stock Ownership Guidelines

Effective as of May 23, 2024, the Board has approved the reduction of the size of the Board from nine directors to eight directors.

2024 Proxy Statement	13

Board of Directors Composition

The composition of our Board reflects a breadth and variety of skills, business experiences and backgrounds.

The composition of our Board reflects the great wealth of experience and skills of our directors. The following table highlights each director’s specific skills, knowledge and experiences that he or she brings to the Board. A particular director may possess additional skills, knowledge or experience even though they are not indicated below.

	Arnold	Bramson	Cabral	Klane	Lawson	Mills	Thompson	Yowan
Skills and Experience
Executive Leadership: Business and strategic management experience from service in a significant leadership position, such as CEO, CFO or other senior leadership position.	X	X	X	X	X	X	X	X
Industry Experience: Experience in the Company’s businesses, including consumer lending, business process, and loan management	X			X		X	X	X
Operations and Strategic Planning: Experience managing the operations of a business or large organization and driving strategic direction and growth	X	X		X	X	X	X	X
Finance/Accounting/Capital Markets: Background or experience in finance, accounting, capital markets or financial reporting	X	X		X				X
Legal/Regulatory: Experience in navigating legal risks acquired as a practicing attorney; experience in regulatory matters or government relations			X		X		X
Risk Management: Experience with reviewing or managing risk in a large organization, including specific types of risk (e.g., financial risk, physical security, cybersecurity)	X	X		X		X		X
Human Capital Management / Compensation: Experience in retaining, managing and developing a large workforce, including in the areas of compensation, training and diversity, equity and inclusion	X	X	X	X	X	X	X
Environmental, Governance & Social: Experience in corporate governance, environmental and sustainability initiatives and/or corporate social responsibility			X		X		X
Technology: Experience in technology or information security, including the use of technology to facilitate business operations		X				X

Board Diversity Matrix (as of April 11, 2024)

	Arnold	Bramson	Cabral	Klane	Lawson	Mills	Thompson	Yowan
Race and Ethnicity
African American					X
Asian/Pacific Islander
White/Caucasian	X	X		X		X	X	X
Hispanic/Latino			X
Gender
Male	X	X		X	X			X
Female			X			X	X
Board Tenure
Years	6	2	10	5	3	10	10	7

Board Diversity	Age of Director Nominees	Tenure of Director Nominees

For more information about our governance programs and our Board of Directors, see Proposal 1 beginning on Page 23.

2024 Proxy Statement	14

Director Nominees

Name*	Age(1)	Director Since	Occupation and Experience	Independent	Standing Committee Memberships(2)					Other Public Boards
					EC	AC	CC	NGC	RC
Frederick Arnold	70	2018	Financial Executive	Yes		M			M	1
Edward Bramson	73	2022	Partner, Sherborne Investors Management LP	Yes (3)						0
Anna Escobedo Cabral	64	2014	Partner, Cabral Group, LLC	Yes	M	C		M		0
Larry A. Klane	63	2019	Co-Founding Principal, Pivot Investment Partners LLC	Yes	M		M		C	1
Michael A. Lawson	70	2021	Partner, Ellis George LLP	Yes		M	M			0
Linda A. Mills	74	2014	President and CEO, Cadore Group LLC	Yes	C					1
Jane J. Thompson	72	2014	CEO, Jane J. Thompson Financial Services	Yes	M		C	M		2
David L Yowan	67	2017	President and Chief Executive Officer, Navient	No	M					0

(1)	Ages are as of April 11, 2024.
(2)	Membership as of April 11, 2024.
(3)	Mr. Bramson is independent with regard to his membership on the Board of Directors. Mr. Bramson has declined to serve on any Committees.
*

Ms. Unger will remain as Chair of the Nominations and Governance Committee until the Annual Meeting on May 23, 2024. It is anticipated that the Board will realign the membership and leadership of the Board Committees after the Annual Meeting.

EC	Executive Committee	NGC	Nominations and Governance Committee	C	Chair
AC	Audit Committee	RC	Risk Committee	M	Member
CC	Compensation and Human Resources Committee

Additional information about our director nominees, including summaries of their business and leadership experience, skills and qualifications, can be found in the director biographies that begin on page 23 of this proxy statement.

2024 Proxy Statement	15

General Information

Navient Corporation (“Navient,” the “Company,” “we,” “our” or “us”) is furnishing this proxy statement to solicit proxies on behalf of the Board of Directors (the “Board of Directors” or “Board”) for use at our 2024 Annual Meeting of Shareholders (the “Annual Meeting”). This year’s Annual Meeting will be a virtual meeting conducted solely via live webcast. You will be able to attend the Annual Meeting, vote your shares electronically, and submit questions during the meeting by visiting a special website established for this purpose: www.virtualshareholdermeeting.com/NAVI2024. You will not be able to attend the Annual Meeting in person. A copy of the Notice of 2024 Annual Meeting of Shareholders accompanies this proxy statement. This proxy statement is being sent or made available, as applicable, to our shareholders beginning on or about April 11, 2024.

2024 Proxy Statement	16

Questions and Answers about the Annual Meeting and Voting

Why is this year’s Annual Meeting being held as a virtual only meeting?

This year’s Annual Meeting will again be held as a virtual only meeting. At this point in time, the Board continues to believe that holding a virtual only meeting is the best practice as it allows us to reach the broadest number of shareholders. Over the past few years, the Company has experienced more shareholders attending its virtual annual meetings than it historically had for its recent in-person shareholder meetings.

Who is entitled to attend and vote at the Annual Meeting?

Only shareholders who owned shares of Navient’s Common Stock, par value $0.01 per share (“Common Stock”), at the close of business on March 25, 2024, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Navient’s Common Stock is listed on the Nasdaq Stock Market (“Nasdaq”) under the symbol “NAVI.” On March 25, 2024, 112,032,783 shares of Common Stock were outstanding and eligible to be voted. Each share of Common Stock is entitled to one vote with respect to each matter on which holders of Common Stock are entitled to vote.

How do I attend the Annual Meeting?

This year’s Annual Meeting will once again be a virtual only meeting conducted solely via live webcast.

To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/NAVI2024 and enter the sixteen-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card. The live webcast will begin at 8:00 a.m. EDT on Thursday, May 23, 2024. We encourage you to access the virtual meeting platform at least 15 minutes prior to the start time. If you do not have a sixteen-digit control number, you will still be able to access the webcast as a guest, but will not be able to vote your shares or ask a question during the meeting.

We believe the virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Further instructions on how to attend and participate in the Annual Meeting, including how to demonstrate proof of stock ownership, will be posted on the virtual meeting website.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. Technical support will be available on the virtual meeting platform beginning at 7:00 a.m. EDT on the day of the meeting and will remain available until thirty minutes after the meeting has finished.

Why did I receive a “Notice Regarding the Availability of Proxy Materials”?

Navient furnishes proxy materials to its shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we save money and reduce our environmental impact. On or about April 11, 2024, Navient will mail a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to certain of the Company’s shareholders. The Notice of Internet Availability contains instructions on how to access Navient’s proxy materials and vote online or vote by telephone. The Notice of Internet Availability also contains a 16-digit control number that you will need to vote your shares. If you previously chose to receive Navient’s proxy materials electronically, you will continue to receive access to these materials via an e-mail that provides electronic links to these documents unless you elect otherwise.

2024 Proxy Statement	17

How do I request paper copies of the proxy materials?

You may request paper copies of the proxy materials for the Annual Meeting by following the instructions included on your Notice of Internet Availability or listed at www.proxyvote.com, by telephoning 1-800-579-1639, or by sending an e-mail to sendmaterial@proxyvote.com.

What is the difference between holding shares as a beneficial owner in street name and as a shareholder of record?

If your shares are held in street name through a broker, bank, trustee or other nominee, you are considered the beneficial owner of those shares. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares. Without your voting instructions, your broker, bank, trustee or other nominee may only vote your shares on proposals considered to be routine matters. The only routine matter being considered at the Annual Meeting is Proposal 2 (relating to the ratification of the independent registered public accounting firm). Proposals 1, 3 and 4 are considered non-routine matters. For non-routine matters, your shares will not be voted without your specific voting instructions. We encourage you to vote your shares.

 If your shares are registered directly in your name with Navient’s transfer agent, Computershare, you are considered to be a shareholder of record with respect to those shares. As a shareholder of record, you have the right to grant your voting proxy directly to Navient’s Board of Directors or to a third party, or to vote at the Annual Meeting.

What if I hold my shares in street name and I do not provide my broker, bank, trustee or other nominee with instructions about how to vote my shares?

You may instruct your broker, bank, trustee or other nominee on how to vote your shares using any of the methods described above. If you do not provide them with instructions on how to vote your shares prior to the Annual Meeting, they will have discretionary authority to vote your shares only with respect to routine matters. Only Proposal 2 (relating to the ratification of the independent registered public accounting firm) is considered to be a routine matter, and your broker, bank, trustee or other nominee will not have discretion to vote your shares with respect to Proposals 1, 3 or 4. If you do not give your instructions on how to vote your shares on Proposals 1, 3 or 4, your shares will then be referred to as “broker non-votes” and will not be counted in determining whether Proposals 1, 3 or 4 are approved. Please participate in the election of directors and vote on all the proposals by returning your voting instructions to your broker, bank, trustee or other nominee.

How do I vote shares of Common Stock held in my 401(k) Plan?

If you participate in the Navient 401(k) Savings Plan, you may vote the number of shares equivalent to your interest in the plan’s company stock fund, if any, as credited to your account on the record date. You will need to instruct the 401(k) Savings Plan trustee by telephone, internet or by mail on how to vote your shares. Voting instructions must be received no later than 5:00 p.m., Eastern Daylight Time, on May 22, 2024. If you own shares through the Navient 401(k) Savings Plan and do not provide voting instructions with respect to your plan shares, the trustee will vote your plan shares on each proposal in the same proportion as other plan shares are being voted.

2024 Proxy Statement	18

How do I vote?

Navient encourages shareholders to vote in advance of the Annual Meeting, even if you plan to attend the Annual Meeting. You may vote in one of the following ways:

VOTE BY INTERNET BEFORE THE MEETING

Vote your shares at www.proxyvote.com. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 22, 2024. Please have your Notice of Internet Availability or proxy card available when you log on.

If you hold shares directly in your name as a shareholder of record, you may either vote or be represented by another person at the Annual Meeting by executing a legal proxy designating that person as your proxy to vote your shares. If you hold your shares in a street name, you must obtain a legal proxy from your broker, bank, trustee or other nominee and present it to the inspector of elections with your ballot to be able to vote at the Annual Meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com

VOTE BY PHONE

Call the toll-free number (1-800-690-6903). You may call this toll-free telephone number, which is available 24-hours a day, and follow the pre-recorded instructions. Please have your Notice of Internet Availability or proxy card available when you call. If you hold your shares in street name, your broker, bank, trustee or other nominee may provide you additional instructions regarding voting your shares by telephone. Votes submitted telephonically must be received by 11:59 p.m., Eastern Daylight Time, on May 22, 2024.

VOTE BY MAIL

If you hold your shares in a street name through a broker, bank, trustee or other nominee and want to vote by mail, you must request paper copies of the proxy materials. Once you receive your paper copies, you will need to complete, sign and date the voting instruction form and return it in the prepaid return envelope provided. Your voting instruction form must be received no later than the close of business on May 22, 2024.

VOTE BY INTERNET DURING THE MEETING	Go to www.virtualshareholdermeeting.com/NAVI2024 Vote must be submitted by the close of polls during the Annual Meeting.

2024 Proxy Statement	19

How do proxies work?

Navient’s Board of Directors is requesting your proxy. Giving your proxy means that you authorize the persons named as proxies therein to vote your shares at the Annual Meeting in the manner you specify in your proxy (or to exercise their discretion as described herein). If you hold your shares as a record holder and sign and return a proxy card but do not specify how to vote on a proposal, the persons named as proxies will vote your shares in accordance with the Board of Directors’ recommendations. The Board of Directors has recommended that shareholders vote:

•	“FOR” the election of each of the director nominees named in Proposal 1;

•	“FOR” ratification of the appointment of Navient’s independent registered public accounting firm, as set forth in Proposal 2;

•	“FOR” approval, on a non-binding advisory basis, of the compensation paid to our named executive officers as set forth in this proxy statement as Proposal 3; and

•	“FOR” approval of the Navient Corporation 2024 Omnibus Incentive Plan to replace the expiring 2014 Omnibus Incentive Plan, as set forth in Proposal 4.

Giving your proxy also means that you authorize the persons named as proxies to vote on any other matter properly presented at the Annual Meeting in the manner they determine is appropriate. Navient does not know of any other matters to be presented at the Annual Meeting as of the date of this proxy statement.

Can I change my vote?

Yes. If you hold your shares as a record holder, you may revoke your proxy or change your vote at any time prior to the final tallying of votes by:

•	Delivering a written notice of revocation to Navient’s Corporate Secretary at the Office of the Corporate Secretary, Navient Corporation, 13865 Sunrise Valley Drive, Herndon, Virginia 20171;

•	Submitting another timely vote via the Internet, by telephone or by mailing a new proxy (following the instructions listed under the “How do I vote?” section above); or

•	If you are eligible to vote during the Annual Meeting, you also can revoke your proxy or voting instructions and change your vote during the Annual Meeting by logging into the website at www.virtualshareholdermeeting.com/NAVI2024 and following the voting instructions.

If your shares are held in street name, you need to contact your broker, bank, trustee or nominee for instructions on how to revoke or change your voting instructions. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of quorum at the Annual Meeting.

What constitutes a quorum?

A quorum of shareholders is necessary to transact business at the Annual Meeting. A quorum will exist when the holders of a majority of the shares of Common Stock entitled to vote are deemed present or represented by proxy, including proxies on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes will be counted in determining whether a quorum exists.

2024 Proxy Statement	20

What vote is necessary to approve each matter to be voted on at the Annual Meeting?

The following table provides a summary of the voting criteria for the Board’s voting recommendations for the matters on the agenda for the 2024 Annual Meeting:

Proposal		Voting Options	Vote Required for Approval	Abstentions	Broker Non-Votes	Broker Discretionary Vote Permitted	Board's Voting Recommendation
1.	Election of Directors	"FOR" or "AGAINST" or “ABSTAIN” from voting	Affirmative vote of the holders of a majority of the votes cast.	NOT COUNTED	NOT COUNTED	NO	FOR the election of each of the director nominees

2.	Ratify the appointment of KPMG LLP as Navient’s independent registered public accounting firm for 2024	"FOR" or "AGAINST" or "ABSTAIN" from voting

Affirmative vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter.

				NOT COUNTED	NOT COUNTED	YES	FOR

3.	Approve, in a non-binding advisory vote, the compensation paid to Navient’s named executive officers	"FOR" or "AGAINST" or "ABSTAIN" from voting

Affirmative vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter.

				NOT COUNTED	NOT COUNTED	NO	FOR

4.	Approve the Navient Corporation 2024 Omnibus Incentive Plan to replace the expiring 2014 Omnibus Incentive Plan	"FOR" or "AGAINST" or "ABSTAIN" from voting

Affirmative vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter.

				NOT COUNTED	NOT COUNTED	NO	FOR

Who will count the vote?

Votes will be tabulated by an independent inspector of elections.

Who can attend the Annual Meeting?

Only shareholders as of the record date, March 25, 2024, or their duly appointed proxies, may attend. No guests will be allowed to attend the Annual Meeting.

2024 Proxy Statement	21

Overview of Proposals

This proxy statement contains four proposals requiring shareholder action, each of which is discussed in more detail below.

•	Proposal 1 requests the election of the director nominees named in this proxy statement to the Board of Directors.

•	Proposal 2 requests ratification of the appointment of KPMG LLP as Navient’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

•	Proposal 3 requests the approval, in a non-binding advisory vote, of the compensation paid to our named executive officers as set forth in this proxy statement.

•	Proposal 4 requests the approval of the Navient Corporation 2024 Omnibus Incentive Plan to replace the expiring 2014 Omnibus Incentive Plan.

2024 Proxy Statement	22

Proposal 1 — Election of Directors

Under the Navient Bylaws (the “Bylaws”), the Board of Directors has the authority to determine the size of the Board of Directors and to fill any vacancies that may arise prior to the next annual shareholder meeting. Although the Board has the authority to change its size at any time, the Board has set the size of our Board at 8, effective as of the Annual Meeting.

On April 4, 2024, Laura S. Unger informed the Board that she would not be standing for reelection to the Board in 2024.  On April 4, 2024, the Company’s Nominations and Governance Committee recommended and the Board of Directors nominated the following directors for election at the Annual Meeting:

Frederick Arnold

Edward J. Bramson

Anna Escobedo Cabral

Larry A. Klane

Michael A. Lawson

Linda A. Mills

Jane J. Thompson

David L. Yowan

Biographical information and qualifications and experience for each nominee appear beginning on the next page. In addition to fulfilling the general criteria for director nominees described in the section titled “Nominations Process,” each nominee possesses experience, skills, attributes and other qualifications that the Board of Directors has determined support its oversight of Navient’s business, operations and structure. These qualifications are discussed beginning on the next page along with biographical information regarding each member of the Board of Directors being nominated, including each individual’s age, principal occupation and business experience during the past five years. Information concerning each director is based in part on information received from him or her and in part from Navient’s records.

All nominees listed above have consented to being named in this proxy statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination to serve as a director, an event that the Board of Directors does not now expect, the Board of Directors may designate a substitute nominee or the persons voting the shares represented by proxies solicited hereby may vote those shares for a reduced number of nominees. If the Board of Directors designates a substitute nominee, persons named as proxies will vote “FOR” that substitute nominee.

Navient’s Bylaws generally provide that the election of a director nominee will be by a majority of the votes cast and voting affirmatively or negatively with respect to the nominee at a meeting for the election of directors at which a quorum is present. Accordingly, a director nominee will be elected to the Board of Directors if the number of shares voted “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee’s election, without regard to abstentions or broker non-votes. Shares that are not voted affirmatively or negatively in the election of directors, including abstentions and broker non-votes, have no direct effect in the election of directors. Those shares, however, are taken into account in determining whether a sufficient number of shares are present to establish a quorum.

If any director nominee fails to receive a majority of the votes cast “FOR” in an uncontested election, that nominee has agreed to automatically tender his or her resignation upon certification of the election results. If such an event were to occur, Navient’s Nominations and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject such nominee’s resignation. The Board of Directors will act on the recommendation of the Nominations and Governance Committee and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results.

2024 Proxy Statement	23

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships
David L. Yowan, 67 Director since March 2017

President and Chief Executive Officer

Navient Corporation

Business Experience:

President and Chief Executive Officer, Navient Corporation – 2023 to present

Executive Vice President and Treasurer, American Express Company — 2006 to 2022

Senior Treasury Management, American Express Company — 1999 to 2006

Senior Vice President, North American Consumer Bank Treasury, Citigroup — 1987 to 1998

Skills, Experience and Qualifications:

Mr. Yowan has been the Company’s President and Chief Executive Officer since May 2023. His extensive experience in consumer financial services including his long tenure with the world’s largest payment card issuer makes him a valuable addition to Navient’s Board of Directors. His insight and experience in risk management, balance sheet management, asset securitization and strategy make him ideally suited to assist our Board in overseeing financial, operational and credit risk management.

2024 Proxy Statement	24

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Linda Mills, 74 Chair of the Board since June 2019 Director since May 2014

President and CEO

Cadore Group LLC

Business Experience:

President and CEO, Cadore Group LLC, a management and IT consulting company — 2015 to present

Corporate Vice President, Operations, Northrop Grumman — 2013 to 2015

Corporate Vice President & President, Information Systems and Information Technology Sectors, Northrop Grumman — 2008 to 2012

Directorships of Other Public Companies:

American International Group, Inc. (NYSE: AIG) — 2015 to present

Chair of the Compensation and Management Resources Committee;

Former member, Audit Committee; Member, Risk Committee

Other Professional and Leadership Experience:

Board Member Emeritus, Smithsonian National Air & Space Museum

Former Member, Board of Visitors, University of Illinois, College of Engineering

Former Senior Advisory Group and Board Member, Northern Virginia Technology Council

Former Board Member, Wolf Trap Foundation for the Performing Arts

Skills, Experience and Qualifications:

Ms. Mills’ extensive experience in leading businesses and operations for large, complex multinational companies brings a valuable perspective to our Board of Directors in the areas of operations, financial management, strategic re-positioning, risk management, technology, federal, state and local government contracting, and cybersecurity risk. Through insights gained as a director on the board of another large, publicly traded corporation in a highly regulated industry, as well as her service on many nonprofit boards, Ms. Mills brings a unique and wide range of valuable strategic and operational perspectives to our Board.

2024 Proxy Statement	25

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Edward Bramson, 73 Vice Chair of the Board since December 2023 Director since May 2022

Partner

Sherborne Investors Management LP

Business Experience:

Partner, Sherborne Investors – 1986-to present

Chief Executive Officer, Electra Private Equity plc –  2015 - 2019

Executive Chairman, F&C Asset Management plc –   2010 - 2013

Chairman and Chief Executive Officer, Nautilus, Inc. –  2007 - 2011

Chairman/Executive Chairman, Spirent Communications  –  plc 2006 - 2010

Chairman/Executive Chairman, Elementis plc  –  2005 - 2007

Executive Chairman, 4imprint Group plc –   2003-2005

Chairman, Ampex Corporation –  1992 - 2007

Skills, Experience and Qualifications:

Mr. Bramson has extensive business experience as a Chief Executive Officer, including seven publicly traded companies in the consumer products, electronics and regulated financial services sectors. He co-founded Sherborne Investors in 1986. The firm manages private and public equity turnaround investments and currently holds approximately 25.87% of the outstanding shares of Navient.  Mr. Bramson has worked successfully with people from diverse backgrounds, and brings to our Board valuable experience in creating long-term value for shareholders.

2024 Proxy Statement	26

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Frederick Arnold, 70 Director since August 2018

Financial Executive

Business Experience:

Chief Financial Officer, Convergex Group, LLC — July 2015 to May 2017

Executive Vice President and Chief Financial Officer, Capmark Financial Group, Inc. — September 2009 to January 2011

Executive Vice President of Finance, Masonite Corporation — February 2006 to September 2007

Executive Vice President, Strategy and Development, Willis North America — 2001 to 2003

Chief Administrative Officer, Willis Group Holdings Ltd. — 2000 to 2001

Chief Financial and Administrative Officer, Willis North America — 2000

Former Directorships of Other Public Companies:

M3-Brigade Acquisition III Corp.

Cyxtera Technologies, Inc.

Valaris plc

Syncora Holdings Ltd.

FS KKR Capital Corp.

Corporate Capital Trust

CIFC Corp.

The We Company

Lehman Commercial Paper Inc.

Other Professional and Leadership Experience:

Chairman, Metropolitan Gaming HoldCo Ltd

Current Chairman of the Board, Lehman Brothers Holdings Inc.

Skills, Experience and Qualifications:

Mr. Arnold spent 20 years as an investment banker primarily at Lehman Brothers and Smith Barney, where he served as managing director and head of European corporate finance. His experience originating and executing mergers and acquisitions and equity financings across a wide variety of industries and geographies, as well as his other board experience, brings a valuable perspective to our Board of Directors. Subsequent to his employment at Lehman Brothers and Smith Barney, Mr. Arnold spent 15 years in various senior financial positions at a number of private equity-owned portfolio companies.

2024 Proxy Statement	27

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Anna Escobedo Cabral, 64 Director since December 2014

Partner

Cabral Group, LLC

Business Experience:

Partner, Cabral Group — 2018 to present

Senior Advisor, Inter-American Development Bank — 2009 to 2018

Treasurer of the United States, U.S. Department of the Treasury — 2004 to 2009

Director, Smithsonian Institution’s Center for Latino Initiatives — 2003 to 2004

CEO, Hispanic Association on Corporate Responsibility — 1999 to 2003

Deputy Staff Director & Chief Clerk, U.S. Senate Committee on the Judiciary — 1993 to 1999

Executive Staff Director, U.S. Senate Republican Conference Task Force on Hispanic Affairs — 1991 to 1999

Other Professional and Leadership Experience:

Member, Diversity Advisory Committee, Comcast NBCU

Member, NACD Center for Inclusive Governance Advisory Council

Chair, Jessie Ball duPont Fund

Chair, BBVA Microfinance Foundation Board

Treasurer, Lideramos

Former Chair, Financial Services Roundtable Retirement Security Council

Former Member, Providence Hospital Foundation Board

Former Member, American Red Cross Board of Directors

Former Member, Sewall Belmont House Board of Directors

Former Member, Martha’s Table Board of Directors

Skills, Experience and Qualifications:

Through her vast experience in public policy, government, public affairs, corporate social responsibility, international development, and financial literacy, as well as her experience as a chief operating officer in the nonprofit sector, Ms. Cabral provides our Board with key insights on our inclusion, diversity and equity initiatives and provides judgment regarding regulatory policy and the political and legislative process.

2024 Proxy Statement	28

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Larry A. Klane, 63 Director since May 2019

Co-Founding Principal

Pivot Investment Partners LLC

Business Experience:

Co-Founding Principal, Pivot Investment Partners LLC – 2014 to present

Global Financial Institutions Leader, Cerberus Capital Management — 2012 to 2013

Chair, Korea Exchange Bank — 2010 to 2012

CEO, Korea Exchange Bank — 2009 to 2012

President of Global Financial Services, Capital One — 2000 to 2008

Managing Director, Bankers Trust/Deutsche Bank — 1994 to 2000

Directorships of Other Public Companies:

The Real Brokerage, Inc. (Nasdaq: REAX) — June 2020 to present

Former Directorships of Other Public Companies:

VeriFone Systems, Inc.

Korea Exchange Bank

Aozora Bank Ltd.

Bottomline Technologies, Inc.

Other Professional and Leadership Experience:

Director, Goldman Sachs Bank USA

Former Director, Nexi Group S.p.A.

Former Director, Ethoca Limited

Skills, Experience and Qualifications:

Mr. Klane brings an important strategic and operational perspective to our Board given his extensive background in financial services and payment services, including his service in various leadership positions in the financial services industry.

2024 Proxy Statement	29

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Michael A. Lawson, 70 Director since August 2021

Partner

Ellis George LLP

Business Experience:

Partner, Ellis George LLP – 2024 to present

President and CEO, Los Angeles Urban League – 2017 to 2023

U.S. Ambassador, Council of the International Civil Aviation Organization, a United Nations agency — 2013 to 2017

President, Board of Airport Commissioners — 2008 to 2011

Partner, Skadden, Arps, Slate, Meagher & Flom — 1980 to 2011

Other Professional and Leadership Experience:

Member, Board of Directors, Southern California Public Radio 2020

Member, Board of Directors, The United Way of Greater Los Angeles

Member, Board of Directors, The Pacific Council on International Policy

Former Member, Board of Airport Commissioners, Los Angeles World Airports

Former Member, Board of Trustees of the California State Teachers’ Retirement System

Former Chair, Oversight Board for the Community Redevelopment Agency for the City of Los Angeles

Former Member, Board of Trustees, Morehouse College, Atlanta GA

Former Member, Board of Trustees, Loyola Marymount University, Los Angeles

Former Chair/Member, Constitutional Rights Foundation

Former Vice Chair/Member, Board of Directors, Performing Arts Center of Los Angeles County/The Music Center

Former Member, Board of Directors, Music Center Foundation

Former Member, Western Regional Selection Panel for the White House Fellow Program

Former Member, Board of Directors, The Advancement Project

Skills, Experience and Qualifications:

Mr. Lawson brings experience to our Board and the Compensation and Human Resources Committee as a result of his extensive background in the area of executive compensation and benefits. Mr. Lawson also possesses extensive experience in structured finance and proxy contests.

2024 Proxy Statement	30

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Jane J. Thompson, 72 Director since March 2014

Chief Executive Officer

Jane J. Thompson Financial Services LLC

Business Experience:

Chief Executive Officer, Jane J. Thompson Financial Services LLC, a management consulting firm — 2011 to present

President, Financial Services, Walmart Stores, Inc. — 2002 to 2011

Executive Vice President, Credit, Home Services, Online and Corporate Planning,

Sears, Roebuck and Co. — 1988 to 1999

Consultant/Partner, McKinsey & Company — 1978 to 1988

Directorships of Other Public Companies:

CompoSecure, Inc. (Nasdaq: CMPO) — 2021 to present

Katapult Holdings, Inc. (Nasdaq: KPLT) — 2022 to present

Former Directorships of Other Public Companies:

Mitek Systems, Inc.

OnDeck Capital, Inc.

Blackhawk Network Holdings, Inc.

VeriFone Systems, Inc.

The Fresh Market

ConAgra Brands

Other Professional and Leadership Experience:

Former Executive Chair, Pangea Universal Holdings, Inc.

Former Member, CFPB Consumer Advisory Board

Former Member, Commercial Club of Chicago

Former Member, Financial Health Network Board

Former Member and Chair, The Chicago Network

Former Member and Board Member, The Economic Club of Chicago

Former Member, Lurie Children’s Hospital of Chicago Board of Trustees

Former Trustee, Bucknell University

Former Member, Corporate Advisory Board, Darden Graduate School of Business, University of Virginia

Former Member, Corporate Advisory Board, Walton Graduate School of Business, University of Arkansas

Skills, Experience and Qualifications:

Ms. Thompson brings a unique depth and breadth of expertise to our Board of Directors in the areas of consumer behavior, financial services, consumer lending, finance and financial services regulation. She has extensive experience in consumer lending, as well as management experience with large, publicly traded businesses. Combined with other leadership roles in business—including service as a director of several public companies and as a member of various audit, compensation, risk management and governance committees—Ms. Thompson brings valuable insights to our Board in a variety of areas.

2024 Proxy Statement	31

Agreements with the Sherborne Group

On April 14, 2022, Navient Corporation (the “Company”) entered into a Nomination and Cooperation Agreement (as amended by Amendment No. 1 to Nomination and Cooperation Agreement, dated as of December 14, 2023, the “Agreement”), by and among the Company and Sherborne Investors Management LP, Newbury Investors LLC and Edward J. Bramson (collectively, the “Sherborne Group”). The Agreement included various terms, conditions and provisions, including those pursuant to which Mr. Bramson was nominated and elected as a member of the board of directors of the Company (the “Board”) and other terms applicable during the “Covered Period.”  The Covered Period ends on the date that is the later of (i) the earlier of (a) the closing of the 2024 annual meeting of stockholders of the Company and (b) 5:00 p.m. Eastern Time on June 30, 2024 and (ii) the date that is twenty (20) business days following the date Mr. Bramson ceases to be a member of the Board.  Therefore, assuming Mr. Bramson is reelected to the Board, the terms and conditions contained in the Agreement will continue to be in effect. Mr. Bramson, while serving as a member of the Board, is required to (i) meet all applicable director independence and other requirements of the Company, of stock exchange listing standards and of the Securities and Exchange Commission and related securities laws and regulations, (ii) be qualified to serve as a director under the Delaware General Corporation Law and (iii) comply with Company policies, guidelines and codes of conduct applicable to non-management directors.

If the Sherborne Group (which currently holds approximately a 25.87% ownership position in the Company, as of March 1, 2024) ceases to hold at least 10.0% of the Company’s common stock, the Agreement requires Mr. Bramson to offer his resignation from the Board. Such offer of resignation would also be required in certain other circumstances set forth in the Agreement.

Under the Agreement, the Sherborne Group is subject to various restrictions, including, among other things, limitations on proposing or engaging in certain extraordinary transactions and other matters involving the Company and prohibitions on the Sherborne Group acquiring more than 20.0% of the Company’s outstanding shares other than as a result of share repurchases undertaken by the Company. The Agreement also prohibits the Sherborne Group from engaging in proxy solicitations and certain other stockholder-related matters and proposals, forming groups with other investors, disposing of its shares to a third party who, to the Sherborne Group’s knowledge, would subsequently own 5.0% or more of the Company’s outstanding shares outside of open market broker sale transactions or transactions approved by the Board, engaging in short sales of Company shares, and making certain statements regarding the Company and on certain interactions with third parties and employees of the Company. The Sherborne Group has agreed to vote its shares as set forth in the Agreement, including with respect to board elections. Certain non-disparagement provisions also apply to the Company and to the Sherborne Group under the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the complete agreements included as Exhibit 99.1 within the Company’s Current Report on Form 8-K, filed with the SEC on April, 18, 2022, and Exhibit 10.1 within the Company’s Current Report on Form 8-K, filed with the SEC on December 15, 2023, each incorporated herein by reference.

2024 Proxy Statement	32

Corporate Governance

Role and Responsibilities of the Board of Directors

The Board of Directors believes strong corporate governance is critical to achieving Navient’s performance goals, enhancing shareholder value, and maintaining the trust and confidence of investors, employees, regulatory agencies and other stakeholders.

The primary responsibilities of the Board of Directors are to:

•	Review Navient’s long-term strategies and set long-term performance metrics;

•	Review and approve Navient’s annual business plan and multi-year strategic plan, regularly review performance against such plans and ensure alignment between the Company’s actions and its longer-term strategic objectives;

•	Review risks affecting Navient and its processes for managing those risks, and oversee management performance with regard to various aspects of risk management, compliance and governance;

•	Select, evaluate and compensate the Chief Executive Officer;

•	Plan for succession of the Chief Executive Officer and other members of the executive management team;

•	Review and approve major transactions;

•	Through its Audit Committee, select and oversee Navient’s independent registered public accounting firm;

•	Oversee financial matters, including financial reporting, financial controls and capital allocation;

•	Recommend director candidates for election by shareholders and plan for the succession of directors; and

•	Evaluate the Board’s composition, succession, and effectiveness.

Board Governance Guidelines

The Board of Directors’ Governance Guidelines (the “Guidelines”) are reviewed, at least annually, by the Nominations and Governance Committee. The Guidelines can be found at on our website at https://navient.com/investors/corporate-governance and a written copy may be obtained by contacting the Corporate Secretary at corporatesecretary@navient.com. The Guidelines, along with Navient’s Bylaws, embody the following governance practices, among others:

•	A majority of the members of the Board of Directors must be independent directors and all members of the Audit, Compensation and Human Resources, and Nominations and Governance Committees must be independent.

•	All directors stand for re-election each year and must be elected by a majority of the votes cast in uncontested elections.

•	No individual is eligible for nomination to the Board after the earlier of (i) their 75th birthday or (ii) after having served in the aggregate more than 15 years on the Board.

•	The Board of Directors has separated the roles of Chair of the Board and CEO, and an independent, non-executive director serves as Chair.

2024 Proxy Statement	33

•	Independent members of the Board of Directors and its committees meet in executive session, outside the presence of management or the CEO during each scheduled Board or committee meeting. The Chair of the Board (or the applicable committee chair) presides over these sessions.

•	Navient maintains stock ownership and retention guidelines for directors and executive officers and has a policy prohibiting the hedging or pledging of its stock.

•	The Board of Directors and each committee conduct performance reviews annually through a combination of online questionnaires and individual director interviews.

•	The Board of Directors and its committees may engage their own advisors.

The Nominations and Governance Committee routinely conducts an assessment of director skillsets in light of the Company’s present and future businesses to ensure Board effectiveness. The Chair of the Board and the Chair of the Nominations and Governance Committee also meet with each director on an annual basis to assess Board effectiveness and engage in discussions regarding Board succession planning and director recruiting.

Board Leadership Structure

The Board of Directors has separated the roles of Chair of the Board of Directors and Chief Executive Officer, and the Board continues to believe that this structure properly balances the Board’s management and governance responsibilities. The Board of Directors also believes that its leadership structure has created an environment of open, transparent communication between the Board and management, enabling the Board to maintain an active, informed role in oversight by being able to monitor those matters that may present significant risks to Navient.

While it is the opinion of the Board of Directors that its leadership structure is appropriately balanced between promoting Navient’s strategic development with the Board’s management oversight function, in the future, when the Board contemplates either CEO succession or Board Chair succession, it may choose to change this governance structure.

Board Succession Planning

Our Board Governance Guidelines provide that no individual is eligible for nomination to the Board after the earlier to occur of (i) their 75th birthday or, (ii) after they have served more than 15 years on the Board.1 The Board actively engages in succession planning and director recruiting to ensure that the size of the Board and the skills of the directors continue to align with our business strategy and the environments in which we operate. Each year, the Chair of the Board and the Chair of the Nominations and Governance Committee meet with each director to engage in discussions regarding Board evaluation. The Board also discusses succession planning and director recruiting as part of the Committee and Board’s regular agenda. In recruiting new directors, the Board seeks to achieve a diversity of gender, age, race, ethnicity, perspectives, thought and experience. The Nominations and Governance Committee, in consultation with the Board, has developed an informal succession plan to address Board vacancies as they arise.

Management Succession Planning

We have succession plans and talent management programs in place for our Chief Executive Officer and for our team of senior executives. Our senior management succession planning process is an organization-wide practice designed to proactively identify, develop and retain the leadership that is critical for future business success. We also look to promote diversity within our management team—in terms of gender, race, ethnicity, thought, perspectives and other factors—as part of the management succession planning process.

___________________________

1 Our Board Governance Guidelines state: “The Board has determined that non-employee directors will not be nominated for election to the Board after the earlier to occur of (i) their 75th birthday, or (ii) the 15th anniversary of their appointment to the Board. Notwithstanding the preceding sentence, the Board may nominate non-employee directors who have served past their term limit or whose age exceeds the age limit in special circumstances, such as to avoid the simultaneous departure of multiple non-employee directors.”

2024 Proxy Statement	34

The succession plan for our Chief Executive Officer is reviewed regularly by the Compensation and Human Resources Committee and the other independent directors. The plan identifies a “readiness” level for each internal candidate and also incorporates the flexibility to define an external hire as a succession option. Formal succession planning for the rest of our senior leaders is also an ongoing process, which includes identifying a readiness level for each potential internal candidate and strategically planning for external hires for positions where gaps, if any, are identified.

Our emergency CEO succession plan is intended to respond to an immediate and unexpected position vacancy, including resulting from a major catastrophe. The plan allows the Company to continue safe and sound operation and minimizes potential disruption or loss of continuity to business and operations.

Director Independence

For a director to be considered independent, the Board of Directors must determine that the director does not have any direct or indirect material relationship with Navient that would interfere with the director’s exercise of independent judgment or that would render the director incapable of making a decision with only the best interests of the Company in mind. The Board of Directors has adopted the Guidelines, which include the standards for determining director independence. In addition to Delaware law requirements, the Guidelines conform to the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Nasdaq listing standards. The Guidelines can be found at www.navient.com under “Investors, Corporate Governance” and a written copy may be obtained by contacting the Corporate Secretary at corporatesecretary@navient.com.

At the end of 2023, the Board of Directors was comprised of 9 members, 8 of whom were affirmatively determined to be independent. The independent members of the Board of Directors at the end of 2023 were:  Frederick Arnold; Edward Bramson; Anna Escobedo Cabral; Larry A. Klane; Michael A. Lawson; Linda A. Mills; Jane J. Thompson; and Laura S. Unger2. During 2023, and again in 2024, the Board of Directors determined that each of these individuals met the Nasdaq listing standards and Navient’s own director independence standards. In addition, during 2023 and again in 2024, the Board of Directors considered transactions and relationships between each director and any member of his or her immediate family on one hand, and Navient, on the other, to confirm that there were no transactions or relationships that would impair such director’s independence. Mr. Yowan was determined not to be independent among Navient’s current Board of Directors.

Each member of the Board of Directors’ Audit, Compensation and Human Resources, and Nominations and Governance Committees is independent within the meaning of the Nasdaq listing standards, Rule 10A-3 of the Exchange Act and Navient’s own director independence standards. Mr. Bramson does not serve on any committees of the Board.

Board of Directors Meetings and Attendance at Annual Meeting

The full Board of Directors met 17 times in 2023. Each of our incumbent directors attended at least 92% of the total number of Board and committee meetings during his or her tenure on the Board and applicable committees, with the average attendance across all our incumbent directors being 100% in 2023. All directors (other than Laura S. Unger) attended the Company’s 2023 annual meeting of shareholders.

Committee Membership

The Board of Directors has established the following standing committees to assist in its oversight responsibilities: an Audit Committee, a Compensation and Human Resources Committee, a Nominations and Governance Committee, a Risk Committee, and an Executive Committee. Each standing committee is governed by a Board-approved written charter, which is evaluated annually, and which sets forth the respective committee’s functions and responsibilities. Membership of each of the committees is also changed as part of a regular rotation. Investors may find the current membership of the Board’s standing committees at https://www.navient.com/investors/corporate-governance/.

_____________________________

2 In April 2024, Ms. Unger informed the Board that she would not be standing for reelection to the Board for 2024.  Ms. Unger will remain on the Board until the Annual Meeting.

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In 2021, as part of the Board’s regular governance practice, an 18-month work-plan was created for each of the charters of the Audit, Compensation and Human Resources, Nominations and Governance, and Risk Committees so that the responsibilities of each committee would be addressed at appropriate times throughout the year. These work-plans were reviewed in 2023 and will also be reviewed and revised as a matter of course in 2024. Agendas for committee meetings are developed based on each committee’s work-plan together with other current matters the Board chair, the committee chair or management believes should be addressed at the meeting. The chair of each committee provides regular reports to the Board of Directors regarding the subject of the committee’s meetings and any committee actions.

The following table sets forth the membership and number of meetings held for each committee of the Board of Directors during 2023. This table reflects the membership of each committee as of December 31, 2023. It is the practice of the Board to hold its regular committee meetings in conjunction with the regular meetings of the Board. Given the Audit Committee’s responsibilities relating to our financial statements and financial reporting, it is expected that the Audit Committee will meet more often than the other committees.

	Audit Committee	Compensation and Human Resources Committee	Executive Committee	Risk Committee	Nominations and Governance Committee
Frederick Arnold	X			X
Anna Escobedo Cabral (1)	CHAIR		X		X
Larry A. Klane		X	X	CHAIR
Michael A. Lawson	X	X
Linda A. Mills			CHAIR
Jane J. Thompson		CHAIR	X		X
Laura S. Unger (2)			X	X	CHAIR
David L. Yowan (3)			X
Number of Meetings in 2023	9	8	4	4	7

Chair = Committee Chair

X = Committee Member

(1)	Ms. Cabral served on the Compensation and Human Resources Committee until she became a member and Chair of the Audit Committee on May 15, 2023.
(2)

Ms. Unger is not standing for reelection to the Board in 2024. Ms. Unger will remain as Chair of the Nominations and Governance Committee until the Annual Meeting on May 23, 2024. It is anticipated that the Board will realign the membership and leadership of the Board Committees after the Annual Meeting.

(3)	Mr. Yowan served on the Audit Committee and the Risk Committee until he became the CEO of Navient on May 15, 2023.

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. During 2023, the Audit Committee, as set forth in its charter, assisted the Board of Directors in fulfilling its responsibilities by providing oversight relating to: (1) the integrity of Navient’s financial statements; (2) the Company’s system of internal controls; (3) the qualifications, performance and independence of Navient’s independent registered accounting firm; (4) the performance of the Company’s internal audit function; (5) risks related to Navient’s compliance, legal and regulatory matters; and (6) the review of related party transactions. In addition, the Audit Committee reviews the Company’s procedures for the receipt, retention and handling of confidential, anonymous complaints pertaining to accounting, internal accounting controls and auditing matters, including procedures for the periodic review of violations or waivers of compliance with the Company’s Code of Business Conduct, and prepares the report of the Audit Committee for Navient’s annual proxy statement, as required by the SEC. The Board of Directors has determined that Mr. Arnold is the only member of the Audit Committee who qualifies as an audit committee financial expert, as that term is defined under the rules promulgated by the SEC. During 2023, no member of the Audit Committee served on the audit committee of more than three public companies.

Compensation and Human Resources Committee

Pursuant to the provisions of its charter, which can be found on our website in full, the primary responsibilities of the Compensation and Human Resources Committee (also referred to herein as the “Compensation Committee”) during 2023 were to: (1) approve or recommend, as appropriate, compensation, benefits and employment arrangements for Navient’s Chief Executive Officer and certain other executive officers who report to the CEO (collectively “Executive Management”),

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and the independent members of the Board of Directors; (2) review and approve compensation plans, incentive plans and benefit plans applicable to Executive Management; (3) review, approve and administer all equity-based plans of the Company; (4) supervise the administration of employee benefit plans of Navient as required by law or the plan terms or as otherwise appropriate; (5) receive periodic reports regarding the Company’s compensation programs as they relate to all employees; (6) review Navient’s management development and recommend to the Board of Directors succession plans applicable to Executive Management; (7) review and consider current and developing compensation and human resources  related topics as appropriate, including performance management, leadership development, turnover and retention, diversity, and employee engagement; (8) review Navient’s strategy for promoting diversity, equity and inclusion in the workplace; and (9) prepare the report of the Compensation Committee for inclusion in this proxy statement, as required. The Compensation Committee also reviews the report of management on the potential risks arising from Navient’s compensation policies and practices to determine whether such policies and practices are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee considers executive officer and director compensation on an annual basis. In January or February of each year, after consultation with the independent chair and other independent directors, as well as its independent consultant, if one has been retained, the Compensation Committee approves the compensation of the Chief Executive Officer and Executive Management. At that time, the Compensation Committee also makes a recommendation to the Board of Directors regarding director compensation. The Compensation Committee reviews executive compensation as described in the “Compensation Discussion and Analysis” section of this proxy statement. In addition, throughout the year, the Compensation Committee considers executive compensation consistent with its responsibilities, as warranted by any personnel changes.

Risk Committee

During 2023, the Risk Committee assisted the Board of Directors, as required by its charter, by providing oversight with respect to: (1) the Company’s Enterprise Risk Management policy, standards and program; (2) material corporate finance matters, including investments, mergers and acquisitions, capital management, financing and funding strategy; (3) technology operations and business continuity; (4) marketing and product development; (5) asset quality and other components of the Company’s lending programs; and (6) the Company’s information security program and cybersecurity. The Risk Committee also reviewed the financial risk profile of Navient, including capital market access, credit, interest rate, currency and programmatic/contractual risks and reviewed with management steps to manage those risks.

Nominations and Governance Committee

In accordance with its charter, the Nominations and Governance Committee assists the Board of Directors in establishing appropriate standards for the governance of Navient, the operations of the Board of Directors generally and the qualifications of directors. It recommends to the Board of Directors the director nominees for the annual meeting of shareholders; oversees the orientation of new directors and the ongoing education of the Board; recommends director assignments to the Board’s standing committees; oversees the Company’s reputational and political risks, including environment, social and governance (“ESG”) risks; supervises the Board’s self-evaluation and succession process; and reviews and recommends changes to the Board’s Governance Guidelines. Additionally, the Nominations and Governance Committee routinely benchmarks the Company’s governance practices against industry best practices and makes appropriate changes when necessary.

Each of the Committees’ charters is available at www.navient.com under “Investors, Corporate Governance.” Shareholders may obtain a written copy of a committee charter by contacting the Corporate Secretary at corporatesecretary@navient.com or Navient Corporation, 13865 Sunrise Valley Drive, Herndon, VA  20171.

Executive Committee

Since its creation, membership of the Executive Committee has included the committee chairs, the Chief Executive Officer and the Board chair. Under its charter, the Executive Committee has authority to act on behalf of the Board of Directors when the full Board of Directors is not available and oversees the allocation of risk oversight responsibilities among Board committees. In conjunction with the Audit Committee, it also reviews with management the Company’s quarterly earnings and press releases.

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Compensation Consultant and Independence

During 2023 and again in 2024, the Compensation Committee retained Pearl Meyer as its independent compensation consultant (the “Compensation Consultant”).

The Compensation Consultant reported directly to the Compensation Committee, and the Compensation Committee retained authority to replace the Compensation Consultant or hire additional consultants at any time. A representative from the Compensation Consultant participated in meetings of the Compensation Committee and met with the committee without the presence of management, as requested, and directly communicated with the Chair of the Compensation Committee between meetings. However, the Compensation Committee made all decisions regarding the compensation paid to Navient’s named executive officers.

The Compensation Consultant provided various executive compensation services to the Compensation Committee pursuant to a written consulting agreement with the Compensation Committee. Generally, these services included advising the Compensation Committee, as requested, on the principal aspects of Navient’s executive and director compensation programs, assisting in the selection of the compensation peer group, providing market information and analysis regarding the competitiveness of our compensation, reviewing Navient’s executive compensation disclosures, and informing the Committee about emerging compensation-related regulatory and industry issues.

During 2023, and again in 2024, the Compensation Committee considered the independence of the Compensation Consultant under SEC rules and Nasdaq listing standards. The Compensation Committee received a written statement of independence from the Compensation Consultant, which addressed the following factors: (1) other services provided to  the Company by the Compensation Consultant; (2) fees paid by the Company as a percentage of the Compensation Consultant’s total revenues; (3) policies or procedures maintained by the Compensation Consultant designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and any member of the Compensation Committee; (5) any Navient Common Stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the Compensation Consultant or the individual consultants involved in the engagement. The Compensation Committee reviewed these considerations and concluded that the work of the Compensation Consultant did not raise any conflicts of interest. For more information on the Compensation Committee and the Compensation Consultant, please see the “Compensation Discussion and Analysis” section in this proxy statement.

Compensation Committee Interlocks and Insider Participation

Ms. Thompson, Mr. Klane and Mr. Lawson were members of the Compensation Committee during the full fiscal year 2023. Ms. Cabral was a member of the Compensation Committee until May 2023.  All members of the Compensation Committee were independent directors, and no member was an employee or former employee of Navient or its affiliates. During fiscal year 2023, none of Navient’s executive officers served on a compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Compensation Committee.

The Board of Directors’ Role in Risk Oversight

Our Board of Directors has the ultimate responsibility for risk oversight under Navient’s Enterprise Risk Management (“ERM”) philosophy and framework. In carrying out this critical responsibility, the Board has designated the Risk Committee as having primary responsibility to assist the Board in the development, maintenance and governance of the company’s ERM policy, standards and program. Other standing committees of the Board are charged with overseeing specific enterprise risks, as described below. The Board and its standing committees are responsible for ensuring we adhere to established risk tolerances and parameters that form a cornerstone of our ERM framework.

The Board has delegated day-to-day responsibility for risk oversight to our Chief Executive Officer and senior management team, who in turn have established the following management committees to implement this directive:  Enterprise Risk and Compliance Committee, Credit and Loan Loss Committee, Asset and Liability Committee, and Incentive Compensation Plan Committee. These internal management committees, described in more detail below, provide regular reports to the Board and its standing committees—either directly or through one or more senior executives. The overall risk governance structure is illustrated below:

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The Nominations and Governance Committee regularly reviews the composition and membership of each standing committee of the Board and makes recommendations to the Board. Outside of the SEC and Nasdaq requirements for eligibility to serve on certain committees, such as the Audit Committee and the Compensation and Human Resources Committee, the Nominations and Governance Committee actively considers each committee’s responsibilities, as outlined in its charter, as well as individual director skillsets when deciding which directors will serve on specific standing committees.

Risk Appetite Framework

Navient employs a Risk Appetite Framework to identify the most significant risks that could impact our business and provides the process for evaluating and quantifying those risks. The Risk Appetite Framework defines the type and degree of risk Navient is able and willing to assume, given its business objectives, contractual and other legal requirements, and obligations to stakeholders. As noted below, our Risk Appetite Framework segments enterprise risk into nine enterprise risk domains.

Enterprise Risk Domains

Our Risk Appetite Framework segments Navient’s enterprise risks across nine enterprise risk domains: (1) Credit; (2) Market; (3) Funding and Liquidity; (4) Compliance; (5) Legal; (6) Operational; (7) Reputational and Political; (8) Governance; and (9) Strategy. These risk domains are disclosed in our Form 10-K and proxy statements filed with the SEC. As noted above, our Board of Directors has the ultimate responsibility for risk oversight for Navient’s ERM framework.

The Board has assigned oversight responsibility for each risk domain to one or more of its standing committees. These risk oversight responsibilities are spelled out in each standing committee’s charter. Investors can find the charter of each committee on our website at https://www.navient.com/investors/corporate-governance/.

Each of the enterprise risk domains is described below, along with the standing committee(s) responsible for risk oversight.

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Enterprise Risk Domain	Board Committee	Risk Description
Credit	Risk Committee	Risk resulting from an obligor's failure to meet the terms of any contract with the Company or otherwise fail to perform as agreed.
Market	Risk Committee	Risk resulting from changes in market conditions, such as interest rates, spreads, commodity prices or volatilities.
Funding and Liquidity	Risk Committee	Risk arising from the Company's inability to meet its obligations when they come due without incurring unacceptable losses.
Compliance	Audit Committee	Risk arising from violations of, or non-conformance with, laws, rules, regulations, prescribed practices, internal policies, and procedures, or ethical standards.
Legal	Audit Committee

Risk manifested by claims made through the legal system, including litigation brought against the Company. Legal risk may arise from a product, a transaction, a business relationship, property (real, personal, or intellectual), employee conduct, or a change in law or regulation.

Operational	Risk Committee / Compensation and Human Resources Committee	Risk resulting from inadequate or failed internal processes, personnel and systems, inadequate product design and testing, or from external events, including cybersecurity risk.
Reputational and Political	Nominations and Governance Committee	Risk from stakeholder perceptions on legal matters, environmental, social and governance matters, our internal code of conduct or other employee misconduct.
Governance	Nominations and Governance Committee	Risk of not establishing and maintaining a control environment that aligns with stakeholder and regulatory expectations, including tone at the top and board performance.
Strategic	Executive Committee	Risk from adverse business decisions or improper implementation of business strategies.

Cybersecurity Risk Oversight

The Board of Directors, through the Risk Committee, plays an important role in overseeing the Company’s cybersecurity risk management. The Risk Committee receives regular briefings from the Company’s Chief Information Security Officer relating to the most recent developments in cybersecurity prevention, detection, response and recovery as well as updates on breaches and exploitations, both successful and unsuccessful, including at other companies.

Additional Risk Oversight Information

Additional information about how we actively manage risk for our stakeholders, including our customers, clients, employees, and shareholders, can be found on the Governance Documents & Reports section of our website at https://www.navient.com/investors/corporate-governance/ in a report titled “Meeting Our Commitment: A Report on How Navient Manages Risk.”

Risk Assessment of Compensation Policies

Navient maintains an internal Incentive Compensation Plan Committee (the “ICP Committee”) that conducts an annual risk review and assessment of the various incentive compensation plans covering our employees—including plans that cover our named executive officers—to ensure that our employees are not incentivized to take inappropriate risks which could impact our financial position and controls, reputation and operations. Our Chief Risk and Compliance Officer, Chief Legal Officer, Chief Audit Officer and Chief Human Resources Officer serve on the ICP Committee, along with other senior business leaders. The ICP Committee presented its annual findings to the Compensation Committee and the Audit Committee in early 2024, and the Compensation Committee determined that the Company’s incentive compensation programs do not encourage or create unnecessary risk-taking, and that the risks arising from the programs are not reasonably likely to have a material adverse effect on the Company. The ICP Committee will continue to monitor our incentive compensation plans, as well as the plan governance structure put in place to mitigate risks associated with the plans, to ensure that our incentive compensation practices properly incentivize our employees and reflect industry best practices.

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Nominations Process

As described earlier in this proxy statement, the Board actively engages in succession planning and director recruiting to ensure that the size of the Board and the skills of the directors continue to align with our business strategy and the environment in which we operate. The Nominations and Governance Committee considers director candidates recommended by shareholders and also receives suggestions for candidates from Board members or third parties. The Nominations and Governance Committee has, from time to time, engaged and may continue, in the future, to engage third-party search firms to assist in identifying director candidates.

Candidates are evaluated based on the needs of the Board of Directors and Navient at that time, given the then-current mix of Board members, their individual skills and experiences relative to the Company’s business strategy, and the Nominations and Governance Committee’s desire to bring additional skills or experiences to the Board. While Navient does not have a formal Board diversity policy, the Board of Directors actively seeks representation that reflects gender, race, ethnic, age and geographic diversity, as well as a diversity of perspectives and experience. The Nominations and Governance Committee, through its charter, is charged with reviewing the composition, skills and diversity of the Board of Directors, and as part of the process, the Nominations and Governance Committee incorporates into the Board of Directors’ annual evaluation process, the opportunity for each Board member to provide input regarding the current and desired composition of the Board of Directors and desired attributes of Board members. The minimum qualifications and attributes that the Nominations and Governance Committee believes a director nominee must possess include:

•	Knowledge of Navient’s business;

•	Proven record of accomplishment;

•	Integrity and sound judgment;

•	Ability to challenge and stimulate management; and

•	Independence.

In addition, the Nominations and Governance Committee believes the Board of Directors collectively should encompass a mix of skills and expertise in the following areas:

•	Finance, including capital allocation;

•	Accounting/audit;

•	Corporate governance;

•	Executive leadership;

•	Information security and cybersecurity;

•	Financial services, including financial technology and innovation;

•	Capital markets;

•	Business operations and operating efficiency;

•	Mergers and acquisitions;

•	Higher education;

•	Consumer credit;

•	Business processing solutions and outsourcing;

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•	Consumer marketing and product development, including customer experience;

•	Government/Regulatory; and

•	Legal.

The Nominations and Governance Committee considers and evaluates candidates recommended by shareholders in the same manner that it considers and evaluates all other director candidates. To recommend a candidate, shareholders should send, in writing, the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Chair of the Nominations and Governance Committee at corporatesecretary@navient.com or c/o Corporate Secretary, Navient Corporation, 13865 Sunrise Valley Drive, Herndon, VA  20171. The shareholder should also include his or her contact information and a statement of his or her share ownership. A shareholder wishing to nominate a candidate must comply with the notice and other requirements described under “Shareholder Proposals for the 2025 Annual Meeting” in this proxy statement.

Proxy Access

The Company will include in its proxy statement and on its form of proxy card, the name of a director nominee submitted by an “Eligible Holder” who provides the information and satisfies the other provisions of the Company’s Bylaws. To qualify as an “Eligible Holder,” a shareholder or a group of no more than 20 shareholders must have continuously owned at least three percent (3%) of the outstanding shares of the Company’s Common Stock entitled to vote in the election of directors for a period of at least three years and thereafter continue to own the shares through the Company’s annual meeting. There are no proxy access board nominees for the 2024 Annual Meeting. A complete version of the Company’s Second Amended and Restated Bylaws can be found on the Corporate Governance page of our website at the following location: https://www.navient.com/investors/corporate-governance/.

Director Orientation and Continuing Education

The Nominations and Governance Committee oversees the orientation of new directors and the ongoing education of the Board. As part of Navient’s director orientation program, new directors participate in one-on-one introductory meetings with Navient business and functional leaders and are given presentations by members of senior management on Navient’s businesses, operations, strategic plans, financial statements, policies and practices. In addition, directors receive education on governance and director fiduciary duties and expectations. Directors may enroll in director continuing education programs on corporate governance and critical issues associated with a director’s service on a public company board. Navient makes an annual stipend available to each director towards the expenses of these programs. Our senior management meets regularly with the Board and meets annually to review with the Board the operating plan of the Company and each of our strategic business groups. The Board also regularly participates in full Board educational programs.

Our Commitment to Environment, Social and Governance

We recognize the importance of Environmental, Social and Governance (“ESG”) considerations to our investors. Highlights of our commitment and approach to ESG matters are described below. Additional information appears on the Social Responsibility section of our website and in our Corporate Social Responsibility report at https://navient.com/social-responsibility.

Environment

Navient is committed to a sustainable future. We leverage technologies that minimize energy use in our office buildings and promote widespread adoption of “paperless” digital customer communications and payment processes. Navient prioritizes the usage of power-saving features in our buildings to reduce energy usage. Energy efficiency and reducing carbon dioxide (CO2) and CO2 equivalents are among the many factors considered in our real estate decisions.

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Our Employees, Our Customers and Our Communities

We are committed to creating a workplace where employees are welcomed and respected for who they are as individuals and offered meaningful work and fair compensation. We believe that our employees and workplace thrive when we are authentically inclusive. We grow and innovate the best when we embrace a rich diversity that reflects the customers and communities we serve.

Through our inclusion, diversity and equity strategy, our employees lead and participate in initiatives such as our Inclusion, Diversity & Equity Council and education and awareness campaigns. Our voluntary, staff-led Employee Resource Groups enable individuals to connect based on their common interests, develop leadership skills, and promote a culture of inclusion and opportunity for all. To attract a diverse population of potential employees, Navient markets open positions through over 100 diversity job boards, extensive national, state, and community-based alliances, and job banks across the country. Further, our Compensation and Human Resources Committee reviews the report of management on our inclusion, diversity and equity efforts as well as the resulting actions and progress made on such efforts at a minimum of once each year and considers such efforts in the setting of annual goals for our executive officers as further described in the “Compensation Discussion and Analysis” section of this proxy statement.

Our mission is to enhance the financial success of our clients and customers, and our products and practices help promote opportunity and success. We leverage human-centered design, research insights, and customer feedback to design products and services that efficiently and effectively meet client needs. For example, our free digital tools empower people to find scholarships and compare financial aid offers. We support our business clients to improve customer experience, achieve financial goals and help deliver essential public services.

We support the communities where we live and work. Building on our focus to help people along the path to financial success, the Navient Community Fund supports organizations that address the root causes that limit financial success for all Americans. Through fundraising and volunteer efforts, our team gives back to our local communities and supports a variety of nonprofit organizations serving thousands of families each year. We offer up to four hours of paid time off per month to empower employees to volunteer for Navient-supported nonprofit organizations in their community. Employees have used this time to get involved in a variety of community activities such as reading books to kids, participating in blood drives, building homes, and collecting food and school supplies for families in need.

Governance

We are proud of our best-in-class governance practices—described in this proxy statement—and our leadership in board diversity. We have been recognized for board diversity by the Forum of Executive Women, Women’s Forum of New York, among other organizations.

Data Security

We maintain a robust, multilayered compliance management system and are dedicated to helping our clients and customers keep their information secure. Recognizing the evolving threats facing all companies, Navient maintains a Comprehensive Information Security Program that utilizes a defense-in-depth strategy to protect our infrastructure, assets and most importantly, customer data and information. We take proactive measures to prevent and prepare for incidents including tabletop exercises, ethical hacking, penetration tests, and disaster recovery exercises.

Policy on Political Contributions, Disclosure and Oversight

We did not make any political contributions using corporate funds in 2023, and we have no intention of making such political contributions in 2024. The Company’s Government Relations personnel are responsible for the development and implementation of policies pertaining to the Company’s political activities. They report semi-annually to the Nominations and Governance Committee of the Board. Government Relations also provides the Committee with a report on any payments made to trade associations, political expenditures, contributions made to other tax-exempt political organizations, as well as contributions by the Company’s Political Action Committee. Navient maintains numerous compliance processes structured to ensure that the Company and its employees conduct all their activities in accordance with our Code of Business Conduct and with all relevant laws governing political contributions and lobbying activities.

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Since 2016, we have published our Transparency in Policy Engagement and Political Participation Report. In 2018, the Company was recognized as a “Trendsetter” in the CPA-Zicklin Index for political transparency. The Report provides an overview of the Company’s legislative and political priorities and also provides details pertaining to Navient’s contributions to members of Congress, trade associations, 527 political organizations and other political organizations. The Nominations and Governance Committee has instructed the Company to update the report on a semi-annual basis. The current Report is available on the Company’s website at https://www.navient.com/about/who-we-are/transparency/.

Code of Business Conduct

The Company has a Code of Business Conduct that applies to Board members and all employees, including the chief executive officer, the chief financial officer and the principal accounting officer. The Code of Business Conduct is available on the Company’s corporate governance website at https://www.navient.com/investors/corporate-governance/ and a printed version is available by contacting the Office of the Corporate Secretary, 13865 Sunrise Valley Drive, Herndon, Virginia 20171. The Company intends to post amendments to or waivers of the Code of Business Conduct (to the extent applicable to the Company’s chief executive officer, chief financial officer or principal accounting officer or any director) at this location on its website. There were no waivers of the Code of Business Conduct during 2023.

Policy on Review and Approval of Transactions with Related Parties

The Company has adopted a Policy on Related Party Transactions to ensure that all Interested Transactions with Related Parties, as those terms are defined in the policy, will be at arm’s length and on terms generally available to an unaffiliated third-party under the same or similar circumstances. The policy states that, except for the limited exceptions specifically stated in the policy, Interested Transactions with Related Parties that will exceed $120,000 in any calendar year must be reviewed by the Audit Committee and receive approval of the Board of Directors prior to the Corporation entering into the Interested Transaction. A copy of the policy can be found on the Company’s Corporate Governance website at https://www.navient.com/investors/corporate-governance/. For additional information pertaining to Related Party Transactions, please refer to “Certain Relationships and Related Transactions” below.

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Shareholder Engagement

Shareholder engagement is a key component in our business planning processes, as it helps further shareholder understanding of our performance while allowing senior management to understand and consider shareholders’ interests in our business strategy.  The Company is committed to strong corporate governance and recognizes the importance of engaging with and listening to our shareholders.  The Company continued its long-standing practice of engaging proactively and routinely with shareholders in 2023.  We have a large percentage of shareholders who take a passive investment approach and are not considered to be active shareholders.  These include index funds and other hedge funds that are passive shareholders.  In 2023, we held over 200 meetings with investors across over 100 events and met with holders representing over 80% of shares held by our active investors (which includes 100% of the active shareholders within our top 10 shareholders).  In addition to our regular and continuing meetings with shareholders and investors, whether individually or at organized events, we engaged with shareholders throughout the year on matters pertaining to the Company’s performance, strategies, and governance.

Who we engage:		Who Participates:
We engage with a wide range of constituents, including:
		•	Executive Management, including our CEO and CFO
•	Institutional shareholders	•	Investor Relations
•	Sell-side and buy-side analysts	•	Senior Management
•	Fixed-income investors	•	Subject Matter Experts
•	Proxy advisory firms
•	Rating agencies	Key Topics of Engagement:
•	ESG-focused firms
Our engagements cover a broad range of topics, including:
Key Resources:

•	Form 10-Ks, 10-Qs, 8-Ks and other SEC filings	•	Overall business strategy
•	Annual Proxy statement	•	Current industry conditions
•	Company presentations	•	Financial performance
•	Press releases	•	Simplification of Company
•	Navient.com/investors	•	Operating efficiency
•	Corporate Social Responsibility report	•	Corporate governance
		•	Regulatory and legal matters
How we engage		•	Strategic priorities
		•	Executive Compensation
We utilize multiple avenues for engagement, including:		•	Sustainability and ESG-related matters

•	One-on-one meetings, in-person and virtual
•	Group meetings, in-person and virtual
•	Quarterly earnings calls
•	Investor events
•	Industry conferences and presentations
•	Annual shareholder meetings

In addition, in the first quarter of 2024, following the Company’s fourth quarter 2023 earnings call and presentation of the Company’s strategic actions on January 31, 2024, our CEO, CFO, Vice Chair of the Board of Directors and Head of Investor Relations met with more than 55 of our existing and prospective investors to discuss our strategic actions.

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Director Compensation

Our director compensation program is designed to reasonably compensate our non-employee directors for work required for a company of our size, complexity and risk, and to align the interests of our directors with those of our shareholders. The Compensation Committee reviews the compensation of our non-employee directors on an annual basis and makes recommendations to the Board. The material elements of our director compensation program are described below.

Director Compensation Elements

The following table highlights the material elements of our 2023 director compensation program:

2023 Compensation Elements	Compensation Value
Annual Cash Retainer	$100,000
Additional Cash Retainer for Independent Board Chair	70,000
Additional Cash Retainer for Audit Committee Chair	35,000
Additional Cash Retainer for Compensation and Human Resources Committee Chair	30,000
Additional Cash Retainer for Risk Committee Chair	30,000
Additional Cash Retainer for Nominations and Governance Committee Chair	25,000
Additional Cash Retainer for Each Non-Chair Committee Member	10,000
Annual Equity Award	140,000
Additional Equity Award for Independent Board Chair	100,000

Annual cash retainers are paid in four quarterly installments, three of which are paid on or around February 1st, August 1st and November 1st. The second quarter installment is paid on or about the date of our Annual Meeting. Annual equity awards typically are granted in early February each year in the form of restricted stock.

Restricted stock granted to our non-employee directors is structured to vest in quarterly increments beginning on the grant date, provided the director remains on the Board through each vesting date (with immediate vesting, if earlier, upon death, disability, or a change in control). The quarterly vesting dates generally align with the quarterly payment dates for cash retainers.

We also reimburse each non-employee director for any out-of-pocket expenses incurred in connection with their service as a director. As described below, our non-employee directors may elect to defer all or a portion of their annual compensation under the Navient Corporation Deferred Compensation Plan for Directors.

Committee chairs and members of the Board’s Executive Committee are not eligible for the additional cash retainer payable to non-chair committee members. Non-employee directors who serve on more than one standing committee in a non-chair capacity will receive the additional cash retainer for service on each such committee.

Share Ownership Guidelines

We maintain share ownership guidelines for our non-employee directors. Under these share ownership guidelines, each director was expected, within five years of his or her initial election to the Board of Directors, to own Navient Common Stock with a value equivalent to at least four times his or her annual cash retainer. In November 2021, the Board of Directors increased the minimum ownership amount from $400,000 to $500,000 to better align with industry-leading practices. The following shares and share units count towards the ownership guidelines: shares held in brokerage accounts; notional shares credited to deferred compensation accounts; and restricted stock and restricted stock units (“RSUs”) that vest solely upon the passage of time.  Neither the stock options nor performance shares (until vested) count towards the ownership guidelines.  Non-employee directors do not receive performance shares.

All non-employee directors are in compliance with the share ownership guidelines as of the date of this proxy statement due to their share ownership amount or because the five-year period from their initial election has not ended.

2024 Proxy Statement	46

Anti-Hedging and Pledging Policy

Navient’s Securities Trading Policy prohibits directors and officers (as defined by Rule 16a-1(f) of the Exchange Act and referred to as “Section 16 Officers”) and certain other Navient employees from (i) participating in short sales and derivative or speculative transactions involving Navient securities, (ii) holding Navient securities in a margin account, or (iii) pledging Navient securities as collateral for a loan or otherwise. Additionally, no director, Section 16 Officer or any other officer of the Company who is subject to the Company’s Stock Ownership Guidelines is permitted to enter into derivative or speculative transactions involving Navient securities (including prepaid variable forward contracts, equity swaps, collars, credit default swaps and exchange funds) that are designed to hedge or offset any decrease in the market value of Navient securities. All directors and named executive officers were in compliance with this policy throughout 2023 and remain in compliance as of the date of this proxy statement.

Policy on Rule 10b5-1 Trading Plans

The Company’s Securities Trading Policy governs the circumstances under which Navient directors and Section 16 Officers may enter into trading plans pursuant to SEC Rule 10b5-1. Rule 10b5-1 trading plans are pre-established trading plans for sales of our Common Stock. We believe our Rule 10b5-1 policy is effective in ensuring compliance with legal requirements. Under the policy:

•	All Rule 10b5-1 trading plans must be pre-cleared by the Company’s Securities Trading Compliance Officer.

•	A trading plan may be entered into, modified or terminated only during an open trading window and while not in possession of material non-public information.

•	Once adopted, the person must not exercise any influence over the number of securities to be traded, the price at which they are to be traded or the date of the trade.

In March 2023, the Board approved various revisions to the Securities Trading Policy to ensure the Company’s policies comply with the recent amendments to Rule 10b5-1.

The Company reviews the Securities Trading Policy and related disclosures regularly to ensure ongoing compliance with SEC regulations and to update the policy, as needed.

2024 Proxy Statement	47

Other Compensation

We provide non-employee directors with company-paid group life insurance, accidental death and disability and business travel accident insurance. We also provide current non-employee directors the opportunity to participate in the Company’s medical and dental plans. If a director elects to participate in these plans, the director pays the full cost of medical and dental coverage (which for an employee is shared by the Company and the employee). After retirement from the Board, a former non-employee director may continue medical coverage for up to 18 months under the Consolidated Omnibus Budget Reconciliation Act (COBRA) at his/her own expense.

Deferred Compensation Plan for Directors

Navient sponsors a deferred compensation plan for its non-employee directors. Under the Navient Corporation Deferred Compensation Plan for Directors (“Director Deferred Compensation Plan”), our non-employee directors may elect annually to defer receipt of all or a percentage of their annual cash retainer. In addition, directors may elect to receive a credit under the Director Deferred Compensation Plan in lieu of their annual equity retainer. Provided this election is made before the beginning of the year, the director’s plan account will be credited with a dollar amount equivalent to the annual equity retainer and automatically invested in a notional Company stock fund. Notional stock units remain subject to the same vesting schedule applicable to the annual equity retainer.

Deferrals of the annual cash retainer are credited with earnings based on the performance of certain investment funds selected by the participant. The plan does not pay above-market or preferential earnings on amounts deferred. Deferrals of the annual equity retainer are payable in shares of Navient Common Stock. All other deferrals are payable in cash (in a single lump sum or in installments at the election of the director) upon termination of the director’s service on the Board or after a minimum number of years (except for hardship withdrawals in limited circumstances). As noted below, Ms. Cabral, Mr. Klane, Ms. Mills, Ms. Thompson, and Ms. Unger each elected to defer all or a portion of his/her 2023 compensation under the Director Deferred Compensation Plan.

Director Compensation Table

The tables below present information regarding the compensation and stock awards that we have paid or granted to the non-employee directors for the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Frederick Arnold	120,000	139,989	63	260,052
Edward Bramson(4)	-	-	-	-
Anna Escobedo Cabral(5)	138,750	140,000	63	278,813
Larry A. Klane(6)	140,000	140,000	63	280,063
Michael A. Lawson	120,000	139,989	63	260,052
Linda A. Mills(7)	170,000	239,981	63	410,044
Jane J. Thompson(8)	140,000	140,000	63	280,063
Laura S. Unger(9)	135,000	140,000	63	275,063
David L. Yowan(10)	-	-	-	-

(1)

This table includes all fees earned or paid in fiscal year 2023. Unless timely deferred under the Director Deferred Compensation Plan, annual cash retainers are paid in quarterly installments on or around February 1st, August 1st and November 1st.  The second quarter installment is paid on or about the date of our Annual Meeting.

(2)

The grant date fair market value for each share of restricted stock granted in 2023 to directors is based on the closing market price of the Company’s Common Stock on the grant date. Additional details on accounting for stock-based compensation can be found in “Note 2–Significant Accounting Policies” to the audited consolidated financial statements included in the 2023 Annual Report on Form 10-K. Stock awards are rounded down to the nearest whole share to avoid the issuance of fractional shares. As noted in the footnotes below, certain directors timely elected to receive a credit under the Director Deferred Compensation Plan in lieu of their 2023 annual equity retainer. Plan credits in lieu of the annual equity retainer are automatically invested in a notional Company stock fund and are not subject to rounding for fractional shares.

2024 Proxy Statement	48

(3)	All Other Compensation is detailed in a table on the following page.

(4)	Mr. Bramson has elected to waive all director compensation through the 2024 Annual Meeting.

(5)

Ms. Cabral timely elected to receive a credit under the Director Deferred Compensation Plan in lieu of her 2023 annual equity retainer, with the credit being automatically invested in a notional Company stock fund.

(6)

Mr. Klane timely elected to receive a credit under the Director Deferred Compensation Plan in lieu of his 2023 annual equity retainer, with the credit being automatically invested in a notional Company stock fund.

(7)	Ms. Mills timely elected to defer her 2023 cash retainer.

(8)

Ms. Thompson timely elected to receive a credit under the Director Deferred Compensation Plan in lieu of her 2023 annual equity retainer, with the credit being automatically invested in a notional Company stock fund.

(9)

Ms. Unger timely elected to receive a credit under the Director Deferred Compensation Plan in lieu of her 2023 annual equity retainer, with the credit being automatically invested in a notional Company stock fund. Ms. Unger is not standing for reelection to the Board in 2024.

(10)

Mr. Yowan served as a non-employee director until May 15, 2023, when he was appointed President and Chief Executive Officer of Navient. Mr. Yowan’s compensation for his partial tenure as a non-employee director of the Board is included in the Summary Compensation Table below. See the “Compensation Discussion and Analysis” section of this proxy statement for information regarding Mr. Yowan’s 2023 compensation.

All Other Director Compensation:

Name	Life Insurance Premiums(A)) ($)	Total ($)
Frederick Arnold	63	63
Edward Bramson	-	-
Anna Escobedo Cabral	63	63
Larry A. Klane	63	63
Michael A. Lawson	63	63
Linda A. Mills	63	63
Jane J. Thompson	63	63
Laura S. Unger	63	63
David L. Yowan	-	-

(A)	The amount reported is the annual premium paid by Navient to provide a life insurance benefit of up to $100,000.

2024 Proxy Statement	49

Proposal 2 — Ratification of the Appointment of the Independent Registered Public Accounting Firm

Navient’s independent registered public accounting firm, KPMG LLP (“KPMG”), is selected by the Audit Committee. On March 4, 2024, the Audit Committee engaged KPMG as Navient’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Representatives of KPMG are expected to be present at the Annual Meeting and they will have the opportunity to respond to appropriate questions from shareholders and to make a statement if they desire to do so.

This proposal is put before the shareholders because the Board of Directors believes it is a good corporate governance practice to ask shareholders to ratify the selection of the independent registered public accounting firm.

For ratification, this proposal requires the affirmative vote of the holders of a majority of the Common Stock present, represented and entitled to vote, and voting affirmatively or negatively at the Annual Meeting. Accordingly, shares that are not voted affirmatively or negatively with respect to this proposal, including abstentions and broker non-votes, will not be relevant to the outcome. If the appointment of KPMG is not ratified, the Audit Committee will evaluate the basis for the shareholders’ vote when determining whether to continue the firm’s engagement. Even if the selection of Navient’s independent registered public accounting firm is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during 2024 if, in its discretion, it determines that such a change would be in the Company’s best interests.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS NAVIENT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024.

2024 Proxy Statement	50

Independent Registered Public Accounting Firm

Fees Paid to Independent Registered Public Accounting Firms for 2023 and 2022

Aggregate fees billed for services performed for Navient by its independent accountant, KPMG, for the fiscal years ended December 31, 2023, and 2022, are set forth below.

	2023	2022
Audit Fees	$3,669,251	$3,569,896
Audit-Related Fees	$608,700	$764,250
Tax Fees	$381,939	$335,513
All Other Fees	-	-
Total	$4,659,890	$4,669,659

Audit Fees.   Audit fees include fees for professional services rendered for the audits of the consolidated financial statements of Navient and statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

Audit-Related Fees.  Audit-related fees include fees for assurance and other services related to service provider compliance reports, trust servicing and administration reports, internal control reviews, and attest services that are not required by statute or regulation.

Tax Fees.  Tax fees include fees for federal and state tax compliance, and tax consultation services.

Pre-approval Policies and Procedures

The Audit Committee has a policy that addresses the approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services to be provided by the Company’s independent registered public accounting firm be pre-approved by the Audit Committee or its Chair. Each approval of the Audit Committee or the Chair of the Audit Committee must describe the services provided and set a dollar limit for the services. The Audit Committee, or its Chair, pre-approved all audit and non-audit services provided by KPMG during 2023. Reporting is provided to the Audit Committee regarding services that the Chair of the Audit Committee pre-approved between committee meetings. The Audit Committee receives regular reports from management regarding the actual provision of all services by KPMG. No services provided by our independent registered public accounting firm were approved by the Audit Committee pursuant to the “de minimis” exception to the pre-approval requirement set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

2024 Proxy Statement	51

Report of the Audit Committee

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this proxy statement by reference and shall not otherwise be treated as filed under the federal securities laws.

The Audit Committee is responsible for monitoring our financial reporting processes and system of internal controls, supervising our internal auditors and overseeing the independence and performance of the independent auditors. In carrying out these responsibilities, the Audit Committee meets, on a regular basis, with our internal auditors and our independent auditors to review the overall scope and plans for their respective audits of our financial statements. The Audit Committee also meets privately (and in separate meetings) with members of management, our independent auditors and our internal auditors as may otherwise be needed. The Audit Committee meets with management and with the independent auditors each quarter to review and discuss the Company’s quarterly reports on Form 10-Q prior to their being filed with the SEC and annually to review and discuss the Company’s Annual Report on Form 10-K. The Committee also meets with management and our independent auditors to review and discuss the Company’s quarterly earnings prior to review by the Executive Committee and public release.

The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by the independent registered public accounting firm. While the Audit Committee and the Board monitor the Company’s financial record-keeping and controls, management is ultimately responsible for the Company’s financial reporting process, including its system of internal controls, disclosure control procedures and the preparation of the financial statements. The independent auditors support the financial reporting process by performing an audit of the Company’s financial statements and issuing a report thereon.

The Audit Committee has reviewed and discussed with management and Navient’s independent registered accounting firm, KPMG LLP, the Company’s audited financial statements as of and for the year ended December 31, 2023. The Audit Committee also discussed with KPMG LLP the matters under Public Company Accounting Oversight Board (“PCAOB”) standards, including among other things, those relating to the audit of our financial statements.

The Audit Committee received, reviewed and discussed with KPMG LLP the written disclosures and letter (as required by applicable requirements of the PCAOB) regarding the independent accountant’s communications with the Audit Committee about the firm’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the 2023 Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.

Audit Committee

Anna Escobedo Cabral, Chair

Frederick Arnold

Michael A. Lawson

2024 Proxy Statement	52

Ownership of Common Stock

The following table provides information, as of March 1, 2024, about each shareholder known to Navient to beneficially own more than five percent of the outstanding shares of our Common Stock, based solely on the information filed by each such shareholder on Schedules 13D or 13G with the SEC on the dates indicated in the footnotes to this table (percentages are calculated assuming continuous beneficial ownership through April 11, 2024).

Name and Address of Beneficial Owner	Shares	Percent
Sherborne Investors Management LP (1) 135 East 57th Street New York, New York 10022	29,449,997	25.87%
BlackRock Inc. (2) 40 East 52nd Street New York, NY 10022	14,707,725	12.92%
The Vanguard Group, Inc. (3) 100 Vanguard Blvd. Malvern, PA 1935	10,195,054	8.96%
Dimensional Fund Advisors LP (4) Building One 6300 Bee Cave Road Austin, TX 78746	9,983,296	8.77%

(1)

This information is based on Amendment No. 7 to the Schedule 13D filed with the SEC on February 28, 2024. The statement was filed by Newbury Investors LLC, a Delaware limited liability company (“Newbury Investors”), with respect to the Shares directly and beneficially owned by it; Sherborne Investors Master GP, LLC, a Delaware limited liability company (“Sherborne Master”), as the managing member of Newbury Investors; Sherborne Investors LP, a Delaware limited partnership (“Sherborne Investors LP”), as the sole member of Sherborne Master; Sherborne Investors Management LP, a Delaware limited partnership (“Sherborne Investors Management”), as the investment manager of Newbury Investors; Sherborne Investors GP, LLC, a Delaware limited liability company (“Sherborne GP”), as the general partner of Sherborne Investors LP; Sherborne Investors Management GP, LLC, a Delaware limited liability company (“Sherborne Management GP”), as the general partner of Sherborne Investors Management; Edward Bramson, as a managing director of each of Sherborne GP and Sherborne Management GP; and Stephen Welker, as a managing director of each of Sherborne GP and Sherborne Management GP, (collectively the “Sherborne Entities”). The Sherborne Entities have shared power to vote or direct the vote of 29,449,997 and shared power to dispose or direct the disposition of 29,449,997 shares of common stock.

(2)

This information is based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 23, 2024. BlackRock, Inc. has sole power to vote or direct the voting of 11,473,724 shares of Common Stock and has sole power to dispose of or direct the disposition of 14,707,725 shares of Common Stock.

(3)

This information is based on the Schedule 13G/A filed with the SEC by The Vanguard Group, Inc., on February 13, 2024. The Vanguard Group, Inc., directly and through its subsidiaries, has shared voting power of 99,212 shares, sole power to dispose of or direct the disposition of 9,996,942 shares of Common Stock, and shared power to dispose of or direct the disposition of 198,112 shares of Common Stock.

(4)

This information is based on the Schedule 13G /A filed with the SEC by Dimensional Fund Advisors LP on February 9, 2024. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). The Funds directly have sole power to vote or direct the voting of 9,843,087 shares of Common Stock, and sole power to dispose of or direct the disposition of 9,983,296 shares of Common Stock.

2024 Proxy Statement	53

Ownership of Common Stock by Directors and Executive Officers

The following table sets forth information concerning the beneficial ownership of Navient’s Common Stock by: (i) our current directors and director nominees; (ii) the named executive officers listed in the Summary Compensation Table; and (iii) all of the Company’s current directors and executive officers as a group. Under SEC rules, beneficial ownership for purposes of this table takes into account stock as to which the individual has or shares voting and/or investment power as well as stock that may be acquired within 60 days (such as by exercising vested stock options). Except as otherwise noted in the footnotes below, information is provided as of March 1, 2024, assuming continuous beneficial ownership through April 11, 2024. The beneficial owners listed have sole voting and investment power with respect to stock beneficially owned, except as otherwise indicated. As of March 1, 2024, there were 112,679,938 shares of our Common Stock issued, outstanding and entitled to vote.

Director Nominees	Shares (1)	Vested Options (2)	Total Beneficial Ownership (3)	Percent of Class
Frederick Arnold	70,239	-	70,239	*
Edward Bramson(4)	29,449,997	-	29,449,997	25.87%
Anna Escobedo Cabral(5)	103,536	-	103,536	*
Larry A. Klane(6)	48,718	-	48,718	*
Michael A. Lawson	27,282	-	27,282	*
Linda A. Mills	152,915	-	152,915	*
Jane J. Thompson(7)	110,017	-	110,017	*
Laura S. Unger(8)	102,264	-	102,264	*

Named Executive Officers
David L. Yowan (9)	339,501	-	339,501	*
Joe Fisher(10)	259,447	-	259,447	*
John Kane(11)	524,947	-	524,947	*
Mark Heleen(12)	415,074	-	415,074	*
Steve Hauber(13)	252,041	-	252,041	*

Directors and Current Officers as a Group (13 Persons)	31,855,978		31,855,978	27.99%

*	Less than one percent

(1)

Shares of Common Stock and stock units held directly or indirectly, including vested deferred stock units and unvested deferred stock units that may vest within 60 days of March 1, 2023, credited to Company-sponsored retirement and deferred compensation plans. Totals for named executive officers include (i) restricted stock units (“RSUs”) that vest and are converted into shares only upon the passage of time, (ii) performance stock units (“PSUs”) that vest and are converted into shares upon the satisfaction of pre-established performance conditions, and (iii) associated dividend equivalent units (“DEUs”) issued on outstanding RSUs and PSUs. The individuals holding such RSUs, PSUs and DEUs have no voting or investment power over these units.

(2)	Shares that may be acquired within 60 days of March 1, 2024, through the exercise of stock options. The Company has not issued stock option grants to its Executive Officers since 2018.

(3)	Total of columns 1 and 2. Except as otherwise indicated and subject to community property laws, each owner has sole voting and sole investment power with respect to the shares listed.

(4)	Mr. Bramson is a Partner in Sherborne Investors Management LP.

(5)	For Ms. Cabral, 54,218 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(6)	For Mr. Klane, 41,376 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(7)	For Ms. Thompson, 103,756 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(8)	For Ms. Unger, 41,411 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account. Ms. Unger is not standing for reelection to the Board in 2024.

(9)

271,660 of the shares reported in this column are RSUs, PSUs, or DEUs over which Mr. Yowan has no voting or dispositive control. 12,848 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(10)	184,399 of the shares reported in this column are RSUs, PSUs, or DEUs over which Mr. Fisher has no voting or dispositive control.

(11)

177,651 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Kane has no voting or dispositive control. 1,521 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(12)	136,808 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Heleen has no voting or dispositive control.

(13)	98,194 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Hauber has no voting or dispositive control.

2024 Proxy Statement	54

Executive Officers

Our executive officers are appointed annually by the Board of Directors. The following sets forth biographical information concerning Navient’s executive officers who are not directors. Biographical information for Mr. Yowan is included in Proposal 1 — Election of Directors.

Name and Age	Position and Business Experience

Joe Fisher	•	Chief Financial Officer and Principal Accounting Officer, Navient — October 2020 to present
44	•	Vice President of Investor Relations and Corporate Development, Navient — April 2018 to October 2020
	•	Vice President of Investor Relations, Navient — May 2014 to April 2018

John Kane	•	Group President, Business Processing Solutions, Navient — June 2015 to present
55	•	Chief Operating Officer, Navient — April 2014 to June 2015
	•	Senior Vice President — Enterprise Project Management, SLM Corporation — March 2013 to April 2014
	•	Senior Vice President — Credit, SLM Corporation — August 2011 to March 2013
	•	Senior Vice President — Collections, SLM Corporation — 2008 to 2011
	•	Senior Vice President — Consumer Credit Operations, MBNA/Bank of America — 1990 to 2008

Mark L. Heleen	•	Chief Legal Officer and Secretary, Navient — February 2015 to present
61	•	Senior Vice President and Senior Deputy General Counsel, Navient — June 2014 to February 2015
	•	Senior Attorney, Cadwalader Wickersham & Taft LLP — August 2013 to June 2014
	•	Independent Consultant — January 2011 to August 2013
	•	Executive Vice President and General Counsel, SLM Corporation — February 2009 to December 2010
	•	Various roles in the Office of the General Counsel, SLM Corporation — July 1998 to February 2009

Steve Hauber	•	Chief Risk and Compliance Officer, Navient — June 2017 to present
50	•	Chief Audit Officer, Navient — April 2014 to June 2017
	•	Chief Audit Officer, SLM Corporation — January 2011 to April 2014

2024 Proxy Statement	55

Proposal 3 — Advisory Vote on Executive Compensation

Navient is asking shareholders to approve an advisory resolution (commonly referred to as a “say-on-pay” resolution) on the Company’s executive compensation as reported in this proxy statement. Navient urges shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes how the Company’s executive compensation policies and procedures operate and are designed, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation paid to our named executive officers (“NEOs”).

This proposal gives you, as a shareholder, the opportunity to express your views on our NEOs’ compensation. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to and objectives of the compensation paid to our NEOs as described in this proxy statement. In accordance with Section 14A of the Exchange Act, Navient is asking shareholders to approve the following advisory resolution at the Annual Meeting:

“Resolved, that Navient’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the related compensation tables and narrative disclosure in this proxy statement.”

The Company conducts its advisory vote on executive compensation at each annual meeting of its shareholders. At each of our last five annual meetings, beginning in 2019, our shareholders have expressed their overwhelming support for our executive compensation programs with a second year of record approval at 98.7% in 2023:

The Board of Directors believes that the Company’s 2023 executive compensation program strongly aligned pay to actual performance. Shareholders are encouraged to read the “Compensation Discussion and Analysis” section, which describes Navient’s executive compensation program in detail, including how it is designed to achieve the Company’s compensation objectives and how the Company’s performance in 2023 was reflected in the compensation of our NEOs.

This proposal to approve the resolution regarding the compensation paid to Navient’s NEOs requires the affirmative vote of the holders of a majority of the Common Stock present, represented and entitled to vote, and voting affirmatively or negatively at the Annual Meeting. Accordingly, shares that are not voted affirmatively or negatively with respect to this proposal, including abstentions and broker non-votes, will not be relevant to the outcome.

As an advisory vote, the “say-on-pay” resolution is not binding on Navient. The Board of Directors, however, values the opinions of our shareholders as expressed through their votes. Accordingly, the Board of Directors as well as the Compensation Committee will review and consider the results of the “say-on-pay” vote, the opinions of our shareholders, and other relevant factors in making future decisions regarding our executive compensation program.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE RELATED COMPENSATION TABLES AND NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

2024 Proxy Statement	56

Executive Compensation

Compensation and Human Resources Committee Report

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this proxy statement by reference and shall not otherwise be treated as filed under the federal securities laws.

The Compensation and Human Resources Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management, and based on its review and discussions with management, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and this proxy statement.

Compensation and Human Resources Committee

Jane J. Thompson, Chair

Larry A. Klane

Michael A. Lawson

2024 Proxy Statement	57

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides information regarding our executive compensation guiding principles, the elements of our executive compensation program, the factors that were considered in making compensation decisions for our “named executive officers” or “NEOs” in 2023, and how we have modified our programs to meet Navient’s needs in the future.

Navient’s Compensation and Human Resources Committee (the “Compensation Committee” or simply the “Committee”) is responsible for establishing and overseeing our executive compensation program, including the program’s underlying philosophy, objectives, and related policies. The Committee is composed of Ms. Thompson (Chair), Mr. Klane and Mr. Lawson.

This CD&A presents information for the following Navient NEOs:

•	David Yowan, President and Chief Executive Officer

•	Joe Fisher, Executive Vice President and Chief Financial Officer

•	John Kane, Group President, Business Processing Solutions

•	Mark Heleen, Executive Vice President, Chief Legal Officer and Secretary

•	Steve Hauber, Executive Vice President and Chief Risk and Compliance Officer

•	Jack Remondi, Former President and Chief Executive Officer

2024 Proxy Statement	58

Executive Summary

Navient’s executive compensation program emphasizes the link between pay and performance, aligning the compensation of our executives with the interests of our shareholders. Our executive compensation program balances annual and long-term performance measures, including a mix of financial, operational and strategic goals that promote effective management of our legacy loan portfolio, improvements and growth in our consumer lending business, profitable growth in our business services segment and expense control. Individual performance goals are also established for each of our NEOs in support of our business strategy. This section summarizes Navient’s performance in 2023 and the impact of that performance on the compensation paid to our NEOs.

Leadership Changes

On May 15, 2023, Mr. Remondi was terminated without cause as President and Chief Executive Officer of Navient.  David Yowan, Board Member of Navient since April 2017, was named President and Chief Executive Officer of Navient, effective May 15, 2023.

Navient’s 2023 Performance

Navient faced a number of challenges including adverse and volatile market conditions due to rising interest rates and other economic pressures, major shifts in student loan policies and regulations relating to student loan debt relief programs, and return to repayment for student loan borrowers in connection with the expiration of the CARES Act.  Navient continued to demonstrate its ability to adjust to both expected and unexpected events and focused on delivering strong results by executing our business strategy while continuing to serve our customers and clients.  Navient took actions to be well positioned to deliver attractive returns in 2024 and beyond.

In 2023, Navient conducted an in-depth review of its business, which was overseen by its Board of Directors, with the goal of simplifying the Company, reducing our expense base and enhancing our flexibility.  In January 2024, Navient announced that it was carrying out three strategic actions, described earlier on page 4, that will increase the value shareholders derive from our loan portfolios and the returns we can achieve on business-building investments.

Navient’s 2023 Compensation Decisions

Highlights of our 2023 compensation decisions are discussed below, with additional details in this CD&A.

•	2023 Base Salaries: The 2023 base salary for our CEO, Mr. Yowan, was set at $800,000 annually. Base salaries for our other NEOs increased to better align with market median levels. Mr. Remondi’ s base salary through his termination remained unchanged from 2022. Base salaries for each of our NEOs are described on page 67.

•	2023 Pay Mix for Total Annual Cash Compensation: Based on a review of market practices for pay mix and the need to offer competitive base salaries to support retention and recruitment, the Committee determined to rebalance the pay mix between base salary and MIP targets. As part of rebalancing the pay mix, the 2023 MIP targets for our other NEOs were reduced to 125% of salary from 150% of salary in the 2022 MIP and the value was shifted to base salary increases. The value of total annual cash compensation was not enhanced for any NEO, except that Mr. Fisher’s total annual cash compensation increased by 6.25% to better align with market median for his position.

•	2023 MIP Results: Navient narrowly missed target performance on Adjusted Diluted “Core Earnings” Per Share, exceeded target performance on Private Education Loan Gross Defaults and “Core Earnings” Efficiency Ratio and performed below target on Business Processing EBITDA. This contributed to an overall corporate performance score of 96.1% of target under the 2023 MIP. For one business unit leader, Mr. Kane, the 2023 MIP is designed to also align his compensation with the performance of his business area. Mr. Kane’s 2023 MIP had 50% weight on corporate performance and 50% weight on Business Processing EBITDA performance. Incentive award amounts for our NEOs under the 2023 MIP are described on page 70.

•	2021-23 Performance Share Units (“PSUs”): Above target performance for Cumulative “Core Earnings” Return on Equity (“ROE”) and lower than target performance for Net Student Loan Cash Flows on the targets established in 2021, along with the application of a “multiplier” based on Navient’s relative total shareholder return (“rTSR”) compared to other companies in the S&P 400 Financials Index, resulted in an earned payout of 46.36% of target. Performance results for the 2021-23 PSUs are described on page 74.

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•

2023 Management Incentive Plan (“MIP”) Design: The design of our 2023 MIP included four goals—Adjusted Diluted “Core Earnings” Per Share, Business Processing EBITDA, Private Education Loan Gross Defaults and “Core Earnings” Efficiency Ratio—weighted 50%, 15%, 10% and 25%, respectively. “Core Earnings” Efficiency Ratio is (a) Navient’s expenses in achieving Core Earnings excluding net restructuring and regulatory-related charges, as well as certain extraordinary items such as strategic corporate transactions or other unusual or unplanned events, divided by (b) Navient’s Adjusted Core Earnings. Our 2023 MIP is described in greater detail beginning on page 67.

•

2023-25 PSU Design: The design of the 2023-2025 PSUs is similar to the design for the 2022-24 PSUs, with Net Student Loan Cash Flows as the primary driver and “Core Earnings” ROE as the additional measure. In 2023, the weighting assigned to the incentives was revised with three-year Cumulative Net Student Loan Cash Flows weighted 40% and “Core Earnings” ROE achieved over three one-year periods weighted 60%. Similar to the 2022-2024 PSUs, the Cumulative Net Student Loan Cash Flows and “Core Earnings” ROE results are subject to a performance “multiplier” based on Navient’s rTSR. The awards are also subject to a one-year, post-vesting holding requirement. These features are intended to emphasize Navient’s focus on delivering superior overall returns to shareholders and aligning our executives’ long-term interests with those of our shareholders. The design of our 2023-25 PSUs is described on page 71.

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Linking Navient’s 2023 Performance to Executive Pay

The chart below shows our key performance achievements in 2023 and the link between those achievements and our executive compensation program.

Linking Navient’s 2023 Performance to Executive Pay

	2023 Performance Highlights	Annual Incentive Measures	Long-term Incentive Measures
Provide Consistent Return to Shareholders	• Returned $388 million to our shareholders through dividends and share repurchases • Delivered full year “Core Earnings” Per Shareof $2.45	• Adjusted Diluted “Core Earnings” Per Share[3] • Adjusted “Core Earnings” Efficiency Ratio[4]	• Cumulative Net Student Loan Cash Flows[5] • ROE • rTSR
Successfully Manage Our Liquidity Needs	• Issued $1.0 billion of unsecured debt and $1.2 billion in private education loan asset-backed securities	• Adjusted Diluted “Core Earnings” Per Share	• Cumulative Net Student Loan Cash Flows • ROE • rTSR
Increase Business Processing EBITDA	• Increased traditional services-related Business Processing revenue by 30% from 2022	• Business Processing EBITDA[6]	• ROE • rTSR
Successfully Manage Performance of Our Private Education Loan Portfolio	• Managed private education loan delinquencies to not exceed 5% after pandemic-related programs ended	• Private Education Loan Gross Defaults • Adjusted Diluted “Core Earnings” Per Share	• Cumulative Net Student Loan Cash Flows • ROE • rTSR

__________________________

[3]

Adjusted Diluted “Core Earnings” Per Share excludes net restructuring and regulatory-related charges, as well as certain extraordinary items such as strategic corporate transactions not reflected in the annual business plan or other unusual events. Adjusted Diluted “Core Earnings” Per Share is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. As of the second quarter of 2023, Navient no longer reports on Adjusted Diluted “Core Earnings” Per Share in its financial statements. For a reconciliation of our non-GAAP financial measures with GAAP results, please refer to the section titled “Non-GAAP Financial Measures” on pages 37-45 of our 2023 Annual Report filed on Form 10-K on February 26, 2024 (“2023 Annual Report”), or refer to the Investor Relations section of our website located at https://www.navient.com/investors/.

[4]

Adjusted “Core Earnings” Efficiency Ratio excludes net restructuring and regulatory-related charges, as well as certain extraordinary items such as strategic corporate transactions or other unusual or unplanned events. Adjusted “Core Earnings” Efficiency Ratio is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. Adjusted “Core Earnings” Efficiency Ratio is (a) Navient’s expenses in achieving Core Earnings excluding net restructuring and regulatory-related charges, as well as certain extraordinary items such as strategic corporate transactions or other unusual or unplanned events, divided by (b) Navient’s Adjusted Core Earnings. As of the second quarter of 2023, Navient no longer reports on Adjusted “Core Earnings” Efficiency Ratio in its financial statements. For a reconciliation of non-GAAP financial measures with GAAP results, please refer to the section titled “Non-GAAP Financial Measures” on pages 37-45 of our 2023 Annual Report.

[5]

“Cumulative Net Student Loan Cash Flows” is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. For more information on the definition of cumulative net student loan cash flows, please refer to the definition at footnote 14.

[6]

Earnings Before Interest, Taxes, Depreciation and Amortization Expenses (“EBITDA”) is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. For more information on the definition of EBITDA and for a reconciliation of non-GAAP financial measures with GAAP results, please refer to the section titled “Non-GAAP Financial Measures” on pages 37-45 of our 2023 Annual Report or refer to the Investor Relations section of our website located at http://www.navient.com/investors/.

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CEO Compensation Summary

On May 15, 2023, Mr. Remondi was terminated without cause from the position of President and Chief Executive Officer of Navient.  In connection with his termination, Mr. Remondi was provided with severance payments and benefits which were substantially in accordance with Navient’s Executive Severance Plan for Senior Officers (the “Executive Severance Plan”) and the Navient Corporation 2014 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), as specified in his separation agreement with Navient.  Mr. Remondi’s severance benefits and post-termination arrangements are further described in “Arrangements with Named Executive Officers” below.

Mr. Yowan was appointed President and Chief Executive Officer of Navient on May 15, 2023.  In this role, Mr. Yowan’s 2023 compensation is the following:

•	An annual salary of $800,000.
•

A target MIP equal to 150% of his base salary, prorated for the number of days he served as CEO during 2023, and based upon attainment of the same MIP performance targets as established for other NEOs.

•	Equity awards with $4.0 million of grant value in a mix of 60% PSUs and 40% restricted stock units (“RSUs”) granted on May 15, 2023, as follows:
o	RSUs that vest 50% on May 15, 2024 and 50% on December 31, 2024; provided Mr. Yowan remains employed with Navient as its President and Chief Executive Officer through the respective vesting dates.
o	PSUs that vest based on the degree to which a service condition and a performance condition are satisfied.

Mr. Yowan’s 2023 compensation and equity award are described further in “2023 Executive Compensation Program” below.  In determining Mr. Yowan's compensation, the Compensation Committee considered competitive compensation benchmarks for CEOs among Navient's compensation peer group and Navient’s former CEO's target compensation level.

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Navient’s Compensation Philosophy and Objectives

We provide each of our NEOs with a compensation package that is tied to performance and aligned with the interests of our shareholders. The Compensation Committee utilizes the following guiding principles to design, implement, and monitor our executive compensation program:

•

Align Compensation with Shareholder Interests. For 2023, 87% of the total direct compensation opportunity provided to our Mr. Yowan, our CEO, was at-risk and aligned with shareholder value, including incentive awards that depend upon the attainment of specific performance objectives, the value of Navient’s Common Stock or both. This feature of our executive compensation program is highlighted in the charts below, which show the at-risk percentages of the 2023 total direct compensation of our CEO and other NEOs (excluding Mr. Remondi), with Annual Incentives and PSUs shown at target levels of performance for the full year.

•	Pay for Performance. As illustrated above, 77% of the full-year total compensation at target for our other NEOs is delivered through annual incentives and RSUs and PSUs that are earned based on achievement of enterprise-wide goals that impact shareholder value or that are tied to the value of our shares.

•	Reward Annual Performance. The annual incentive award component of our NEOs’ total compensation is designed to reward achievement of key annual goals that are aligned with the Company’s annual business plan, and conversely to be lower or zero in periods in which those key annual goals are only partially achieved or not achieved at all.

•	Reward Long-term Growth. The total compensation paid to our NEOs emphasizes long-term equity-based incentives. These awards align pay with sustained performance and shareholder value creation.

•	Retention of Top Executives. Our NEOs have base salaries and benefits that are competitive and not excessive, therefore permitting Navient to attract, motivate and retain executives who can drive and lead our success.

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The compensation packages we provide to our NEOs are designed to be competitive when compared to companies that compete with us for executive talent. In setting the compensation opportunity for our NEOs, we generally target the median total direct compensation provided to similar executives by our peer group companies.

We also believe that strong governance practices and policies are aligned with shareholder interests. Our policies prohibit hedging, pledging or short-sales of any Company stock held by our NEOs and provide for the clawback of compensation in certain situations. See “Other Arrangements, Policies and Practices Related to Our Executive Compensation Programs” below.

How Compensation Decisions Are Made

In establishing competitive total compensation packages for our NEOs, the Compensation Committee relies on, among other factors, an analysis of market data on the executive compensation packages offered by Navient’s peer group companies, which are described below. Navient’s annual strategic business plan also factors heavily in determining certain elements of total compensation, such as our Annual Incentive and Long-term Incentive Programs, which are described in more detail below. Past pay practices and internal employee pay equity, as well as the skills and experience that each NEO brings to Navient, are all important factors considered by the Committee. The Committee also considers an assessment of each NEO’s success in achieving pre-determined business as well as individual objectives, an assessment that is prepared by the CEO and presented to the Committee at a minimum of once each year. Finally, the Committee meets with the other independent members of the Board as part of the CEO’s performance review and consults with those members in setting the CEO’s compensation.

Role of the Compensation Consultant

The Compensation Committee is advised by its Compensation Consultant. See “Compensation Consultant and Independence” earlier in this proxy statement for more information on the Compensation Consultant’s role as an independent advisor to the Compensation Committee.

Use of Peer Groups

Navient seeks to provide its NEOs with competitive compensation relative to a peer group of companies. The Compensation Committee reviews the composition of the peer group annually with the assistance of the Compensation Consultant, making adjustments as needed to address changes in Navient’s business and/or changes in the peer group companies due to mergers or other transactions.

In May and August 2022, the Committee reviewed the peer group for 2023.  The Committee decided to eliminate Santander Consumer USA Holdings Inc. (“SC”) for the 2023 peer group because in January 2022 Santander Holdings USA, Inc. (“SHUSA”) acquired all of the outstanding shares of the common stock of SC not already owned by SHUSA. This made SC a “private” rather than “publicly traded” company following the stock acquisition.

In May 2023, the Committee reviewed the peer group for 2024.  The Committee noted that Navient ranks near the median of its peer group in total assets but at the lower end of the peer group in market capitalization.  The Committee decided to maintain the same peer group for 2024, but will evaluate the appropriateness of the peer group in 2024 for awards in 2025.

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Company	Total Assets (1)	Net Income (2)	Market Cap (1)

Ally Financial Inc.	$196,392	$1,020	$10,533
Bread Financial Holdings, Inc. (3)	23,141	718	1,625
Comerica Incorporated	85,834	881	7,360
Conduent Incorporated	3,162	(296)	793
Discover Financial Services	151,522	2,940	28,107
Fifth Third Bancorp	214,574	2,349	23,488
KeyCorp	188,281	967	13,482
MAXIMUS, Inc. (4)	4,017	186	5,115
Paychex, Inc. (5)	12,052	1,630	42,858
Regions Financial Corporation	152,194	2,074	18,025
SLM Corporation	29,169	581	4,326
Synchrony Financial	117,479	2,238	15,803
The Western Union Company	8,199	626	4,343

25th Percentile	$12,052	$626	$4,343
Median	85,834	967	10,533
75th Percentile	152,194	2,074	18,025

Navient Corporation	$61,375	$228	$2,189
Rank	8 of 14	12 of 14	12 of 14
Percentile	46	9	10

(1)	Total assets and market capitalization (in millions) reflect each company’s most recent fiscal year end except for MAXIMUS, Inc. and Paychex Inc. Please see footnotes (4) and (5) for more information.

(2)

Net income (in millions in accordance with GAAP) for each company’s most-recently-ended fiscal year, as reflected in each company’s Annual Report on Form 10-K filed with the SEC. Except as otherwise noted below, each company’s most recent fiscal year ended December 31, 2023.

(3)	Formerly Alliance Data Systems Corporation

(4)

MAXIMUS' most recent fiscal year end is September 30, 2023. Total assets reflect the most-recent fiscal quarter end and net income reflects 12-month trailing figures as of December 29, 2023. Market capitalization reflects common shares outstanding on December 29, 2023, multiplied by the per share closing price of the company’s common stock on December 29, 2023, the last trading date of the year.

(5)

Paychex's most recent fiscal year end is May 31, 2023. Total assets reflect the most-recent fiscal quarter end and net income reflects 12-month trailing figures as of November 30, 2023. Market capitalization reflects common shares outstanding on December 29, 2023, multiplied by the per share closing price of the company’s common stock on December 29, 2023, the last trading date of the year.

Consideration of Say-on-Pay Vote Results

At our most recent annual meeting of shareholders, held on May 25, 2023, Navient conducted an advisory vote to approve its executive compensation for the fiscal year ended December 31, 2022. As in prior years, shareholders expressed overwhelming support for the compensation of our NEOs, with approximately 98.7% of the votes present in person (or represented by proxy at the meeting) and entitled to vote on the matter cast to approve our 2022 executive compensation. The Committee took into account the results of this advisory vote when making compensation decisions for 2023.

In 2019, Navient conducted an advisory vote on the frequency of future advisory votes to approve its executive compensation, commonly known as “Say-on-Frequency.” Our shareholders indicated their preference for future advisory votes to be held annually. Consistent with the shareholders’ vote on this matter, the Board adopted a policy providing for annual advisory votes to approve Navient’s executive compensation and the next Say-on-Pay vote will be in May 2024.

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2023 Executive Compensation Program

Primary Elements of Compensation

The compensation program for our NEOs consists of three primary elements:

Compensation Element	Objective	Type of Compensation
Base Salary	To provide a base level of cash compensation consistent with the executive’s level of responsibility.	Fixed cash compensation. Reviewed annually and adjusted as appropriate.
Annual Incentives	To encourage and reward our NEOs for achieving annual corporate and individual performance goals.	Variable compensation. Performance-based. Payable in cash.
Long-term Incentives	To motivate and retain senior executives by aligning their interests with those of shareholders through sustained performance and growth.

Multi-year variable compensation. Generally payable in performance stock units (“PSUs”) and/or restricted stock units (“RSUs”). PSUs are subject to performance vesting based on three-year performance, with each award being settled in stock at the end of the performance period to the degree that goals are met. RSUs are subject to time-based vesting, with each award vesting in 1/3 increments over a three-year period. For 2023, total long-term incentive value was provided 60% in PSUs and 40% in RSUs for our CEO and former CEO and split equally between PSUs and RSUs for our other NEOs (see page 70 below).

The Compensation Committee makes decisions regarding each primary element of compensation described above.

In connection with the termination of his employment on May 15, 2023, Mr. Remondi was provided with severance payments and benefits which were substantially in accordance with Navient’s Executive Severance Plan and the Omnibus Incentive Plan, as specified in his separation agreement with Navient.  Mr. Remondi’s severance benefits and post-termination arrangements are further described in "Arrangements with Named Executive Officers” below.

In light of the change in the CEO in May 2023 and to ensure a smooth transition and achievement of Navient’s strategic plan, the Board awarded retention bonuses (the “2024 Transition Retention Bonuses”) to the Company’s NEO’s (other than Mr. Yowan) and other key employees that were to be paid in early 2024 on the date the 2023 MIP payments were to be paid, provided that the respective employee remained in their current position with Navient until such date in 2024.  In February 2024, the 2024 Transition Retention Bonuses were paid to such NEOs and other participants. The 2024 Transition Retention Bonuses for the NEOs are described in more detail beginning on page 78.

In addition to the three primary compensation elements discussed above, our NEOs have an opportunity to participate in the Navient Deferred Compensation Plan. The Deferred Compensation Plan offers a variety of investment choices, none of which represents an “above-market return.” We also provide our NEOs with the same standard health, welfare and retirement benefits provided to our employees, as well as limited perquisites. Each of our NEOs also participates in severance plans for our senior executives.

Total Direct Compensation Mix

These primary compensation elements—Base Salary, Annual Incentives and Long-term Incentives—together form Total Direct Compensation for each of our NEOs. Consistent with Navient’s pay-for-performance culture, 87% of the 2023 Total Direct Compensation of our CEO was at-risk and dependent upon the attainment of specific performance objectives, as well as the value of Navient’s Common Stock. The charts on page 63 provide the at-risk percentages of the 2023 Total

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Direct Compensation of our other NEOs (excluding Mr. Remondi).  The percentage of their compensation that is at-risk was 77%, with Annual Incentives and PSUs shown at target levels of performance for the full year.

Base Salary

The Compensation Committee reviews base salary levels for the NEOs on an annual basis but may make changes less frequently. Based on a market analysis of the 2023 Navient peer group and Navient’s former CEO’s base salary, the Compensation Committee (in consultation with the other independent members of the Board) determined that Mr. Yowan’s 2023 base salary should be $800,000 (annual rate).  The Compensation Committee also determined that Mr. Remondi’s base salary would remain unchanged from 2022.

The 2023 base salaries of the other NEOs were established by the Compensation Committee, taking into account recommendations made by our former CEO, Mr. Remondi, as well as a review of benchmarking data from the 2023 Navient peer group. The Committee determined that the following base salary increases should be made in 2023: 27.5% for Mr. Fisher; 10.87% for Mr. Kane;12.5% for Mr. Heleen; and 13.33% for Mr. Hauber. In the case of each NEO, including the CEO, the Committee reached its final determinations in consultation with the Compensation Consultant.  These base salary increases reflect a rebalancing of Navient’s pay mix between base salary and annual incentives to better align with peer group practices for pay mix.

The following chart lists the base salary for each of our NEOs as of December 31, 2023, December 31, 2022, and December 31, 2021, respectively.

Navient NEOs	2023 Base Salary	2022 Base Salary	2021 Base Salary
Mr. Yowan	$800,000(1)	-	-
Mr. Fisher	$510,000	$400,000	$350,000
Mr. Kane	$510,000	$460,000	$460,000
Mr. Heleen	$450,000	$400,000	$400,000
Mr. Hauber	$425,000	$375,000	$350,000
Mr. Remondi	$1,000,000(2)	$1,000,000	$1,000,000

(1) Mr. Yowan’s 2023 base salary, as reflected in the chart, became effective when he assumed the role of President and CEO on May 15, 2023.  The figure shown above is Mr. Yowan’s annual base salary rate.

(2) Mr. Remondi’s 2023 base salary, as reflected in the chart, was effective until his termination as President and CEO on May 15, 2023.

Annual Incentive Awards: The 2023 Management Incentive Plan

As part of Navient’s annual strategic planning process, management developed a business plan for Navient’s 2023 fiscal year. The Compensation Committee and management then discussed specific corporate performance metrics and goals for Navient to be set forth in a 2023 annual incentive program—known as the Management Incentive Plan (“MIP”)— with the express purpose of focusing executives on achieving the operating and strategic plan. The following table details the specific performance metrics utilized in our 2023 MIP, as well as the weight assigned to each metric:

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2023 MIP Performance Metric	2023 Weight	2022 Weight	Rationale

Adjusted Diluted “Core Earnings” Per Share[7]	50%	50%	• Measures overall management effectiveness • Promotes shareholder value • Key financial metric for investors
Adjusted “Core Earnings” Efficiency Ratio[8]	25%	20%	• Focuses management attention on operating expenses as they relate to Core Earnings Per Share
Business Processing EBITDA[9]	15%	15%	• Emphasizes profitable growth in certain businesses • EBITDA growth helps to offset company-wide expenses as our legacy loan portfolio amortizes
Private Education Loan Gross Defaults	10%	15%

•         Enhances the profitability of our private education loan portfolio

•         Aids our private education student loan customers

•         Key financial metric for investors to gauge the performance of our private education loan portfolio

For the 2023 MIP, the Committee kept Adjusted Diluted “Core Earnings” Per Share and Business Processing EBITDA at the same performance metrics and weightings as the 2022 MIP.  The Committee increased weighting for Adjusted Core Efficiency Ratio and made a corresponding decrease in the weighting for Private Education Loan Gross Defaults from the 2022 performance metrics and weightings.

The Committee established a scale of “payout factors” to assess Navient’s performance relative to the target established for each of these performance metrics. These payout factors range from 50% based on a threshold level of performance, to 150% based on a maximum level of performance. Performance below threshold results in a payout factor of 0%. For each metric, the Committee also established a payout curve for performance between threshold-target and target-maximum.

The chart below sets forth the performance threshold, target, and maximum, and the payout factors for each performance metric:

2023 MIP Payout Factors
2023 Performance Metric	Below Performance Threshold (Payout Factor = 0%)	Performance Threshold (Payout Factor = 50%)	Performance Target (Payout Factor = 100%)	Performance Maximum (Payout Factor= 150%)
Adjusted Diluted “Core Earnings” Per Share	<$2.95	$2.95	$3.46	>= $3.98
Adjusted “Core Earnings” Efficiency Ratio	>59.9%	59.9%	57.6%	<=55.1%
Business Processing EBITDA (millions)	<$45	$45	$55	>= $66
Private Education Loan Gross Defaults (millions)	>$409	$409	$372	<= $335

___________________________

7 See footnote 3 above for additional information regarding Adjusted “Core Earnings” Per Share.

8 See footnote 4 above for additional information regarding Adjusted “Core Earnings” Efficiency Ratio.

9 See footnote 6 above for additional information regarding EBITDA.

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The Committee established the performance levels for each goal after consideration of the 2023 business plan, the performance results achieved in 2022, and the performance goals set for the 2022 MIP. The Committee generally sets target goals in alignment with the business plan, at levels that are challenging, but achievable. The business plan may not anticipate year-over-year increases in certain goals due to changes in the business environment, including the impact of rising interest rates, regulatory changes and other factors. The Private Education Loan Gross Defaults goal setting was impacted by major shifts in student loan policies and regulations relating to student loan debt relief programs and return to repayment for student loan borrowers in connection with the expiration of the CARES Act. The Adjusted “Core Earnings” Efficiency Ratio goal setting reflected the evolution of Navient’s expense and earnings profile as our legacy loan portfolio amortizes.

For Mr. Kane, as a business unit leader, the 2023 MIP is designed to also align his compensation with the performance of the Business Processing Solutions area.  Mr. Kane’s 2023 MIP had 50% weight on corporate performance and 50% weight on Business Processing EBITDA performance. The Business Processing EBITDA goals are the same as shown in the table above.

In addition to these financial metrics, the Committee also considers Navient’s annual progress towards achieving certain pre-established strategic priorities and may adjust MIP payouts positively or negatively to reflect the achievement of these priorities. These priorities are communicated to the NEOs as part of Navient’s annual business plan but are not assigned any particular MIP weighting.

Our performance in 2023 yielded an overall corporate performance score of 96.1%, driven by mixed performance, ranging from maximum to below threshold, depending on the 2023 MIP goals and achievement of certain pre-established strategic priorities.  For Mr. Kane, the Business Processing EBITDA threshold was not met and the payout factor for the 50% weighted business unit portion of his 2023 MIP was 0%.

2023 MIP Performance Results
2023 Performance Metric (i)	Performance Target (ii)	2023 Actual Performance (iii)	Payout Factor (iv)	Weighting (v)	Performance Score (vi)
Adjusted Diluted “Core Earnings” Per Share[10]	$3.46	$3.33	87.3%	50%	43.6%
Adjusted “Core Earnings” Efficiency Ratio[11]	57.6%	53.3%	150%	25%	37.5%
Business Processing EBITDA[12] (millions)	$55	$38.3	0%	15%	0%
Private Education Loan Gross Defaults (millions)	$372	$306	150.0%	10%	15%
		Overall Performance Score:			96.1%

These performance results were reviewed and certified by the Compensation Committee in January 2024. In determining the incentive award amounts to be paid to each of our NEOs under the 2023 MIP, the Committee also considered the individual performance of each NEO, as reflected in annual performance assessments prepared by our CEO and presented to the Committee. As in previous years, the Committee consulted with the other independent members of the Board in reviewing the CEO’s performance and setting his incentive payout.  Based on its review of individual performance and strategic priorities, the Committee certified the MIP corporate payout score of 96.1% without adjustment.

The incentive award amounts for our NEOs under the 2023 MIP, which were paid in cash in February 2024 with a final payout percentage of 96.1%, are set forth in the following table.  For our NEOs other than the CEO, the 2023 MIP award amounts also reflect a rebalancing of Navient’s pay mix between base salary and annual incentives to better align with peer group practice. The 2023 MIP targets for these NEOs were shifted to 125% of salary from 150% of salary in the 2022 MIP.  The value of total annual cash compensation was not enhanced for any NEO in 2023, except that Mr. Fisher’s total annual cash compensation increased by 6.25% to better align with market median for his position.

_________________________

10 See footnote 3 above for additional information regarding Adjusted Diluted “Core Earnings” Per Share.

11 See footnote 4 above for additional information regarding Adjusted “Core Earnings” Efficiency Ratio.

12 See footnote 6 above for additional information regarding EBITDA.

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2023 MIP Payouts
Navient NEOs	2023 Base Salary ($)	Target % of Base Salary	2023 Target Incentive Award at 100% Achievement Amount ($)	2023 MIP Incentive Award at 96.1% Achievement Amount ($)
Mr. Yowan	800,000	150%	1,200,000	729,833(1)
Mr. Fisher	510,000	125%	637,500	612,638
Mr. Kane(2)	510,000	125%	637,500	306,319(2)
Mr. Heleen	450,000	125%	562,500	540,563
Mr. Hauber	425,000	125%	531,250	510,531
Mr. Remondi(3)	1,000,000	150%	-	-

(1)

Mr. Yowan’s 2023 MIP payout was calculated by (A) multiplied by (B), multiplied by (C), multiplied by (D), where: “(A)” equals his annual base salary ($800,000), multiplied by “(B)” his MIP target percentage of 150%, multiplied by “(C)” the MIP Incentive Award achievement percentage (96.1%); and “(D)” equals the number days he was employed by Navient as its CEO (231days), divided by 365 days.

(2)	As discussed above, Mr. Kane’s 2023 MIP reflects 50% weight on corporate performance and 50% weight on Business Processing EBITDA performance.
(3)

Mr. Remondi’s 2023 MIP payout was prorated through the end of May 2023 per his severance agreement. For more information on Mr. Remondi’s separation arrangement, please see “Arrangements with Named Executive Officers—Executive Severance Plan” in the Compensation Discussion and Analysis section of this proxy statement.

2023 Long-term Incentive Program

Our long-term incentive program is designed to drive long-term performance and shareholder value by delivering a significant portion of NEO compensation through a mix of restricted stock units (“RSUs”) and performance stock units (“PSUs”). Mr. Yowan’s 2023 long-term incentive award was delivered 60% in the form of PSUs and 40% in the form of RSUs (in terms of grant date value). This mix mirrors Navient’s historical practice for Mr. Remondi’s equity awards. Each of our other NEOs received long-term incentive awards split equally between RSUs and PSUs.  Per the terms of Navient’s Executive Severance Plan and Omnibus Incentive Plan, Mr. Remondi’s outstanding annual incentive awards continue to vest pursuant to the vesting schedule set forth in each applicable award agreement as if he remains employed by Navient through the pre-established vesting date.  Mr. Remondi received separation benefits, pursuant to the Executive Severance Plan and the Omnibus Incentive Plan, as specified in his separation agreement, which are further described in "Arrangements with Named Executive Officers” below.

The chart below details the 2023 long-term incentive awards for our NEOs:

	Performance Stock Units(1)	Restricted Stock Units(2)	Target Total Award Value(3)
Navient NEOs	(#)	(#)	($)
Mr. Yowan	158,835	105,890	4,000,000
Mr. Fisher	34,153	33,033	1,250,000
Mr. Kane	30,054	29,069	1,100,000
Mr. Heleen	23,224	22,463	850,000
Mr. Hauber	16,393	15,856	600,000
Mr. Remondi	163,934	105,708	5,000,000

(1)

This column represents the target PSUs granted to each of the NEOs (except for Mr. Yowan) on February 6, 2023, with the target number of PSUs equal to 50% of the approved 2023 long-term incentive award amount divided by the grant-date fair value per PSU share determined in accordance with FASB ASC Topic 718 ($18.30). Each PSU is subject to performance-based vesting over a three-year performance period beginning on January 1, 2023 and ending on December 31, 2025. The vesting provisions of these PSUs are described below.

For Mr. Yowan, this column represents the target PSUs granted to him on May 15, 2023, with the target number of PSUs equal to 60% of the approved 2023 long-term incentive award amount divided by the closing price of Navient common stock on the grant date ($15.11). Mr. Yowan’s PSUs are subject to performance-based vesting for the performance period beginning on May 15, 2023 and ending on December 31, 2025. The vesting provisions of these PSUs are described below.

(2)

This column represents the RSUs granted to each of the NEOs (except for Mr. Yowan) on February 6, 2023, with the number of RSUs equal to 50% of the approved 2023 long-term incentive award amount divided by the closing price of Navient Common Stock on the grant date ($18.92). These RSUs are scheduled to vest in one-third increments on each of the first, second and third anniversaries of the grant date, subject to certain terms and conditions.

For Mr. Yowan, this column represents the RSUs granted to him on May 15, 2023, with the number of RSUs equal to 40% of the approved 2023 long-term incentive award amount divided by the closing price of Navient Common Stock on the grant date ($15.11). Mr. Yowan’s RSUs are scheduled to vest in one-half increments on each of May 15, 2024 and December 31, 2024, subject to certain terms and conditions.

(3)

These Target Total Award Value amounts do not correspond to the accounting grant date fair values as reflected in the “Summary Compensation Table” and “Grants of Plan-Based Awards” table computed in accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718 as explained in footnotes to those tables in this proxy statement. Additional details on accounting for stock-based compensation can be found in “Note 2—Significant Accounting Policies” to the audited consolidated financial statements included in the 2023 Annual Report on Form 10-K.

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2023-25 Performance Stock Units

In 2023, the Committee granted PSUs to each of our NEOs other than Mr. Yowan as part of our 2023 long-term incentive program.  PSUs are designed to vest at the end of 2025, with a potential payout ranging from 0% to 150% of the target number of units, based on cumulative performance over the 2023-25 performance period.

For NEOs other than Mr. Yowan, our 2023 PSU design was similar to 2022, with net student loan cash flows as the primary driver of Navient’s value and return on equity (“ROE”), a standard financial metric that incents a disciplined approach to managing, allocating and investing capital to achieve the best return for shareholders, as the additional measure. However, for 2023, the Committee revised the weighting for the performance metrics with 40% weighted for net student loan cash flows and 60% for ROE.  The 2022 PSU design had 55% weight for to net student loan cash flows and 45% weight for ROE. As our legacy loan portfolio continues to amortize, the Committee believes that ROE is becoming more relevant for Navient as a standard financial metric that permits comparability across peer groups and industry-wide benchmarks. Given the impact of accounting rules on certain businesses, separate annual ROE targets will be established by the Committee for each year in the 2023-25 PSU performance cycle, with targets set at the beginning of each year. Each annual ROE target will have 20% weight and earned awards will not be paid until after the end of the 2023-25 performance period. The 2023 PSUs, like the 2022 PSUs, utilize “Core Earnings” ROE calculated using average stockholder’s equity on a “Core Earnings” basis, which eliminates volatility associated with derivative related mark-to-market adjustments that are outside of management’s control.13 Similar to the 2021 and 2022 PSUs, the 2023-25 PSUs include additional design features intended to further align our executives’ interests with those of our shareholders: a rTSR performance multiplier and a one-year, post-vesting holding requirement for any shares delivered in settlement of earned and vested PSUs. The addition of both features is intended to emphasize Navient’s keen focus on delivering superior overall returns to shareholders.

These performance metrics for the 2023-25 PSUs are summarized below:

2023-25 Performance Stock Units
2023-25 PSU Performance Metric	Weight	Rationale
Cumulative Net Student Loan Cash Flows[14]	40%

•         Promotes successful management of our loan portfolios

•         Critical driver of shareholder value, supporting dividends, share repurchases and debt payments

•         Supports growth of strategic businesses, including consumer lending

“Core Earnings” Return on Equity[15]	20% / 20% / 20%

•         Requires focus on managing, allocating and investing capital to achieve the best return for shareholders

•         Standard financial metric that permits comparability across peer groups and industry-wide benchmarks

_____________________________

[13]

For purposes of these PSUs, “Core Earnings” Return on Equity is calculated as a percentage equal to the Company’s “Core Earnings” net income for each of fiscal years 2023, 2024 and 2025 (as shown in the segment reporting footnote in the Company’s audited financial statements as published in the Company’s annual report on Form 10-K, excluding the impact of any regulatory and restructuring costs), divided by average stockholder’s equity for each such year (determined using the average balance of stockholder’s equity on a “Core Earnings” basis for each quarter in a given year).

[14]

Cumulative Net Student Loan Cash Flows is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. Cumulative Net Student Loan Cash Flows are the aggregate cash flows net of secured borrowings from all student loans (including private credit refinance loans) realized for the fiscal years 2023, 2024 and 2025, including student loan cash flows realized from new acquisitions, but excluding the impact of cash flows for fiscal years beyond 2025 that are accelerated through securitizing or pledging unencumbered student loans or through loan sales.

[15]

Annual “Core Earnings” Return on Equity targets and range are established by the Committee at the beginning of each respective year, with each year’s performance counting 1/3 towards the total 60% weight. “Core Earnings” Return on Equity is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. For more information on the definition of “Core Earnings” Return on Equity, see footnote 13 above. For a reconciliation of our non-GAAP financial measures with GAAP results, please refer to the section titled “Non-GAAP Financial Measures” on pages 37-45 of our 2023 Annual Report, as well as the section titled “Non-GAAP Financial Measures” in each of our quarterly reports filed on Forms 10-Q.

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The chart below shows the potential for vesting as a percentage of the target number of PSUs for NEOs other than Mr. Yowan:

2023-25 Performance Stock Units for NEOs other than Mr. Yowan
Performance Metric	Weight	Percentage of 2023-25 PSUs Vesting*
		0%	50%	100%	150%
Cumulative Net Student Loan Cash Flows	40%	Less than $4.254 billion	$4.254 billion	$5.033 billion	$5.813 billion or greater
2023 “Core Earnings” Return on Equity	20%	Less than 12.5%	12.5%	14.5%	16.5% or greater
2024 “Core Earnings” Return on Equity	20%	Less than 7.7%	7.7%	9.0%	9.7% or greater
2025 “Core Earnings” Return on Equity[16]	20%	TBD	TBD	TBD	TBD

* For points between each performance level, the vesting percentages will be interpolated. That is, vesting will be interpolated between threshold performance (50% vesting) and target performance (100% vesting), as well as between target performance and maximum performance (150% vesting).

The Compensation Committee believes that the performance targets set for each metric are achievable but challenging in light of the uncertain regulatory, rating agency and overall economic environment. The Committee considers these environmental factors, prevailing market-competitive return ratios, and the resulting degree of difficulty that management faces in achieving the Company’s long-term growth and performance goals when establishing appropriate levels for threshold, target, and maximum performance levels and payout curves. The Committee established threshold, target and maximum levels of performance for 2024 “Core Earnings” Return on Equity at the beginning of calendar year 2024. These levels reflect our general market expectations for 2024, as well as our expectation that average stockholder’s equity for 2024 (determined using the average balance of stockholder’s equity on a “Core Earnings” basis for each quarter in 2024) will remain stable in 2024 while our legacy loan portfolio continues to amortize, resulting in a lower expected “Core Earnings” Return on Equity for 2024 relative to 2023.  When setting and evaluating the rigor of the 2025 “Core Earnings” Return on Equity goals at the beginning of calendar year 2025, the Committee will be in a better position to consider the full impact of the Company’s three announced strategic actions that have been developed to increase the value shareholders derive from our loan portfolios and the returns the Company can achieve on business-building investments.

The Company achieved a “Core Earnings” ROE of 14.5% for fiscal year 2023, which equates to an achievement level of 99% of the 2023 goal for that performance metric.

The rTSR multiplier works as follows. Vesting of the 2023-25 PSUs—as determined solely by net student loan cash flows and ROE—will be multiplied by up to +/- 20% based on Navient’s rTSR performance over the three-year performance period, raising the overall maximum potential payout to 180% of the target number of units and introducing additional “down-side” risk. Navient’s rTSR performance depends on where its total shareholder return for the 2023-25 performance period ranks in comparison to the total shareholder returns of a group of peer companies for the same period. The peer group consists of the companies in the S&P 400 Financials Index at the start of the performance period, adjusted for certain merger and acquisition, spinoff or bankruptcy events impacting the companies in the peer group during the performance period.

Total shareholder return for both Navient and the members of the peer group is the change in price of a share of a company’s stock from the start to the end of the performance period, including reinvested dividends, divided by the share price at the start of the performance period. Starting and ending share prices are averaged over a 30-day period to manage the impact of day-to-day stock market volatility.

____________________________

16 The Committee will establish the “Core Earnings” Return on Equity target and range for 2025 at the beginning of calendar year 2025.  TBD = to be determined.

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The rTSR multiplier is applied as follows:

TSR Percentile Rank vs. Peer Group Companies	rTSR Multiplier*
At or above 75th percentile	120%
At median/50th percentile	100%
At or below 25th percentile	80%

* For Navient performance between the 25th and 75th percentiles, the rTSR Multiplier is interpolated on a straight-line basis between 80% and 120%.

For Mr. Yowan, his PSUs vest based on Navient’s rTSR compared to other companies in the S&P 400 Financials Index (the “CEO Peer Group”) from the performance period beginning May 15, 2023 through December 31, 2025. rTSR for both Navient and the members of Navient’s CEO Peer Group is the change in price of a share of a company’s stock from the start to the end of the performance period, including reinvested dividends, divided by the share price at the start of the performance period. Starting and ending share prices are averaged over a 30-day period to manage the impact of day-to-day stock market volatility.

The rTSR multiplier for Mr. Yowan’s PSUs is applied as follows:

TSR Percentile Rank vs. CEO Peer Group Companies	rTSR Payout*
At or above 75th percentile	150%
At median/50th percentile	100%
At 25th percentile	50%
Below 25th percentile	0%

* For Navient performance between the 25th and 75th percentiles, the rTSR Payout is interpolated on a straight-line basis between 50% and 150%.  If Navient’s TSR is negative, the payout cannot exceed 100% of target.

The post-vesting holding period requirement applies to PSUs awarded to each of our NEOs and means that, for one year after the date the shares are issued, executives will not be able to sell or otherwise transfer any shares received upon settlement of any earned and vested PSUs, other than shares issued upon an executive’s death or disability or as needed to pay required tax withholding obligations.

2022-24 Performance Stock Units

The achievement of the 2023 ROE performance goal at the 99% achievement level described above applies to the 2023 “Core Earnings” ROE performance metric for the 2022-24 PSU awards granted in early 2022 (weighted at 15% of the 2021-23 PSUs). Navient achieved a 2022 “Core Earnings” ROE of 17.2% which equated to achievement of 138% of the 2022 goal for that metric under the 2022-24 PSUs (also at weighted 15% of the 2022-24 PSUs). These results were driven by Navient’s positive earnings results in both 2022 and 2023.  Similar to the 2023 PSUs, the 2022-24 PSUs include a rTSR performance multiplier and a one-year, post-vesting holding requirement for any shares delivered in settlement of earned and vested PSUs.

2021-23 Performance Stock Units

Fiscal year 2023 also marked the final year of the three-year performance period associated with PSUs granted to our executive team in early 2021 (excludes Mr. Yowan) as part of our long-term incentive program. These 2021-23 PSUs were designed to vest in early 2024 based on performance through the end of 2023, with a potential payout ranging from 0% to 150% of the target number of units, determined by cumulative performance over the 2021-23 performance period. The following performance metrics were selected in early 2021 to focus management on specific long-term business objectives:

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2021-23 PSU Performance Metric	Weight		Rationale
Cumulative Net Student Loan Cash Flows	70%	•	Promotes successful management of our loan portfolios
		•	Critical driver of shareholder value, supporting dividends, share repurchases and debt payments
		•	Supports growth of strategic businesses, including consumer lending
“Core Earnings” Return on Equity	10% / 10% /	•	Requires focus on managing, allocating and investing capital to achieve the best return for shareholders
	10%	•	Standard financial metric that permits comparability across peer groups and industry-wide benchmarks

As stated above, in 2021, two new features, a rTSR performance multiplier and a one-year, post-vesting holding requirement for any shares delivered in settlement of earned and vested PSUs, were introduced to further align executives’ interests with those of our shareholders. The rTSR multiplier for the 2021-23 PSUs works the same way as the rTSR multiplier for the 2022-24 PSUs and the 2023-25 PSUs.  See the description of the 2023-25 PSUs above for more information on how the rTSR multiplier works.  Additionally, the post-vesting holding period requirement means that, for one year after the date the shares are issued, executives will not be able to sell or otherwise transfer any shares received upon settlement of any earned and vested 2021-23 PSUs, other than shares issued upon an executive’s death or disability or as needed to pay required tax withholding obligations.

The following chart summarizes Navient’s cumulative performance over the 2021-23 performance period relative to the targets established for each of these metrics. Our performance during this three-year period resulted in an overall performance score of 39%, which, when multiplied by a 120% rTSR performance multiplier for the three-year rTSR performance at the 100th percentile, resulted in the 2021-23 PSUs vesting at 46.36% of the target number of units.

2021-23 Performance Stock Units
2021-23 Performance Metric	Performance Target	2021-23 Actual Performance	Payout Factor	Weight	Performance Score
Cumulative Net Student Loan Cash Flows[17] (millions)	$ 8,014	$7,062	0%	70%	0.00%
2021 “Core Earnings” Return on Equity[18] (millions)	18.00%	24.57%	150%	10%	15.00%
2022 “Core Earnings” Return on Equity[21] (millions)	15.70%	17.20%	138%	10%	13.75%
2023 “Core Earnings” Return on Equity[21] (millions)	14.50%	14.45%	99%	10%	9.88%
		Overall Performance Score:			38.63%
		rTSR modifier:			120%
		Modified Weighted Achievement:			46.36%

Deferred Compensation

We provide our NEOs with the opportunity to defer a portion of their compensation under the Navient Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan is designed to provide all of our senior employees, including our NEOs, with the opportunity to save for retirement and other personal expenses on a tax-advantaged basis. Each participating employee may elect to defer a portion of his or her eligible compensation under the Deferred Compensation Plan, and amounts deferred are credited to bookkeeping accounts. Navient does not make any contributions to the Deferred Compensation Plan for periods on or after January 1, 2019. Amounts in each participant’s account are indexed to one or more investment alternatives chosen by each participant from a range of market-based alternatives. The Deferred Compensation Plan does not pay above-market or preferential earnings on compensation deferred under or contributed to the plan. Additional details for our NEOs who participate can be found below under the “Non-Qualified Deferred Compensation” table.

_______________________

17 See footnote 14 above for more information regarding Cumulative Net Student Loan Cash Flows.

18 “See footnote 13 above for more information regarding Core Earnings” Return on Equity.

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Health, Welfare and Retirement Benefits

Our NEOs are eligible to participate in the same broad-based employee benefit programs that we offer to our other employees, such as group health benefits and tax-qualified retirement benefits.

Perquisites

Perquisites are limited and are not a significant portion of our compensation program. In 2023, we did not provide relocation allowances to any NEO. We provided transportation allowances to our CEO and our former CEO as described in the Summary Compensation Table below.

Severance Benefits

Navient has adopted an executive severance plan and a change in control severance plan, which are described in greater detail under the heading “Arrangements with Named Executive Officers” below. We generally utilize plans (as opposed to individual agreements) to provide severance and change in control payments and benefits for several reasons. First, a “plan” approach provides us with the flexibility to change the terms of severance benefits from time to time. In addition, this approach is more transparent, both internally and externally, which eliminates the need to negotiate severance or other employment separation benefits on a case-by-case basis and assures each of the executives that his or her severance benefits are comparable to those of other executives with similar levels of responsibility and tenure.

Under the executive severance plan, our NEOs are eligible for severance payments in the event of an involuntary termination of employment without “cause.” In addition, they are eligible for “double trigger” severance payments under the change in control severance plan in the event of an involuntary termination of employment without “cause” or a termination of employment with “good reason” in connection with a change in control of Navient. All plan participants, including our NEOs, are entitled to certain limited “single trigger” benefits upon a change in control, including equity acceleration, only when equity awards are not honored, assumed, or replaced by a successor employer of Navient. Such equity acceleration provides NEOs with the benefit of these outstanding awards granted in prior years. They also may be able to exercise the awards and possibly participate in the change in control transaction for the consideration received.

On May 15, 2023, Mr. Remondi was terminated without cause from the position of President & Chief Executive Officer of Navient.  In connection with his termination, Mr. Remondi was provided with severance payments and benefits which were substantially in accordance with Navient’s Executive Severance Plan and the Omnibus Incentive Plan, as specified in his separation agreement with Navient.  Mr. Remondi’s severance benefits and post-termination arrangements pursuant to his separation agreement with Navient are further described in "Arrangements with Named Executive Officers” below.

Other Arrangements, Policies and Practices Related to Our Executive Compensation Program

Share Ownership Guidelines

Navient has adopted share ownership guidelines applicable to its senior executives, including our NEOs. These ownership guidelines, which are required to be achieved over a five-year period, are as follows:

•	Chief Executive Officer — Lesser of 1 million shares or $5 million in value

•	Executive Vice President — Lesser of 200,000 shares or $1 million in value

•	Senior Vice President — Lesser of 70,000 shares or $350,000 in value

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Each of our NEOs other than Mr. Yowan holds the title of Executive Vice President.

The guidelines encourage continued ownership of a significant amount of Navient’s Common stock acquired through equity awards and help align the interests of our senior executives with the interests of our shareholders. A senior executive must hold Navient Common Stock acquired through equity grants until the applicable thresholds are met, and a senior executive will not be eligible to receive equity grants during the following year if he or she sells this stock (whether before or after such guidelines are met) if such sale results in a decrease below the thresholds established by the guidelines.

The following shares and share units count towards the ownership guidelines: shares held in brokerage accounts; vested shares credited to deferred compensation accounts; shares credited to qualified retirement plan accounts; vested performance stock; and restricted stock and RSUs that vest solely upon the passage of time, on an after-tax basis.  Stock options and unvested performance shares do not count toward the ownership guidelines.

All of Navient’s NEOs are in compliance with the share ownership guidelines as of the date of this proxy statement either through their stock ownership levels or due to the five-year initial period not being finished.

Hedging/Pledging Prohibition

Navient policy prohibits directors, senior management (including our NEOs) and certain other employees from engaging in hedging, pledging and certain other transactions involving Navient Common Stock. See “Director Compensation” above for additional details.

Policy on Rule 10b5-1 Trading Plans

Navient has a policy governing the use by directors, executive officers (including our NEOs) and certain other employees of pre-established trading plans for sales of our Common Stock. See “Director Compensation” above for additional details. In 2023, Navient amended its policy to comply with new regulations issued by the SEC.

Clawback

All types of cash and equity-based awards made to senior officers, including our NEOs, under the Navient Corporation 2014 Omnibus Incentive Plan (as amended and restated in 2018) are subject to clawback in the event of a material misstatement of Navient’s financial results and other qualifying events. Navient enhanced its clawback policy in 2017 following an extensive review and consideration of Navient’s then-existing clawback policy by the Compensation Committee. The enhanced clawback policy grants the Board discretion to recoup incentive compensation both in the event of a financial restatement and in the case of the executive’s misconduct involving a material violation of Navient policy or commission of fraud or other misconduct involving Navient. Following engagement with its shareholders, the Board further enhanced the clawback policy in March 2018 to add a clawback trigger in the event of misconduct committed by persons under a senior officer’s supervision.  In accordance with the final SEC and NASDAQ rules promulgated under Section 954 of the Dodd-Frank Act, in 2023, Navient adopted a new clawback policy which applies to any current or former “executive officer” of the Company, as determined for purposes of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, to comply with such rules.  This new clawback policy was adopted in addition to the existing clawback policy that was last amended in March 2018.

Navient Compensation Committee Process for Approving Long-term Awards

The Compensation Committee approves long-term awards on an annual basis at a regularly scheduled committee meeting. The Committee has delegated authority to a sub-committee consisting of the Compensation Committee Chair and the CEO (the “Sub-Committee”) to approve long-term awards for new employees and promotions below the executive officer level. These awards generally are effective on the day on which the Sub-Committee approves the awards (or, if later, the employee’s hire or promotion date). The Compensation Committee approves any awards to newly-hired or promoted executive officers. The grant date for these awards generally is the applicable meeting date of the Committee at which the awards are approved (or, if later, the officer’s hire or promotion date). Under the terms of the Navient Corporation

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2014 Omnibus Incentive Plan, as amended and restated, stock options are required to be priced at the closing market price of Navient’s Common Stock on the Nasdaq on the date of grant.

Tax Deductibility of Compensation Over $1 Million

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a federal income tax deduction for annual compensation over $1 million paid to our chief executive officer, chief financial officer, three other most highly compensated officers and anyone who has served as one of our covered officers after 2016, other than pursuant to certain grandfathered compensation arrangements. The Compensation Committee retains the flexibility to award compensation to the NEOs that is not deductible for U.S. federal income tax purposes.

Changes to Our Executive Compensation Program for 2024

The Committee made changes to our executive compensation program for 2024 to better align with market practices and Navient’s on-going strategic actions.  These changes are described below.

2024 Annual Incentive Program

The Committee continued its focus on Adjusted Diluted “Core Earnings” Per Share as the key financial metric in the annual Management Incentive Plan (“MIP”) for 2024 by increasing the weighting of this metric to 60%. Adjusted “Core Earnings” Efficiency Ratio and Business Processing EBITDA are carried forward as MIP financial metrics with weightings of 25% and 15%, respectively.  The Committee eliminated Private Education Loan Gross Defaults as a MIP financial metric due in part to the various government-sponsored student loan relief programs that have been introduced in recent years which have made it difficult to project the exact timing of loan defaults. As Navient’s legacy loan portfolio continues to amortize and the Company looks to implement the strategic actions announced in early 2024, the Committee believes that Adjusted “Core Earnings” Per Share, Adjusted “Core Earnings” Efficiency Ratio and Business Processing EBITDA are increasingly more relevant for Navient as standard financial metrics that provide a transparent measure of progress.  Further, to more closely tie the compensation of our executives in our operational units to the performance of such units, the Committee left unchanged the methodology for determining the 2024 MIP for such executives so that the MIP is based 50% on the specific business unit performance and 50% on Navient’s overall corporate performance.  This impacts one NEO, Mr. Kane, who leads our Business Processing Solutions unit.

Long-term Incentive Program for 2024

As in prior years, the PSUs granted in 2024 are designed to vest at the end of a three-year performance period, with a potential payout based on cumulative performance over the 2024-2026 performance period.  For the 2024-2026 performance period, in light of the focus on implementing the strategic actions and the desire to further simplify and align management’s long-term incentive with shareholder expectations, the Committee replaced both net student loan cash flows and return on equity (“ROE”) as the performance metrics for the 2024 long-term incentive plan with Navient’s rTSR relative to a performance peer group consisting of all companies in the S&P 600 Financials Index.

As discussed above, “rTSR” is the change in price of a share of a company’s stock from the start to the end of the performance period, including reinvested dividends, divided by the share price at the start of the performance period. Navient’s total shareholder results are compared relative to other companies in the S&P 600 Financials Index from the performance period beginning January 1, 2024, through December 31, 2026.  Starting and ending share prices are averaged over a 30-day period to manage the impact of day-today stock market volatility.

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The rTSR multiplier is applied as follows:

TSR Percentile Rank vs. Peer Group Companies	rTSR Payout*
At or above 75th percentile	150%
At median/50th percentile	100%
At 25th percentile	50%
Below 25th percentile	0%

* For Navient performance between the 25th and 75th percentiles, the rTSR Payout is interpolated on a straight-line basis between 50% and 150%.

The Committee replaced the S&P 400 Financial Index with the S&P 600 Financial Index for determining Navient’s total shareholder return relative to a performance peer group.  In June 2023, as a result of the S&P Dow Jones Indices quarterly rebalance, Navient was moved from the S&P Midcap 400 Index to the S&P SmallCap 600 Index.  Therefore, the Board believes that the companies in the S&P 600 Financials Index are the more appropriate performance peer group for determining the performance of the 2024-26 PSUs.

Transition Retention Bonuses for Senior Executives

As discussed above, in light of the change in Navient’s CEO in May 2023 and to ensure a smooth transition and achievement of Navient’s strategic plan, the Board awarded 2024 Transition Retention Bonuses to the Company’s NEO’s (other than Mr. Yowan) and other key employees.  These 2024 Transition Retention Bonuses were to be paid on the date the 2023 MIP payments were to be paid in early 2024, provided that the respective employee remained in their current position with Navient until such date in 2024.  As a result, in February 2024, the following lump sum cash payments were made to certain of our NEOs: $220,000 to Mr. Fisher; $220,000 to Mr. Kane; $190,000 to Mr. Heleen; and $180,000 to Mr. Hauber.

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Summary Compensation Table

The table below summarizes compensation paid, awarded to or earned by each of our named executive officers (“NEOs”) for the fiscal years ended December 31, 2023, December 31, 2022, and December 31, 2021.

NAME AND PRINCIPAL POSITION(1)	YEAR	SALARY(2) ($)	BONUS ($)	STOCK AWARDS(3) ($)	OPTION AWARDS(3) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(4) ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(5) ($)	ALL OTHER COMPENSATION(6) ($)	TOTAL ($)
Dave Yowan	2023	528,557	0	3,797,694	0	729,833	-	6,256	5,062,340
President and Chief	2022	-	-	-	-	-	-	-	-
Executive Officer	2021	-	-	-	-	-	-	-	-

Joe Fisher	2023	497,307	0	1,129,848	0	612,638	-	16,500	2,256,293
Chief Financial	2022	394,230	0	879,213	0	757,800	-	15,250	2,046,493
Officer	2021	350,000	0	499,987	0	656,250	-	14,500	1,520,737

John Kane	2023	504,230	0	1,076,055	0	306,319	-	15,378	1,901,982
Group President, Business	2022	460,000	0	1,152,248	0	871,470	-	15,250	2,498,968
Processing Solutions	2021	460,000	0	999,986	0	862,500	-	14,500	2,336,986

Mark Heleen	2023	444,230	0	830,480	0	540,563	-	16,500	1,831,773
Chief Legal Officer	2022	400,000	0	899,465	0	757,800	-	15,250	2,072,515
and Secretary	2021	398,269	0	749,986	0	750,000	-	14,500	1,912,755

Steve Hauber	2023	419,230	0	585,119	0	510,531	-	16,500	1,531,380
Chief Risk and	2022	372,115	0	649,214	0	710,437	-	15,250	1,747,016
Compliance Officer	2023	350,000	0	499,987	0	656,250	-	14,500	1,520,737

Jack Remondi	2023	388,461	0	4,908,202	0	-	-	6,766,438	12,063,101
Former President and Chief	2022	1,000,000	0	5,109,964	0	1,894,500	-	15,790	8,020,434
Executive Officer	2021	1,000,000	0	4,999,987	0	1,875,000	-	8,979	7,883,966

(1)	Reflects the position held by each NEO as of December 31, 2023.

(2)

Navient pays employee salaries in bi-weekly installments throughout the calendar year. The cash retainer Mr. Yowan received for his service as a non-employee director of the Board is included in his base salary.

(3)

Amounts shown are the grant date fair values of the various stock-based awards granted during 2021, 2022 and 2023 computed in accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718. These amounts do not correspond to the actual value that may be realized by each NEO. Additional details on accounting for stock-based compensation can be found in “Note 2—Significant Accounting Policies” to the audited consolidated financial statements included in the 2023 Annual Report on Form 10-K.

Amounts shown for Mr. Yowan include the grant date fair value of his restricted stock grant issued February 6, 2023, as a non-employee director.  This award vested 25% on the grant date and 25% on May 1, 2023, while serving as a non-employee director.  The remaining 50% of the grant vested while Mr. Yowan served as CEO of Navient (25% on August 1, 2023, and 25% on November 1, 2023).  This entire award is reported in the Grants of Plan Based Awards table below and the vesting of this entire award is also reported in the Option Exercise and Stock Vested tables below.

Under FASB ASC Topic 718, the grant date for a PSU occurs when objectively determinable performance goals are approved.  Therefore, the reported value for 2023 is calculated for the portion of the PSUs for which performance goals were set in 2023 and is shown based on the probable performance (target) value of the awards.

The maximum grant-date fair value of the PSU awards for 2023 assuming all performance goals—including relative total shareholder return—were achieved at their maximum levels would be as follows: for Mr. Fisher, $908,724; for Mr. Kane, $946,907; for Mr. Heleen, $729,822; for Mr. Hauber, $513,187; and Mr. Remondi, $5,234,744.  Mr. Yowan’s PSU awards will vest based on Navient’s TSR compared to other companies in the S&P 400 Financials Index from the performance period beginning May 15, 2023 through December 31, 2025.  If Navient’s rTSR for the performance period is in the 75th or higher percentile of Navient’s peer group companies, the vesting and payout will be 150%, which is the maximum value for his PSU awards with a value of $3,086,561.

(4)

Annual incentive awards were paid to NEOs under the Management Incentive Plan in cash. Mr. Yowan’s 2023 annual incentive award payout was calculated by (A) multiplied by (B), multiplied by (C), multiplied by (D), where: “(A)” equals his annual base salary ($800,000), multiplied by “(B)” his MIP target percentage of 150%, multiplied by “(C)” the MIP Incentive Award achievement percentage (96.1%); and “(D)” equals the number days he was employed by Navient as its CEO (231days), divided by 365 days.

(5)	Navient’s non-qualified deferred compensation plan does not provide for above-market or preferential earnings on compensation deferred under the plan.

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(6)	For 2023, the components of “All Other Compensation” were as follows:

NAME	EMPLOYER CONTRIBUTIONS TO DEFINED CONTRIBUTION PLAN (A) ($)	TRANSPORTATION ALLOWANCE (B) ($)	SEVERANCE(C) ($)	INSURANCE PREMIUM(D) ($)	TOTAL ($)
Yowan	3,692	2,538	0	26	6,256
Fisher	16,500	0	0	-	16,500
Kane	15,378	0	0	-	15,378
Heleen	16,500	0	0	-	16,500
Hauber	16,500	0	0	-	16,500
Remondi	16,500	396	6,749,542	-	6,766,438

(A) Amounts credited to Navient’s tax-qualified defined contribution plan.

(B) Automobile allowance benefit calculated based on the annual lease method.

(C) Amounts paid under Mr. Remondi’s separation agreement. See “Arrangements with Named Executive Officers—Executive Severance Plan” in the Compensation Discussion and Analysis section of this proxy statement for more information on Mr. Remondi’s separation agreement.

(D) The amount reported is the premium paid by Navient to provide a life insurance benefit of up to $100,000 while Mr. Yowan served as a non-employee director of the Board.

Grants of Plan-Based Awards

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR	GRANT DATE FAIR VALUE OF STOCK
NAME	AWARD TYPE	GRANT DATE	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	UNITS (#)	AWARDS(2) ($)
Yowan		Management Incentive Plan	-	759,452	1,139,178
	Restricted Stock (3)	2/6/2023							7,399	139,989
	2023 PSUs(4)	5/15/2023				79,417	158,835	238,252		2,057,707
	2023 RSUs(6)	5/15/2023							105,890	1,599,998
Fisher		Management Incentive Plan	-	637,500	956,250
	2023 PSUs(4)	n/a					34,153
	2023 PSUs(5)	2/62023				8,196	20,492	36,885		374,999
	2022 PSUs(5)	2/6/2023				1,861	4,653	8,374		82,864
	2021 PSUs(5)	2/6/2023				844	2,111	3,800		46,999
	2023 RSUs(6)	2/4/2023							33,003	624,984
Kane		Management Incentive Plan	-	637,500	956,250
	2023 PSUs(4)	n/a					30,054
	2023 PSUs(5)	2/62023				7,212	18,032	32,458		329,992
	2022 PSUs(5)	2/6/2023				2,292	5,731	10,316		102,075
	2021 PSUs(5)	2/6/2023				1,689	4,223	7,601		94,001
	2023 RSUs(6)	2/4/2023							29,069	549,985
Heleen		Management Incentive Plan	-	562,500	843,750
	2023 PSUs(4)	n/a					23,224
	2023 PSUs(5)	2/62023				5,573	13,934	25,081		254,999
	2022 PSUs(5)	2/6/2023				1,796	4,491	8,083		79,979
	2021 PSUs(5)	2/6/2023				1,266	3,167	5,700		70,501
	2023 RSUs(6)	2/4/2023							22,463	424,999
Hauber		Management Incentive Plan	-	531,250	796,875
	2023 PSUs(4)	n/a					16,393
	2023 PSUs(5)	2/62023				3,934	9,836	17,704		179,995
	2022 PSUs(5)	2/6/2023				1,305	3,264	5,874		58,129
	2021 PSUs(5)	2/6/2023				844	2,111	3,800		46,999
	2023 RSUs(6)	2/4/2023							15,856	299,995
Remondi		Management Incentive Plan	-	1,500,000	2,250,000
	2023 PSUs(4)	n/a					163,934
	2023 PSUs(5)	2/62023				39,344	98,630	177,048		1,799,995
	2022 PSUs(5)	2/6/2023				12,222	30,555	54,999		544,192
	2021 PSUs(5)	2/6/2023				10,135	25,338	45,608		564,019
	2023 RSUs(6)	2/4/2023							105,708	1,999,995

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(1)

Represents the possible total payouts for each Navient Named Executive Officer (“NEO”) under the Navient 2023 Management Incentive Plan (“MIP”). Mr. Yowan’s possible payout under the Navient 2023 MIP was prorated by the number of days he was employed by Navient as its CEO in 2023. The actual amounts earned under the 2023 MIP and paid in February 2024 are set forth below:

	Target 2023 MIP Payout ($)	Actual 2023 MIP Payout ($)
Mr. Yowan	759,452	729,833(a)
Mr. Fisher	637,500	612,638
Mr. Kane	637,500	306,319
Mr. Heleen	562,500	540,563
Mr. Hauber	531,250	510,531
Mr. Remondi	1,500,000	-

(a) Mr. Yowan’s 2023 MIP payout was calculated by (A) multiplied by (B), multiplied by (C), multiplied by (D), where: “(A)” equals his annual base salary ($800,000), multiplied by “(B)” his MIP target percentage of 150%, multiplied by “(C)” the MIP Incentive Award achievement percentage (96.1%); and “(D)” equals the number days he was employed by Navient as its CEO (231 days), divided by 365 days.

(2)

Amounts disclosed for awards granted in 2023 represent the grant date fair value computed in accordance with FASB ASC Topic 718. Additional details on accounting for stock-based compensation can be found in “Note 2—Significant Accounting Policies” to the audited consolidated financial statements included in the 2023 Annual Report.

(3)	Represents the equity retainer granted to Mr. Yowan in the form of restricted stock as a non-employee director of the Board.

(4)

Represents the target number of PSUs awarded under our 2023-25 PSUs to Messrs. Fisher, Kane, Heleen, Hauber and Remondi on February 4, 2023 and to Mr. Yowan on May 15, 2023 under our long-term incentive program as described further in “2023 Long-term Incentive Program” in the Compensation Discussion and Analysis section of this proxy statement.

The PSUs awarded to Messrs. Fisher, Kane, Heleen, Hauber and Remondi may vest after a three-year performance period (2023-25) and have a potential payout ranging from 0% to 180% of the target number of units based on various performance metrics. Only 60% of these PSUs is deemed to have a “grant date” in 2023, as explained in footnote (5) below. For Mr. Yowan, his PSUs vest based on Navient’s rTSR compared to other companies in the S&P 400 Financials Index for the performance period beginning May 15, 2023, through December 31, 2025 and have a potential payout ranging from 0% to 150%. Our disclosures referenced by this footnote (4) are for information purposes only, and tie to the disclosures made by our NEOs in 2023 on Form 4s in compliance with Section 16 of the Exchange Act. Our disclosures in footnote (5) below are intended to comply with the requirements of Item 402 of Regulation S-K with respect to “grants” of PSUs.

(5)

Represents the grant date fair value of equity awards computed in accordance with FASB ASC Topic 718. Under FAB ASC Topic 718, the “grant date” for a PSU occurs only when objectively determinable PSU performance goals are approved and therefore, the reported number of units is calculated for the various portions of the PSUs for which performance goals were set in 2023. The amounts referenced by this footnote (5) represent three tranches from three separate award years—namely, 60% of PSUs awarded in February 2023, 15% of PSUs awarded in February 2022 and 10% of PSUs awarded in February 2021. Each of these tranches is deemed to be a separate “grant” for fair value purposes and each is deemed to have a “grant date” in 2023. For more information on the design of our long-term incentive programs, see “2023-25 Performance Stock Units”, “2022-24 Performance Stock Units” and “2021-23 Performance Stock Units” in the Compensation Discussion and Analysis section of this proxy statement.

For each NEO, the sum of the dollar amounts stated in the “Grant Date Fair Value of Stock Awards” column in the table above is also included in the “Stock Awards” column of the Summary Compensation Table; however, these numbers may vary slightly due to truncating.

(6)

Stock awards granted on February 6, 2023, to Messrs. Fisher, Kane, Heleen, Hauber and Remondi represent RSUs that have vested or will vest and convert into shares of Common Stock in one-third increments on February 6, 2024, February 4, 2025, and February 4, 2026. The stock awards granted on May 15, 2023 to Mr. Yowan represent RSUs that will vest and convert into shares of Common Stock in one-half increments on May 15, 2024 and December 31, 2024, respectively.

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Outstanding Equity Awards at Fiscal Year End

The table below sets forth information regarding Navient equity awards that were outstanding as of December 31, 2023.

NAME	GRANT DATE	NUMBER OFSHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(1) (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(2) ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT YET VESTED(3) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT YET VESTED(2) ($)
Yowan	5/15/2023	108,664	2,023,323	-	-
	5/15/2023	-	-	244,494	4,552,478
Fisher	2/4/2021	7,585	141,232	-	-
	2/4/2021	10,957	204,019	-	-
	2/4/2022	20,331	378,563	-	-
	2/4/2022	-	-	13,418	249,843
	2/6/2023	34,256	637,846	-	-
	2/6/2023	-	-	63,750	1,187,025
Kane	2/4/2021	15,170	282,465	-	-
	2/4/2021	21,916	408,075	-	-
	2/4/2022	25,046	466,356	-	-
	2/4/2022	-	-	16,529	307,769
	2/6/2023	30,145	561,299	-	-
	2/6/2023	-	-	56,100	1,044,582
Heleen	2/4/2021	10,898	202,920	-	-
	2/4/2021	16,437	306,056	-	-
	2/4/2022	18,792	349,907	-	-
	2/4/2022	-	-	12,951	241,147
	2/6/2023	22,344	416,045	-	-
	2/6/2023	-	-	43,351	807,195
Hauber	2/4/2021	7,585	141,232	-	-
	2/4/2021	10,958	204,037	-	-
	2/4/2022	14,263	265,577	-	-
	2/4/2022	-	-	9,412	175,251
	2/6/2023	16,443	306,168	-	-
	2/6/2023	-	-	30,600	569,772
Remondi	2/4/2021	58,147	1,082,697	-	-
	2/4/2021	131,502	2,448,567	-	-
	2/4/2022	85,272	1,587,764	-	-
	2/4/2022	-	-	88,122	1,640,831
	2/6/2023	105,566	1,965,638	-	-
	2/6/2023	-	-	306,009	5,697,887

(1)

RSUs granted in February 2021 have vested or will vest in one-third increments on February 4, 2022, February 4, 2023, and February 4, 2024. RSUs granted in 2022 have vested or will vest in one-third increments on February 4, 2023, February 4, 2024, and February 4, 2025. RSUs granted in 2023 to our NEOs (other than Mr. Yowan) have vested or will vest in one-third increments on February 6, 2024, February 6, 2025 and February 6, 2026. RSUs granted to Mr. Yowan will vest in one-half increments on May 15, 2024 and December 31, 2024.

PSUs granted in 2021 vested after a three-year performance period (2021-23), with the potential payout ranging from 0% to 180% of the target number of units. Based on the Company’s actual performance during the three-year performance period relative to pre-established performance goals, these PSUs vested at 46.36% of the target number of units and were settled in shares of the Company’s common stock on February 28, 2024. These 2021-23 PSUs are shown above as outstanding on December 31, 2023, based on the final vested amount (i.e., 46.36% of the target number of units). See “2021-23 Performance Stock Units” above for additional details regarding these PSUs.

Amounts include all accrued and unvested whole share dividend equivalent units (“DEUs”) that vest only to the extent and at the same time the underlying award on which they are issued vest.

(2)	Market value of shares or units is calculated based on the closing market price of $18.62 for Navient Common Stock on December 29, 2023, the last trading date of the year.

(3)

Shows the threshold number of PSUs realizable upon vesting relative to grants made in 2022 and the maximum number of PSUs realizable upon vesting relative to grants made in 2023. For NEOs other than Mr. Yowan, these PSUs will vest after a three-year performance period (2022-24 for PSUs granted in 2022 and 2023-25 for PSUs granted in 2023). These PSUs granted in 2022 and 2023 have a potential payout ranging from 0% to 180% of the target number of units. For Mr. Yowan, the PSUs granted to him on May 15, 2023, vest based on Navient’s rTSR compared to other companies in the S&P 400 Financials Index from the performance period beginning May 15, 2023 through December 31, 2025 and have a potential payout ranging from 0% to 150%. Amounts include all accrued and unvested whole share DEUs that vest only to the extent and at the same time that the underlying award on which they are issued vest. The number of units and payout value reported is based on achieving certain performance goals. See discussion of 2022-24 PSUs, 2023-25 PSUs and the CEO PSUs above for additional details regarding the performance metrics associated with these PSUs.

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Option Exercises and Stock Vested During Fiscal Year 2023

	Option Awards		Stock Awards
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (1) (#)	VALUE REALIZED ON EXERCISE (2) ($)	NUMBER OF SHARES ACQUIRED ON VESTING (3) (#)	VALUE REALIZED ON VESTING (4) ($)
Yowan	0	0	7,507	131,350
Fisher	0	0	25,877	480,211
Kane	150,579	424,632	88,387	1,630,683
Heleen	86,872	450,865	66,343	1,224,286
Hauber	57,915	320,849	45,032	831,206
Remondi	463,320	2,321,233	441,309	8,101,106

(1)

Mr. Kane exercised 150,579 net-settled stock options on January 3, 2023, with a strike price of $13.63 and a market price of $16.45, receiving 17,006 net shares. Mr. Heleen exercised 86,872 net-settled stock options on January 31, 2023, with a strike price of $13.63 and a market price of $18.82, receiving 16,397 net shares. Mr. Hauber exercised 57,915 net-settled stock options on January 27, 2023, with a strike price of $13.63 and a market price of $19.17, receiving 11,351 net shares. Mr. Remondi exercised 463,320 net-settled stock options on January 31, 2023, with a strike price of $13.63 and a market price of $18.64, receiving 74,927 net shares.

(2)

The value realized upon exercise is the number of net-settled stock options exercised multiplied by the difference between the market price of Navient Common Stock at exercise and the strike price on the net-settled options.

(3)

Represents shares acquired upon the vesting of restricted stock or restricted stock units (“RSUs”), the associated dividend equivalent units (“DEUs”) and any fractional share settlement. For Mr. Yowan, this represents his restricted stock grant issued February 6, 2023, as a non-employee director. This award vested 25% on the grant date and 25% on May 1, 2023, while serving as a non-employee director. The remaining 50% of the grant vested while Mr. Yowan served as CEO of Navient (25% on August 1, 2023, and 25% on November 1, 2023). This entire award is reported in the Grants of Plan Based Awards table above.

(4)	The value realized on vesting is the number of shares vested multiplied by the closing market price of Navient Common Stock on the vesting date.

Pension Benefits

The Company has no tax-qualified pension plans and no non-qualified supplemental pension plans.

Non-Qualified Deferred Compensation

Under the Navient Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”), eligible employees, including our NEOs, may elect to defer up to 80 percent of their annual cash-based compensation. The Company does not make any contributions to the Deferred Compensation Plan effective for periods on or after January 1, 2019.

All participant deferrals are credited to bookkeeping accounts. Amounts in each participant’s account are indexed to one or more investment alternatives chosen by the participant from a range of market-based alternatives. The Deferred Compensation Plan does not pay above-market or preferential earnings. Participants elect the time and form of payment of their accounts. Accounts generally are paid no sooner than the first day of the seventh month following the participant’s termination of employment, although certain in-service distributions are permitted. Immediate distributions upon the death or disability of the participant also are permitted. Accounts generally may be distributed either in a single lump sum or in up to ten (10) annual installments.

The following table provides information regarding contributions and earnings under the Deferred Compensation Plan in 2023, as well as year-end account balances, for each of our NEOs.

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	Executive Contributions in 2023 (1)	Registrant Contributions in 2023 (2)	Aggregate Earnings in 2023	Aggregate Withdrawals / Distributions in 2023	Aggregate Balance at 12/31/2023 (3)
Name	($)	($)	($)	($)	($)
Yowan	0	0	35,429	0	239,238
Fisher	0	0	2,243	0	13,104
Kane	848,445	0	302,803	(156,145)	2,329,846
Heleen	0	0	0	0	0
Hauber	0	0	79,819	0	383,713
Remondi	0	0	451,823	(1,975,541)	0

(1)

Executive contributions are withheld from the executive’s salary and/or non-equity incentive compensation for the relevant fiscal year and are reflected in the relevant column in the Summary Compensation Table for that year.

(2)	The Company does not make any contributions to the Deferred Compensation Plan effective for periods on or after January 1, 2019.

(3)

The aggregate balance at fiscal year-end reflects current and prior fiscal year executive and registrant contributions previously reported in the Summary Compensation Table for those years for executives who were named executive officers in those years. For Mr. Yowan, this represents the amount Mr. Yowan previously deferred into the Navient Corporation Deferred Compensation Plan for Directors, prior to his appointment as President and CEO of Navient in May 2023.

Arrangements with Named Executive Officers

Navient has not entered into an employment agreement with any of its NEOs. However, our NEOs participate in Navient’s severance plans for senior officers, and each of our NEOs is entitled to certain severance payments pursuant to the terms and conditions of those plans, which are described below.

Executive Severance Plan

Under Navient’s Executive Severance Plan for Senior Officers, eligible officers will receive a lump sum cash payment equal to (i) a multiple of base salary and an average annual incentive award (determined over the last 24 months), plus (ii) pro-rated target annual incentive award for the year of termination, upon the following events: (a) resignation from employment for good reason (as defined in the plan); (b) Navient’s decision to terminate an eligible officer’s employment for any reason other than for cause (as defined in the plan), death or disability; or (c) upon mutual agreement of Navient and the eligible officer. The multiplier for each eligible officer position is as follows: CEO-2x; Executive and Senior Vice Presidents-1x. Each of our NEOs other than Mr. Yowan holds the title of Executive Vice President. Under the plan, in no event will a severance payment exceed a multiple of three times an officer’s base salary and annual incentive award.  Pursuant to Mr. Yowan's May 2023 employment agreement with Navient, Mr. Yowan is neither eligible to participate in Navient’s Executive Severance Plan for Senior Officers nor in its Change in Control Severance Plan for Senior Officers, nor is he eligible for severance under any other Navient severance plan or program.

In addition to the cash severance payment, eligible officers will receive subsidized medical benefits and outplacement services for 18 months (24 months for the CEO). Treatment of outstanding equity awards upon severance is governed by the terms of the applicable equity award agreement and not the severance plan.

On May 15, 2023, Jack Remondi was terminated as President and Chief Executive Officer of Navient without cause. In general accordance with the Executive Severance Plan, he received a cash payment of $6,235,903 on June 30, 2023, which represents (i) two times his base salary and an average annual incentive award (determined over the last 24 months), plus (ii) his pro-rated target annual incentive award for 2023, calculated through the end of May 2023, and post-employment his healthcare benefits.  Additionally, pursuant to his separation agreement with Navient, he received two cash payments of $250,000 on or about September 30, 2023 and December 31, 2023, respectively, in exchange for the completion of his post-employment consulting arrangement and $13,639 to cover legal fees.  Mr. Remondi’s outstanding equity awards continue to vest pursuant to the vesting schedule set forth in each applicable award agreement as if Mr. Remondi remains

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employed by Navient through the pre-established vesting date.  The value of Mr. Remondi’s 2022-24 PSUs and 2023-25 PSUs that will continue to vest is dependent on the achievement of the performance goals at the end of the applicable performance period. The value as of December 29, 2023, the last trading date of the year, of Mr. Remondi’s RSUs and 2021-23 PSUs that have fully vested is equal to the total of the amounts reported for Mr. Remondi the “Market Value of Shares or Units of Stock That Have Not Yet Vested“ column on the Outstanding Equity Awards at Fiscal Year End table, above.

Change in Control Severance Plan

Under Navient’s Change in Control Severance Plan for Senior Officers, if a termination of employment for reasons defined in the plan occurs within 24 months following a change in control of Navient, the participant is entitled to receive a lump sum cash payment equal to two times the sum of his or her base salary and average annual incentive award (based on the prior two years). A participant will also be entitled to receive a pro-rated portion of his or her target annual incentive award for the year in which the termination occurs, as well as continuation of medical benefits for a two-year period. Treatment of outstanding equity awards upon a change in control is governed by the terms of the applicable equity award agreement and not the severance plan. Under the equity award agreements, outstanding equity awards become vested and non-forfeitable in connection with a change in control only if (i) the participant’s employment is terminated, or (ii) the acquiring or surviving entity does not assume the equity awards. The plan does not allow for tax gross-ups.

Potential Payments upon Termination or Change in Control

The tables below reflect the amount of compensation that would have been payable to each of our NEOs under various scenarios including if such individual’s employment had terminated and/or a change in control had occurred on December 31, 2023, given the individual’s compensation and service levels as of December 31, 2023, and based on Navient’s closing stock price of $18.62 per share on December 29, 2023, the last trading date of the year. The amounts disclosed in the tables below are in addition to: (i) compensation and benefits available prior to the occurrence of a termination of employment, such as vested stock options, and (ii) compensation and benefits available generally to all employees, such as distributions under Navient’s defined contribution retirement program, disability plans and accrued vacation pay.

The following severance arrangements were effective for our NEOs who were employed as executive officers of Navient on December 31, 2023: (i) the Navient Corporation Executive Severance Plan for Senior Officers, as amended and restated, (ii) the Navient Corporation Change in Control Severance Plan for Senior Officers, as amended and restated, and (iii) the Navient Corporation 2014 Omnibus Incentive Plan, as amended and restated.  As stated above, Mr. Yowan is neither eligible to participate in Navient’s Executive Severance Plan for Senior Officers nor in its Change in Control Severance Plan for Senior Officers.

Change in Control Without Termination

Name	Equity Vesting(1) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Yowan	-	-	-	-
Fisher	-	-	-	-
Kane	-	-	-	-
Heleen	-	-	-	-
Hauber	-	-	-	-

(1)

Generally, under the equity award agreements, outstanding equity awards become vested and non-forfeitable in connection with a change in control only if (i) the participant’s employment is terminated, or (ii) the acquiring or surviving entity does not assume the equity awards. For purposes of this table, we have assumed that neither of these conditions is satisfied. Performance stock units (PSUs) granted to Mr. Yowan in 2023 described in the Compensation Discussion and Analysis above vest upon a change of control for any portion of the award for which the service condition of the award has been met. Mr. Yowan had not met any of the service conditions as of December 31, 2023.

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Change in Control and (i) Termination without Cause, or (ii) Termination for Good Reason

Name	Equity Vesting(2) ($)	Cash Severance ($)	Medical Insurance / Outplacement(3) ($)	Total ($)
Yowan	5,058,309	-	-	5,058,309
Fisher	2,645,753	3,027,938	38,102	5,711,793
Kane	3,067,961	2,835,289	22,937	5,926,187
Heleen	2,326,252	2,760,863	38,102	5,125,217
Hauber	1,671,722	2,602,218	38,102	4,312,042

(2)

For stock and stock unit awards, the amounts shown reflect the closing market price of Navient Common Stock on December 29, 2023 ($18.62), the last trading date of the year. PSUs granted in 2021 vested at 46.36% of the target number of units based on Company performance over a three-year performance period (2021-23) and were settled on February 28, 2024. See discussion of 2021-23 PSUs in the Compensation Discussion and Analysis above for additional details. These 2021 PSUs are valued based on the number of PSUs actually earned for the three-year performance period ending on December 31, 2023.

(3)	Includes Navient’s estimated portion of the cost of health care benefits for 24 months. Mr. Yowan does not participate in Navient’s healthcare benefit plans.

Termination without Cause or Termination for Good Reason

Name	Equity Vesting(4) ($)	Cash Severance ($)	Medical Insurance / Outplacement(5) ($)	Total ($)
Yowan	2,023,323	-	30,000	2,053,323
Fisher	-	1,832,719	58,576	1,891,295
Kane	-	1,736,394	47,203	1,783,597
Heleen	-	1,661,681	58,576	1,720,257
Hauber	-	1,566,734	58,576	1,625,310

(4)

By their terms, in the event of a termination without cause or a termination for good reason, outstanding Navient equity awards generally continue to vest pursuant to the vesting schedule set forth in each applicable award agreement as if the NEO remains employed by Navient through the pre-established vesting date. The value of 2022-24 PSUs and 2023-25 PSUs that would continue to vest is dependent on the achievement of the performance goals at the end of the applicable performance period. The value as of December 29, 2023, the last trading date of the year, of RSUs and 2021-23 PSUs that would continue to vest is equal to the total of the amounts reported for each NEO in the “Market Value of Shares or Units of Stock That Have Not Yet Vested“ column on the Outstanding Equity Awards at Fiscal Year End table, above. Restricted stock units (RSUs) granted to Mr. Yowan in 2023 vest immediately in the event of a termination without cause or a termination for good reason. Performance stock units (PSUs) granted to Mr. Yowan provide that the service conditions are satisfied at 100% in the event of a termination without cause or for good reason, however, the performance period did not conclude as of December 31, 2023.

(5)

As President and Chief Executive Officer of Navient, Mr. Yowan is entitled to Navient’s estimated portion of the cost of health care benefits for a period of 24 months plus $30,000 of outplacement services. Amounts for Messrs. Fisher, Kane, Heleen and Hauber include Navient’s estimated portion of the cost of health care benefits for 18 months, plus $30,000 of outplacement services. Mr. Yowan does not participate in Navient’s healthcare benefit plans.

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Termination for Cause or Resignation (other than for Good Reason or Retirement)

Name	Equity Vesting(6) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Yowan	-	-	-	-
Fisher	-	-	-	-
Kane	-	-	-	-
Heleen	-	-	-	-
Hauber	-	-	-	-

(6)

Vested and outstanding and unvested equity awards are forfeited upon Termination for Cause (as defined in the Navient Corporation 2014 Omnibus Incentive Plan, as amended and restated) or resignation other than for Good Reason or Retirement.

Termination upon Retirement

Name	Equity Vesting(7) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Yowan	-	-	-	-
Fisher	-	-	-	-
Kane	-	-	-	-
Heleen	-	-	-	-
Hauber	-	-	-	-

(7)

Mr. Heleen is eligible for retirement vesting of his outstanding equity awards pursuant to the award terms and Navient’s retirement policy. Outstanding equity awards generally continue to vest pursuant to the vesting schedule set forth in each applicable award agreement as if the NEO remains employed by Navient through the pre-established vesting date, provided that the NEO satisfies certain age and/or service conditions set forth in Navient’s retirement policy. The award recipient must be age 65 or older upon retirement, or the award recipient must have attained a combination of age and years of service totaling at least 75 years, to be eligible for retirement vesting. Service with both Former SLM and Navient is counted for these purposes. See footnote 4 above for a discussion of the values of equity awards that would continue to vest for Mr. Heleen. Awards granted to Mr. Yowan in 2023 do not provide any retirement treatment provisions.

Termination by Death or Disability

Name	Equity Vesting(8) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Yowan	2,570,509	-	-	2,570,509
Fisher	2,645,753	-	-	2,645,753
Kane	3,067,961	-	-	3,067,961
Heleen	2,326,252	-	-	2,326,252
Hauber	1,671,722	-	-	1,671,722

(8)

The vesting of all outstanding equity awards granted to NEOs other than Mr. Yowan will accelerate upon termination of employment due to death or disability. For stock and stock unit awards, the amounts shown reflect the closing market price of Navient Common Stock on December 29, 2023 ($18.62), the last trading date of the year. PSUs granted in 2021 vested at 46.36% of the target number of units based on Company performance over a three-year performance period (2021-23) and were settled on February 28, 2024. See discussion of 2021-23 PSUs in the Compensation Discussion and Analysis above for additional details. These 2021 PSUs are valued based on the number of PSUs actually earned for the three-year performance period ending on December 31, 2023. Equity awards granted to Mr. Yowan in 2023 provide that a prorated portion of his awards will vest based on the number of days elapsed in the applicable service period at the time of such termination by death or disability.

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CEO Pay Ratio

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring Navient to disclose annually: (i) the annual total compensation of the median employee identified by Navient (as described below), (ii) the annual total compensation of Navient’s principal or chief executive officer (“CEO”), and (iii) the estimated ratio of these two amounts.

To identify our median employee, we reviewed the annual compensation of all full-time, part-time, seasonal and temporary employees of Navient and its affiliated companies as of December 31, 2023. As permitted under SEC rules, we treated an employee’s 2023 “annual compensation” for this purpose as equal to the sum of his or her gross income, as reported on payroll records, plus all employer contributions to Navient’s qualified retirement plan made on the employee’s behalf. In identifying the median employee, we excluded the CEO. As of December 31, 2023, Navient and its affiliated companies had approximately 4,500 employees, all of whom reside in the United States or a U.S. territory.

Navient’s CEO is Mr. Yowan and he was the CEO on the date on which Navient identified its median employee. His annual total compensation for 2023 was $5,806,20819, which includes: his annualized base salary, 2023 MIP payout and employer contributions (each of which were not pro-rated based on his tenure as CEO during 2023); the grant date fair value of all equity awards granted in 2023 (including the equity grants he received during his tenure as a non-employee director of the Board); and the cash retainer and insurance premiums for his service as non-employee director of the Board. The 2023 annual total compensation of the median employee identified by Navient, calculated in accordance with SEC rules regarding the Summary Compensation Table, was $48,655. Accordingly, Navient’s estimated 2023 pay ratio was 1 to 119.

SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the Navient pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. In addition, the median employee’s annual total compensation is unique to that individual and therefore is not an indicator of the annual total compensation of any other individual or group of employees.

____________________________

19 This amount differs from the amount provided for in the Summary Compensation Table because the 2023 annual compensation provided for in this section is an annualized rate.  The Summary Compensation Table total reflects a pro-rated 2023 base salary and MIP payout for Mr. Yowan.

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Pay versus Performance

Pay versus Performance Table

In accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation S-K under the 1934 Act, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below.  The Compensation Committee did not consider the pay versus performance disclosure below in making its compensation decisions for any of the years shown.

Year	Summary Compensation Table Total for First PEO¹ ($)	Summary Compensation Table Total for Second PEO¹ ($)	Compensation Actually Paid to First PEO¹˒²˒³ ($)	Compensation Actually Paid to Second PEO¹˒²˒³ ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs [1,2,3] ($)	Value of Initial Fixed $100 Investment based on:		Net Income ($ Millions)	Cumulative Net Student Loan Cash Flows ($ Millions)⁵
							TSR ($)	Peer Group TSR[4] ($)
2023	12,063,101	5,062,340	10,488,560	6,302,505	1,880,357	1,756,324	163.20	105.65	228	1,746
2022	8,273,918	—	(533,002)		2,118,667	1,023,263	138.88	100.43	645	2,050
2021	7,883,966	—	23,762,521		1,822,804	3,722,320	172.23	116.80	717	3,115
2020	8,101,707	—	5,345,427		1,568,826	789,337	76.88	91.65	412	2,655

(1)

Jack Remondi was our PEO for each of 2020, 2021, and 2022, and the PEO for 2023 through May 2023 (“First PEO”). David Yowan has been our PEO since May 2023 (“Second PEO”). The Non-PEO NEOs for each applicable year are as follows:

•	2023: Joe Fisher, John Kane, Mark Heleen and Steve Hauber
•	2022: Joe Fisher, John Kane, Mark Heleen and Steve Hauber
•	2021: Joe Fisher, John Kane, Mark Heleen and Steve Hauber
•	2020: Joe Fisher, John Kane, Mark Heleen, Steve Hauber, Ted Morris and Christian Lown.

(2)

The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total on page 78 with certain adjustments as described in footnote 3 below.

(3)

Compensation Actually Paid does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a valuation that reflects the exclusions and inclusions of certain amounts for the PEOs and the non-PEO NEOs as set forth below for the most recent fiscal year. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards columns set forth in the Summary Compensation Table.

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Year	Summary Compensation Table Total for First PEO ($)	Exclusion of Stock Awards for First PEO ($)	Inclusion of Equity Values for First PEO ($)	Compensation Actually Paid to First PEO ($)
2023	12,063,101	(4,908,202)	3,333,661	10,488,560

Year	Summary Compensation Table Total for Second PEO ($)	Exclusion of Stock Awards for Second PEO ($)	Inclusion of Equity Values for Second PEO ($)	Compensation Actually Paid to Second PEO ($)
2023	5,062,340	(3,797,694)	5,037,859	6,302,505

Year	Summary Compensation Table Total for First PEO ($)	Exclusion of Stock Awards for First PEO ($)	Inclusion of Equity Values for First PEO ($)	Compensation Actually Paid to First PEO ($)
2022	8,273,918	(5,363,448)	(3,443,472)	(533,002)
2021	7,883,966	(4,999,987)	20,878,542	23,762,521
2020	8,101,707	(4,999,972)	2,243,692	5,345,427

Year	Average Summary Compensation Table Total for non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for non-PEO NEOs ($)	Average Inclusion of Equity Values for non-PEO NEOs ($)	Average Compensation Actually Paid to non-PEO NEOs ($)
2023	1,880,357	(905,376)	781,343	1,756,324
2022	2,118,667	(922,454)	(172,950)	1,023,263
2021	1,822,804	(687,487)	2,587,003	3,722,320
2020	1,568,826	(656,649)	(122,840)	789,337

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for First PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for First PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for First PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for First PEO ($)	Total - Inclusion of Equity Values for First PEO ($)
2023	4,391,246	(1,284,516)	78,570	148,361	—	—	3,333,661

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Second PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Second PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Second PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Second PEO ($)	Total - Inclusion of Equity Values for Second PEO ($)
2023	4,906,509	—	131,350	—	—	—	5,037,859

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Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for First PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for First PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for First PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for First PEO ($)	Total - Inclusion of Equity Values for First PEO ($)
2022	3,650,102	(5,076,922)	89,618	(2,106,270)	0	0	(3,443,472)
2021	10,433,778	9,288,158	144,554	1,012,052	0	0	20,878,542
2020	3,930,794	(1,445,841)	61,409	(302,670)	0	0	2,243,692

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)(a)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	834,782	(107,807)	4,597	49,771	0	0	781,343
2022	654,630	(586,311)	4,981	(246,250)	0	0	(172,950)
2021	1,373,835	1,029,085	6,836	177,247	0	0	2,587,003
2020	366,243	(141,389)	1,936	(53,872)	(295,758)	0	(122,840)

(a)

This column includes the year-end value of the portion(s) of performance stock unit awards approved in a prior year with a grant date in 2023 when the “Core Earnings” Return on Equity measure for that portion is established. See discussion of the Long-term Incentive Program section in the Compensation Discussion and Analysis above.

(4)

The Peer Group TSR set forth in this table utilizes the S&P 600 Financials Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the S&P 600 Financials Index, respectively. Historical stock performance is not necessarily indicative of future stock performance. For 2023 we have changed this comparator group to better align with our 10-K Performance Graph. Prior to 2023, we utilized the S&P 400 Financials Index. TSR performance for the S&P 400 Financials Index, for the years ending 12/31/2020, 12/31/2021, 12/31/2022, and 12/31/2023, would have been: $98.37, $130.97, $126.99, and $137.39, respectively.

(5)

We determined Cumulative Net Student Loan Cash Flows to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and other non-PEO NEOs in 2023.  Cumulative Net Student Loan Cash Flows is a non-GAAP financial measure. For more information on Cumulative Net Student Loan Cash Flows, including the type of adjustments and exclusions, please see the “2023 Long-term Incentive Program” section of the Compensation Discussion and Analysis included in this proxy statement.  This performance measure may not have been the most important financial performance measure for years 2022, 2021 and 2020.  In 2024, Cumulative Net Student Loan Cash Flows will not be the most important financial performance measure; instead, relative total shareholder return is expected to be the most important financial performance measure.  For the Cumulative Net Student Loan Cash Flows for 2023, certain adjustments were made to the cash flow value in determining the performance of the 2021-23 PSUs which vested in 2023. For more information on the types of adjustments and exclusions that can be made to these cash flows, see the definition in footnote 14.

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Relationship Between “Compensation Actually Paid” And Performance Measures

The following charts show the strong link between Compensation Actually Paid to our executives and our company’s performance, consistent with our compensation philosophy and as described in our Compensation Discussion and Analysis on page 58.

The first chart below sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR and the cumulative TSR of the S&P 600 Financials Index over the four most recently completed fiscal years. The second chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s Net Income over the four most recently completed fiscal years.  The third chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Cumulative Net Student Loan Cash Flows during the four most recently completed fiscal years.

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SEC rules for disclosing the relationship between “compensation actually paid” and performance measures allow companies to select, among other things, the most important financial performance measure and the peer group for calculating TSR.  Additionally, the SEC rules do not mandate a particular format for disclosing the relationship between pay and performance.  As a result, the relationships disclosed by other companies regarding compensation actually paid and performance measures may not be comparable to the relationships disclosed by Navient above, as other companies may have selected different financial performance measures and/or peer groups for their disclosure and may have used different methodologies and assumptions for selecting these metrics.  In addition, the relationship between the Company’s pay and performance may evolve over time as the Company’s business strategy and the design of the Company’s incentive programs evolve to better align with shareholder value and to recognize the evolving nature of our businesses as our legacy portfolio continues to amortize.

2023 Performance Measures

As noted above, our Compensation Committee believes in a wholistic evaluation of our executives’ and our company’s performance and uses a mix of well-balanced performance measures throughout our annual and long-term incentive programs to align executive pay with shareholder value creation.  As required by SEC rules, the performance measures identified as the most important for named executive officers’ 2023 compensation decisions are listed below.

•	Cumulative Net Student Loan Cash Flows
•	Return on Equity
•	Adjusted Diluted “Core Earnings” Per Share
•	Relative Total Shareholder Return

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Proposal 4 — Approval of the Navient Corporation 2024 Omnibus Incentive Plan to replace the expiring 2014 Omnibus Incentive Plan

Navient is asking shareholders to approve the 2024 Navient Corporation Omnibus Incentive Plan (the “2024 Omnibus Incentive Plan”) to replace the Navient Corporation 2014 Omnibus Incentive Plan (the “2014 Omnibus Incentive Plan”), which expired by its terms on April 7, 2024.  The 2014 Omnibus Incentive Plan was established in April 2014 and was amended from time to time, including, for the last time, on April 4, 2017, when the Board approved an amendment to increase the number of shares authorized under the plan from 45,000,000 to 55,000,000, among other changes.

On April 4, 2024, the Board approved, on recommendation from the Compensation Committee, the 2024 Omnibus Incentive Plan, subject to shareholder approval at the Annual Meeting.  The terms of the 2024 Omnibus Incentive Plan generally mirror the terms of the 2014 Omnibus Incentive Plan, but for the inclusion of new clawback policies and the removal of qualified performance-based compensation under Internal Revenue Code of 1986, as amended from time to time (the “Code”). If approved, the 2024 Omnibus Incentive Plan shall expire on April 4, 2034, the date that is the tenth anniversary of the effective date of the plan (the “2024 Plan Expiration Date”). No awards may be granted under the 2024 Omnibus Incentive Plan after the Plan 2024 Expiration Date. However, awards outstanding under the 2024 Omnibus Incentive Plan as of the Plan Expiration Date will continue to be governed by the 2024 Omnibus Incentive Plan and the agreements under which such awards were granted.

We are recommending that our shareholders approve the 2024 Omnibus Incentive Plan so that Navient will be able to continue to provide incentive compensation to our employees and non-employee directors. If the shareholders do not approve this proposal, the 2024 Omnibus Incentive Plan will not become effective and we will not be able to grant certain incentive compensation to our employees and non-employee directors given the expiration of our 2014 Omnibus Incentive Plan.

This proposal to approve the 2024 Omnibus Incentive Plan requires the affirmative vote of the holders of a majority of the Common Stock present, represented and entitled to vote, and voting affirmatively or negatively at the Annual Meeting. Accordingly, shares that are not voted affirmatively or negatively with respect to this proposal, including abstentions and broker non-votes, will not be relevant to the outcome.

The following summary is qualified in its entirety by reference to the 2024 Omnibus Incentive Plan.  The entire plan is attached to this proxy statement as Appendix A.

Summary of 2024 Omnibus Incentive Plan

In General. The 2024 Omnibus Incentive Plan is administered by the Compensation and Human Resources Committee (the “Compensation Committee”) of our Board, except that the independent non-employee members of the Board administer awards for non-employee directors. The 2024 Omnibus Incentive Plan provides for various types of awards that could be granted to participants, including awards both in cash and in or with respect to Common Stock and both short-term and long-term awards. Under the 2024 Omnibus Incentive Plan, options to purchase shares of Common Stock, stock appreciation rights (“SARs”), restricted stock, restricted stock units or performance units may be granted, but the per share exercise price cannot be less than the fair market value per share of the Common Stock on the date of grant. Options and SARs must have fixed terms no longer than ten years. No dividend equivalent rights or units are permitted to be granted on options or SARs. In addition, repricing of options and SARs is prohibited under the 2024 Omnibus Incentive Plan without approval of our shareholders, and options and SARs may not be cancelled in exchange for cash or other awards. Any stock awards (including options, SARs, restricted stock, restricted stock units and performance units) generally are subject to a minimum vesting period of one year from the date of grant, except that earlier vesting of such awards may occur in the events of death, disability or change in control. However, an amount up to 5% of the total number of shares of Common Stock available for issuance under the 2024 Omnibus Incentive Plan could be issued not subject to this minimum vesting period. The 2024 Omnibus Incentive Plan also provides for cash awards.

Shares Reserved. The 2024 Omnibus Incentive Plan provides that the maximum number of shares of our Common Stock as to which awards, under the plan, may be granted is 10,000,000 shares, which is referred to as the maximum share limit, all of which may be issued as incentive stock options under Code Section 422. If an award expires or is terminated, cancelled or forfeited, the shares of Common Stock associated with the expired, terminated, cancelled or forfeited award will again be

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available for awards under the 2024 Omnibus Incentive Plan. However, shares of Common Stock subject to awards that have been retained or withheld by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an award and shares of Common Stock that have been delivered to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an award are not again available for awards under the 2024 Omnibus Incentive Plan. This prohibition against share recycling includes (i) shares of Common Stock that have been tendered or withheld in payment of an option, (ii) shares of Common Stock repurchased by the Company with option proceeds, and (iii) shares of Common Stock covered by a SAR, to the extent the SAR is exercised and settled in shares of Common Stock, and whether or not shares of Common Stock are actually issued to a participant upon exercise of the SAR.

Any shares outstanding under the 2014 Omnibus Incentive Plan were extinguished on April 7, 2024 upon the expiration of that plan and no further awards may be granted under the 2014 Omnibus Incentive Plan.  However, awards outstanding under the 2014 Omnibus Incentive Plan as of April 7, 2024, will continue to be governed by the 2014 Omnibus Incentive Plan and the agreements under which such awards were granted.

As of March 25, 2024, there are no outstanding stock options, and the number of shares subject to outstanding full value awards was 3,323,723, for a total of 3,323,723 outstanding equity awards. The number of shares available for future awards under the 2014 Omnibus Incentive Plan was 10,145,846 as of March 25, 2024.

Award Limits. Under the 2024 Omnibus Incentive Plan, no employee may be granted, in any calendar year period: (i) awards exercisable, covering or relating to more than 2,500,000 shares of Common Stock; or (ii) cash awards, restricted stock unit awards or performance unit awards that may be settled solely in cash having a value greater than $10,000,000. In addition, the aggregate grant-date value of all awards granted to any non-employee director during any single calendar year may not exceed $650,000.

Adjustments. The 2024 Omnibus Incentive Plan provides for appropriate adjustments in the number of shares of Common Stock subject to awards and available for future awards, the exercise price of outstanding awards, as well as the maximum award limits under the 2024 Omnibus Incentive Plan, in the event of changes in the outstanding Common Stock by reason of a merger, stock split or certain other events.

Eligibility. Employees and directors of the Company and its subsidiaries, and prospective employees and directors selected by the Compensation Committee or, in the case of directors, the non-employee members of the Board, are eligible to participate in the 2024 Omnibus Incentive Plan. As of March 25, 2024, there were approximately 750 employees (including 5 executive officers) and 7 non-employee directors who will be eligible to receive awards under the 2024 Omnibus Incentive Plan.

Stock Options. The Compensation Committee determines, in connection with each option granted to employees, and the non-employee members of the Board, in the case of grants to non-employee directors, the exercise price, whether that price is payable in cash (and whether that may include proceeds of a sale assisted by a third party) or shares of Common Stock or both, the terms and conditions of exercise, the expiration date, whether the option will qualify as an incentive stock option under Code Section 422 or a nonqualified stock option, restrictions on transfer of the option, and other provisions not inconsistent with the 2024 Omnibus Incentive Plan. The term of an option will not exceed ten years from the date of grant. Options may not include provisions that “reload” the option upon exercise.

Stock Appreciation Rights. Every SAR entitles the participant, on exercise of the SAR, to receive in cash or shares of Common Stock a value equal to the excess of the fair market value of a specified number of shares of Common Stock at the time of exercise, over the exercise price established by the Compensation Committee or the non-employee members of the Board, as applicable. A SAR may be granted in tandem with an option, and a holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. The Compensation Committee or the non-employee members of the Board, as applicable, will determine the terms, conditions and limitations applicable to any SARs, including the term of any SARs, which may not be longer than ten years, and the date or dates upon which they become vested and exercisable. SARs may not include provisions that “reload” the SAR upon exercise.

Restricted Stock. The terms, conditions and limitations applicable to a restricted stock award, including any restriction period, will be determined by the Compensation Committee or the non-employee members of the Board, as applicable.

Restricted Stock Units. Restricted stock unit awards may be granted and/or settled in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the vested restricted stock unit award. The terms, conditions and limitations applicable to a restricted stock unit award, including any restriction period and the right to dividend equivalents, will be determined by the Compensation Committee or the non-employee members of the Board, as applicable.

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Performance Units. Each performance unit has an initial value that is established by the Compensation Committee on the date of grant. After the applicable performance period has ended, the value of the performance unit is determined as a function of the extent to which the corresponding performance goals were achieved. The Compensation Committee may settle earned performance units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned performance units as soon as practicable after the end of the performance period and following the Compensation Committee’s determination of actual performance against the performance measures and related goals established by the Compensation Committee.

Minimum Vesting Period for Stock Awards. Any options, SARs, restricted stock, restricted stock units, or performance units granted under the 2024 Omnibus Incentive Plan, as amended and restated, are subject to a minimum vesting period of one year from the date of grant, except that earlier vesting of such awards may occur in the events of death, disability or change in control. However, an amount up to 5% of the total number of shares of Common Stock available for issuance under the 2024 Omnibus Incentive Plan could be issued not subject to this minimum vesting period.

Performance Awards. Any award available under the 2024 Omnibus Incentive Plan may be structured as a performance award. Performance awards will be based on achievement of such goals and will be subject to such terms, conditions and restrictions as the Compensation Committee may determine.  The Compensation Committee may retain the discretion to adjust any performance awards, either on a formulaic or discretionary basis or any combination, as the Compensation Committee determines.

Vesting Upon Change in Control. As amended and restated, the 2024 Omnibus Incentive Plan requires “double-trigger” vesting provisions for all equity awards upon a change in control. Each award will become vested and non-forfeitable in connection with a change in control only if (i) the participant’s employment is terminated, or (ii) the acquiring or surviving entity does not assume the award. Performance-based equity awards will vest based on the performance terms of the award and based on actual performance achieved to the date of the change in control.

Duration; Plan Amendments. The 2024 Omnibus Incentive Plan will expire by its terms on April 4, 2034. The Board may at any time amend, modify, suspend or terminate the 2024 Omnibus Incentive Plan (and the Compensation Committee may amend or modify an award agreement) but in doing so cannot adversely affect any outstanding award without the participant’s written consent or make any amendment without shareholder approval, to the extent such shareholder approval is otherwise required by applicable legal requirements.

Unfunded Plan. The 2024 Omnibus Incentive Plan is unfunded. Although we may establish bookkeeping accounts with respect to participants who are entitled to cash, Common Stock or rights thereto under the 2024 Omnibus Incentive Plan, we will use any such accounts merely as a bookkeeping convenience. We are not required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor will the 2024 Omnibus Incentive Plan be construed as providing for such segregation, nor will Navient, our Board or our Compensation Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under the 2024 Omnibus Incentive Plan. Any liability or obligation of Navient to any participant with respect to an award of cash, Common Stock or rights thereto under the Omnibus Incentive Plan will be based solely on any contractual obligations that the 2024 Omnibus Incentive Plan and any award agreement create, and no such liability or obligation of Navient will be deemed to be secured by any pledge or other encumbrance on any property of Navient. None of Navient, our Board or our Compensation Committee will be required to give any security or bond for the performance of any obligation that the 2024 Omnibus Incentive Plan creates.

Forfeiture/Clawback Events.  Any awards granted under the 2024 Omnibus Incentive Plan shall be subject to Navient’s clawback or recoupment policy as in effect from time to time.  The Compensation Committee may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award.

If Navient is required to prepare an accounting restatement due to the material noncompliance of Navient with any financial reporting requirement under the securities laws, or if the participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the participant shall reimburse Navient the amount of any excess payment in settlement of an award earned or accrued during the three completed fiscal years prior to the date the restatement determination is made.

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New Plan Benefits. Future awards under the 2024 Omnibus Incentive Pan will be determined in the discretion of the Compensation Committee or the non-employee members of the Board and, as a result, it is not possible to determine the awards that will be granted to eligible employees or non-employee directors under the 2024 Omnibus Incentive Plan at this time.

During the Company’s 2023 fiscal year, the Company granted awards under the 2014 Omnibus Incentive Plan (which expired on April 7, 2024) to the Company’s Named Executive Officers as reported in the “Grants of Plan Based Awards Table” and to its non-employee directors as reported in the “Non-Employee Director Compensation Table,” in each case as described elsewhere in this proxy statement. During fiscal year 2023, the Company also granted awards with respect to 738,612 shares of the Company’s Common Stock (with an aggregate grant-date value of $12.8 million) to its executive officers as a group and awards with respect to 805,113 shares of the Company’s Common Stock (with an aggregate grant-date value of $15,141,750 million) to its non-executive employees as a group.  The Company granted awards with respect to 34,881 shares of the Company’s Common Stock (with an aggregate grant-date value of $660,000) to its non-employee directors during 2023 as well.

The table below summarizes the Company’s equity grant practices during the most recent three fiscal years:

Fiscal Year	Basic Weighted Average Shares Outstanding	Restricted Stock and Performance Stock Unit Awards Granted	Restricted Stock and Performance Stock Unit Awards Cancelled	Stock Options Granted	Stock Options Cancelled	Annualized Burn Rate - Gross(1)	Annualized Burn Rate – Net (1)
2023	123,000,000	1,725,673	65,170	0	0	1.40%	1.35%
2022	144,000,000	1,740,495	153,088	0	0	1.21%	1.10%
2021	172,000,000	1,874,475	349,343	0	118,032	1.09%	0.82%

(1)

Burn rate is calculated as of the last day of each fiscal year using a 1:1 ratio for each type of award. “Burn rate” is the number of shares underlying equity awards granted to employees and non-employee directors in a fiscal year, divided by the basic weighted average shares outstanding that fiscal year.

As of April 4, 2024, the latest practicable date before the filing of this proxy statement, the closing price per share of the Company’s Common Stock was $16.87.

Material Federal Income Tax Consequences of Awards under the 2024 Omnibus Incentive Plan

The following summary is based on current interpretations of existing federal income tax laws. The discussion below is not purported to be complete, and it does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any locality, state or foreign country in which a participant’s grants, income or gain may be taxable.

Stock Options. Some of the options issuable under the 2024 Omnibus Incentive Plan may constitute incentive stock options, while other options granted under the 2024 Omnibus Incentive Plan may be nonqualified stock options. The Code provides for special tax treatment of stock options qualifying as incentive stock options, which may be more favorable to employees than the tax treatment accorded nonqualified stock options. On grant of either form of option, the optionee will not recognize income for tax purposes and we will not receive any deduction. Generally, on the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the shares at the time of exercise is an adjustment in computing alternative minimum taxable income that may require payment of an alternative minimum tax. On the sale of shares of Common Stock acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year of the date of exercise), any gain will be taxed to the optionee as long-term capital gain. In contrast, on the exercise of a nonqualified option, the optionee generally recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares of Common Stock acquired on the date of exercise and the exercise price. On any sale of those shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the nonqualified option will be treated generally as capital gain or loss. No deduction is available to the Company on the exercise of an incentive stock option (although a deduction may be available if the employee sells the shares acquired on exercise before the applicable holding periods expire); however, on exercise of a nonqualified stock option, we generally are entitled to a deduction in an amount equal to the income recognized by the employee. Except in the case of the death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive

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stock option and retain favorable tax treatment on exercise. An incentive stock option exercised more than three months after an optionee’s termination of employment other than on death or disability of an optionee cannot qualify for the tax treatment accorded incentive stock options. Any such option would be treated as a nonqualified stock option for tax purposes.

Stock Appreciation Rights. The amount of any cash or the fair market value of any shares of Common Stock received by the holder on the exercise of SARs in excess of the exercise price will be subject to ordinary income tax in the year of receipt, and we will be entitled to a deduction for that amount.

Restricted Stock. Generally, a grant of shares of Common Stock under the 2024 Omnibus Incentive Plan subject to vesting and transfer restrictions will not result in taxable income to the participant for federal income tax purposes or a tax deduction to the Company at the time of grant. The value of the shares will generally be taxable to the participant as compensation income in the year in which the restrictions on the shares lapse. Such value will be the fair market value of the shares as to which the restrictions lapse on the date those restrictions lapse. Any participant, however, may elect pursuant to Code Section 83(b) to treat the fair market value of the restricted shares on the date of grant as compensation income in the year of grant, provided the Compensation Committee or Board, as applicable, permits the election and the participant makes the election pursuant to Code Section 83(b) within 30 days after the date of grant. In any case, we will receive a deduction for federal income tax purposes equal to the amount of compensation included in the participant’s income in the year in which that amount is so included.

Restricted Stock Units. A grant of a right to receive shares of Common Stock or cash in lieu of the shares will result in taxable income for federal income tax purposes to the participant at the time the award is settled in an amount equal to the fair market value of the shares or the amount of cash awarded. We will be entitled to a corresponding deduction at such times for the amount included in the participant’s income.

Performance Units. The amount of any cash or the fair market value of any shares of Common Stock received by the holder on the settlement of performance units under the 2024 Omnibus Incentive Plan will be subject to ordinary income tax in the year of receipt, and we will be entitled to a deduction for that amount in the year in which that amount is included.

Cash Awards. Cash awards under the 2024 Omnibus Incentive Plan are taxable income to the participant for federal income tax purposes at the time of payment. The participant will have compensation income equal to the amount of cash paid, and we will have a corresponding deduction for federal income tax purposes.

Basis; Gain. A participant’s tax basis in vested shares of Common Stock acquired under the 2024 Omnibus Incentive Plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant on the transfer of vested shares. The participant’s holding period for the shares begins on the transfer to the participant of vested shares. If a participant sells shares, any difference between the amount realized in the sale and the participant’s tax basis in the shares is taxed as long-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant’s holding period for the shares.

Certain Tax Code Limitations on Deductibility. In order for the Company to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability to obtain a deduction for awards under the 2024 Omnibus Incentive Plan could also be limited by Code Section 280G, which provides that certain excess parachute payments made in connection with a change in control of an employer are not deductible. The ability to obtain a deduction for amounts paid under the 2024 Omnibus Incentive Plan could also be affected by Code Section 162(m), which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees to $1 million during any taxable year.

Code Section 409A. Code Section 409A generally provides that deferred compensation subject to Code Section 409A that does not meet the requirements for an exemption from Code Section 409A must satisfy specific requirements, both in operation and in form, regarding: (i) the timing of payment; (ii) the election of deferrals; and (iii) restrictions on the acceleration of payment. Failure to comply with Code Section 409A may result in the early taxation (and in some cases, plus interest) to the participant of deferred compensation and the imposition of a 20% additional tax imposed on the participant with respect to the deferred amounts included in the participant’s income.

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Equity Compensation Plan Information

The following table summarizes information as of March 25, 2024, relating to our equity compensation plans or arrangements pursuant to which grants of options, restricted stock, restricted stock units, stock units or other rights to acquire shares may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
Navient Corporation 2014 Omnibus Incentive Plan
Traditional options	-		$-
Net-Settled Options	-		-
Restricted Stock Units	2,193,255		-
Performance Stock Units	1,130,468		-
Total	3,323,723	-	10,145,846	(1)
Amended and Restated Navient Corporation Employee Stock Purchase Plan (2)	-		1,513,501
Total equity compensation plans approved by security holders	3,323,723		$11,659,347
Total equity compensation plans not approved by security holders	-		$-

(1)

The 2014 Omnibus Incentive Plan expired by its terms on April 7, 2024 and these shares extinguished upon the expiration of that plan and no further awards may be granted under the 2014 Omnibus Incentive Plan. However, awards outstanding under the 2014 Omnibus Incentive Plan as of April 7, 2024, will continue to be governed by the 2014 Omnibus Incentive Plan and the agreements under which such awards were granted.

(2)

Number of shares available for issuance under the Amended and Restated Navient Corporation Employee Stock Purchase Plan (as amended from time to time, the “ESPP”) as of March 25, 2024. The ESPP was approved on April 8, 2014, by the company now known as SLM Corporation, our then sole shareholder. The ESPP became effective May 1, 2014. The Company amended the ESPP effective November 1, 2015, to alter the offering period for employees of recently acquired subsidiaries. The Company again amended the ESPP on April 4, 2019, subject to shareholder approval, to increase the shares available for issuance under the plan by 2 million shares. This amendment was approved by the Company’s shareholders on June 6, 2019. The Company again amended the ESPP on May 21, 2020, to eliminate the accrual of interest on individual account balances for periods after July 31, 2020.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE NAVIENT CORPORATION 2024 OMNIBUS INCENTIVE PLAN TO REPLACE THE EXPIRING 2014 OMNIBUS INCENTIVE PLAN.

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Other Matters

Certain Relationships and Related Transactions

Navient maintains a written policy regarding review and approval of transactions with related parties. Transactions covered by the policy include any transaction involving Navient and an amount in excess of $120,000 in any year in which any director, nominee, executive officer, greater-than-five percent beneficial owner of the Company, or any of their respective immediate family members, has or had a direct or indirect material interest, other than as a director or less-than-ten percent owner of an entity involved in the transaction (a “Related Party Transaction”). Certain loans made in the ordinary course of Navient’s business to executive officers, directors and their family members are considered Related Party Transactions and may be required to be disclosed in the proxy statement but are pre-approved under the policy if they meet specified requirements. As of the date of this proxy statement, no such loans are outstanding.

From the beginning of 2023 until the present, there have been no (and there are no currently proposed) transactions involving an amount in excess of $120,000 in which Navient was (or is to be) a participant and any executive officer, director, five percent beneficial owner of our Common Stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except the compensation arrangements described in this proxy statement for our named executive officers and directors and the following transactions: Ms. Kathryn Miceli, sister-in-law of Joe Fisher, the Company’s Chief Financial Officer and Principal Accounting Officer, has been employed at Navient as Director, Private Credit Reporting since February 20, 2010. During 2023, Ms. Miceli received compensation in the amount of $191,424 which consists of base salary, bonus compensation and equity incentive compensation. Ms. Miceli’s compensation is comparable to the compensation paid to other employees in similar positions.

Additionally, on April 14, 2022, Navient entered into a Nomination and Cooperation Agreement with Edward J. Bramson, Sherborne Investment Managers LP and Newbury Investors LLC (collectively, “Sherborne”) whereby, among other things, Navient agreed to nominate Mr. Bramson to the Board for the 2022 Annual Meeting. There have been no transactions between Navient and any of the Sherborne parties. Additional information pertaining to the agreements between Sherborne and Navient can be found on page 32 of this proxy statement.

Other Matters for the 2024 Annual Meeting

As of the date of this proxy statement, there are no matters that the Board of Directors intends to present for a vote at the Annual Meeting other than the business items discussed in this proxy statement. In addition, Navient has not been notified of any other business that is proposed to be presented at the Annual Meeting. If other matters now unknown to the Board of Directors come before the Annual Meeting, the proxy given by a shareholder electronically, telephonically or on a proxy card gives discretionary authority to the persons named by Navient to serve as proxies to vote such shareholder’s shares on any such matters in accordance with their best judgment.

Delinquent Section 16(a) Reports

A Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and Nasdaq and to furnish us with copies of the reports. Specific due dates for these reports have been established and we are required to report in this Proxy Statement any failure by directors, officers and greater-than-10% holders to file such reports on a timely basis. Based on our review of such reports and written representations from our directors and officers, we believe that all such filing requirements were met with respect to 2023.

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Shareholder Proposals for the 2025 Annual Meeting

A shareholder who intends to introduce a proposal for consideration at Navient’s 2025 Annual Meeting may seek to have that proposal and a statement in support of the proposal included in the Company’s 2025 proxy statement if the proposal relates to a subject that is permitted under SEC Rule 14a-8. To be considered for inclusion, the proposal and supporting statement must be received by the Company no later than December 12, 2024 and must satisfy the other requirements of Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included in Navient’s proxy statement.

Navient’s Bylaws provide that a shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in the Company’s proxy statement pursuant to Rule 14a-8. Navient’s Bylaws provide that any such proposals or nominations for the Company’s 2025 Annual Meeting must be received by the Company on or after January 23, 2025, and on or before February 22, 2025. Any such notice must satisfy the other requirements in Navient’s Bylaws applicable to such proposals and nominations. If a shareholder fails to meet these deadlines or fails to comply with the requirements of SEC Rule 14a-4(c), Navient may exercise discretionary voting authority under proxies it solicits to vote on any such proposal. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2025.

Proxy Access Procedures

The Company's Second Amended and Restated Bylaws generally permit a shareholder, or group of up to 20 shareholders, owning at least 3% of our outstanding shares for at least three years to nominate, and include in the Company's proxy materials, director nominees constituting up to the greater of two or 20% of the Company's Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in our bylaws. Written notice of proxy access director nominees must be received no later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date our definitive proxy statement was first sent to stockholders in connection with the preceding year's annual meeting. With respect to the 2025 Annual Meeting, this notice must be received between November 12, 2024 and December 12, 2024, assuming the date of the 2025 Annual Meeting is not changed by more than 30 days before or after the first anniversary of the 2024 Annual Meeting. Any notices should be addressed to Chief Legal Officer and Secretary, Navient Corporation, 13865 Sunrise Valley Drive, Herndon, VA  20171.

Solicitation Costs

All expenses in connection with the solicitation of proxies for the Annual Meeting will be paid by Navient. We have engaged MacKenzie to solicit proxies for an estimated fee of $17,500 plus reimbursement for out-of-pocket costs. In addition, officers, directors, certain employees or other agents of Navient may solicit proxies in person, by telephone, telefax, personal calls, or other electronic means. Navient will request banks, brokers, custodians and other nominees in whose names shares are registered to furnish to the beneficial owners of Navient’s Common Stock Notices of Availability of the materials related to the Annual Meeting, and including, if so requested by the beneficial owners, paper copies of our 2023 Annual Report on Form 10-K, this proxy statement and the proxy card and, upon request, the Company will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

Householding

To reduce the expense and reduce environmental effects of printing and delivering duplicate proxy materials to shareholders who may have more than one account holding Navient stock but share the same address, Navient has adopted a procedure approved by the SEC called “householding.” Under this procedure, registered shareholders who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive one copy of the Notice of Internet Availability and, as applicable, any additional proxy materials that are delivered until such time as one or more of these shareholders notifies us that they want to receive separate copies. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

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If you are a registered shareholder and would like to have separate copies of the Notice of Internet Availability or proxy materials mailed to you in the future, or you would like to have a single copy of the Notice of Internet Availability or proxy materials mailed to you in the future, you must submit a request in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call at 1-800-542-1061. If you are a beneficial shareholder, please contact your bank or broker to opt in or out of householding.

However, please note that if you are a registered shareholder and wish to receive a separate proxy card or vote instruction form or other proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Internet Availability that was sent to you and we will deliver promptly upon written or oral request, separate copies of the proxy materials for this year’s Annual Meeting.

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Appendix A

NAVIENT CORPORATION

2024 OMNIBUS INCENTIVE PLAN

NAVIENT CORPORATION

2024 OMNIBUS INCENTIVE PLAN

Table of Contents

1.	Plan	1
2.	Objectives	1
3.	Definitions.	1
4.	Eligibility	4
5.	Common Stock Available for Awards	4
6.	Administration	5
7.	Delegation of Authority	6
8.	Employee Awards	6
9.	Director Awards	8
10.	Award Payment; Dividends and Dividend Equivalents	8
11.	Option Exercise	8
12.	Taxes	9
13.	Amendment, Modification, Suspension or Termination	9
14.	Assignability	9
15.	Adjustments	9
16.	Change of Control.	10
17.	Restrictions	11
18.	Unfunded Plan	11
19.	Code Section 409A	11
20.	Awards to Foreign Nationals and Employees Outside the United States	11
21.	Forfeiture/Clawback Events.	12
22.	Governing Law	12
23.	Right to Continued Service or Employment	12
24.	Usage	12
25.	Headings	12
26.	Effectiveness	13

NAVIENT CORPORATION

2024 OMNIBUS INCENTIVE PLAN

1. Plan

Navient Corporation, a Delaware corporation (the “Company”), established this Navient Corporation 2024 Omnibus Incentive Plan (this “Plan”), effective as April 4, 2024 (the “Effective Date”). This Plan shall continue in effect for a term of 10 years after the Effective Date unless sooner terminated by action of the Board of Directors of the Company.

2. Objectives

This Plan is designed to attract and retain employees of the Company and its Subsidiaries (as defined herein), to attract and retain qualified non-employee directors of the Company, to encourage the sense of proprietorship of such employees and directors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants (as defined herein) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Authorized Officer” means the Chairman of the Board, the Chief Executive Officer of the Company or the senior human resources officer of the Company (or any other senior officer of the Company to whom any of such individuals shall delegate the authority to execute any Award Agreement).

“Award” means the grant of any Option, Stock Appreciation Right, Stock Award, Restricted Stock Award, Restricted Stock Unit Award or Cash Award, any of which may be structured as a Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions, and limitations as the Committee may establish in accordance with the objectives of this Plan.

“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Cause” means, unless otherwise defined in an award agreement, either (i) a willful and continuing failure of a Participant to perform substantially his duties and responsibilities (other than as a result of the Participant’s death or Disability) and, if in the judgment of the Committee such willful and continuing failure may be cured by a Participant, that such failure has not been cured by the Participant within ten (10) business days after written notice of such was given to the Participant by the Committee, or (ii) that the Participant has committed an act of Misconduct (as defined below).

“Change in Control” means an occurrence of any of the following events: (a) an acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “person or group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than an employee benefit plan of the Company, immediately after which such person or group has “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding Voting Securities; or (b) the consummation of (i) a merger, consolidation or reorganization involving the Company, unless either (A) the shareholders of the Company immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the company resulting from such merger, consolidation or reorganization (the “Surviving Company”) in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or (B) at least a majority of the members of the Board of Directors of the Surviving Company were directors of the Company immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, or (ii) a complete liquidation or dissolution of the Company. Notwithstanding the foregoing, if an Award is subject to Code Section 409A, the definition of Change in Control shall conform to the requirements of Treasury Regulation § 1.409A-3(i)(5)(i).

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“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation and Human Resources Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Company” means Navient Corporation, a Delaware corporation, or any successor thereto.

“Covered Employee” means any Employee who is or may be a “covered employee,” as defined in Code Section 162(m).

“Director” means an individual serving as a member of the Board who is not an Employee and an individual who has agreed to become a director of the Company or any of its Subsidiaries and actually becomes such a director following such date of agreement.

“Director Award” means the grant of any Award (other than an Incentive Stock Option), whether granted singly, in combination, or in tandem, to a Participant who is a Director pursuant to such applicable terms, conditions, and limitations established by the Outside Board.

“Disability” means (1) if the Participant is an Employee, a disability that entitles the Employee to benefits under the Company’s long-term disability plan, as may be in effect from time to time, as determined by the plan administrator of the long-term disability plan or (2) if the Participant is a Director, a disability whereby the Director is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. Notwithstanding the foregoing, if an Award is subject to Code Section 409A, the definition of Disability shall conform to the requirements of Treasury Regulation § 1.409A-3(i)(4)(i).

“Dividend Equivalents” means, in the case of Restricted Stock Units or Performance Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period or performance period, as applicable, on a like number of shares of Common Stock that are subject to the Award.

“Employee” means (i) an employee of the Company or any of its Subsidiaries, and (ii) an individual who has agreed to become an employee of the Company or any of its Subsidiaries and actually becomes such an employee following such date of agreement.

“Employee Award” means the grant of any Award, whether granted singly, in combination, or in tandem, to an Employee pursuant to such applicable terms, conditions, and limitations established by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exercise Price” means the price at which a Participant may exercise his right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (1) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (2) if the Common Stock is not so listed, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by an inter-dealer quotation system, (3) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Committee for such purpose, or (4) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee.

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“Good Reason” means, unless otherwise defined in an award agreement, a Participant’s resignation from his or her employment due to (a) a material reduction in the position or responsibilities of the Participant; (b) a material reduction in the Participant’s annual base salary or a material reduction in the Participant’s compensation arrangements or benefits (provided that variability in the value of stock-based compensation or in the compensation provided under the Plan (or any similar incentive plan adopted by the Company from time to time) shall not be deemed to cause a material reduction in compensation); or (c) a relocation of the Participant’s primary work location to a distance of more than seventy-five (75) miles from its location as of the date of this amendment and restatement of the Plan without the consent of the Participant, unless such relocation results in the Participant’s primary work location being closer to the Participant’s then primary residence or does not substantially increase the average commuting time of the Participant.

“Grant Date” means the date an Award is granted to a Participant pursuant to this Plan.

“Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Code Section 422.

“Misconduct” means (a) an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company (or a Subsidiary), breach of fiduciary duty or deliberate disregard of Company (or Subsidiary) rules; an unauthorized disclosure of any Company (or Subsidiary) trade secret or confidential information; any conduct constituting unfair competition; inducing any customer of the Company (or a Subsidiary) to breach a contract with the Company (or a Subsidiary) or any principal for whom the Company (or a Subsidiary) acts as agent to terminate such agency relationship; or engaging in any other act or conduct proscribed by the senior human resources officer as Misconduct.

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements set forth in Code Section 422.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Exercise Price, which is either an Incentive Stock Option or a Nonqualified Stock Option.

“Outside Board” means the Board, excluding any member of the Board who is also an Employee, or any authorized delegate thereof consisting solely of one or more nonemployee Directors.

“Participant” means an Employee or Director to whom an Award has been made under this Plan.

“Performance Award” means an Award made pursuant to this Plan to a Participant which is subject to the attainment of one or more Performance Goals.

“Performance-Based Equity Award” means a Performance Award other than a Cash Award.

“Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Performance Unit” means a unit evidencing the right to receive in specified circumstances an amount of cash or one share of Common Stock or equivalent value in cash, the value of which at the time it is settled is determined as a function of the extent to which established performance criteria have been satisfied.

“Performance Unit Award” means an Award in the form of Performance Units.

“Restricted Stock” means a share of Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Award” means an Award in the form of Restricted Stock.

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“Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

“Restriction Period” means a period of time beginning as of the date upon which a Restricted Stock Award or Restricted Stock Unit Award is made pursuant to this Plan and ending as of the date upon which such Award is no longer restricted or subject to forfeiture provisions.

“Retirement” means a Participant’s termination of employment with the Company (or a Subsidiary) in which the Participant meets the Company’s retirement eligibility requirements under the Company’s retirement eligibility policy in effect as of the Grant Date, which shall be determined by the Company in its sole discretion.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over a specified Exercise Price.

“Stock Award” means an Award in the form of shares of Common Stock, including a Restricted Stock Award, and a Restricted Stock Unit Award or Performance Unit Award that may be settled in shares of Common Stock, and excluding Options and SARs.

“Stock-Based Award Limitations” has the meaning set forth in Paragraph 5.

“Subsidiary” means (1) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the shareholders of such corporation, and (2) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

“Time-Based Equity Award” means any Stock Award, Option or SAR, other than a Performance Award.

4. Eligibility

Employees. All Employees are eligible for Employee Awards under this Plan, provided, however, that if the Committee makes an Employee Award to an individual whom it expects to become an Employee following the Grant Date of such Award, such Award shall be subject to (among other terms and conditions) the individual actually becoming an Employee.

Directors. All Directors are eligible for Director Awards under this Plan, provided, however, that if the Outside Board makes a Director Award to an individual whom it expects to become a Director following the Grant Date of such Award, such Award shall be subject to (among other terms and conditions) the individual actually becoming a Director.

The Committee (or the Outside Board, in the case of Director Awards) shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees or Directors who are to be granted Awards under this Plan.

5. Common Stock Available for Awards

Subject to the provisions of Paragraph 15 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) an aggregate of 10,000,000 shares of Common Stock newly authorized for issuance and subject to approval of the Company’s shareholders at the Company’s 2024 annual meeting (the “Maximum Share Limit”). All of the shares of Common Stock authorized for issuance under the Plan shall be available for Incentive Stock Options. Each Stock Award granted under this Plan shall be counted against the Maximum Share Limit as one share of Common Stock; each Option and SAR shall be counted against the Maximum Share Limit as one share of Common Stock.

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Awards settled in cash shall not reduce the Maximum Share Limit under the Plan. If an Award expires or is terminated, cancelled or forfeited, the shares of Common Stock associated with the expired, terminated, cancelled or forfeited Awards shall again be available for Awards under the Plan, and the Maximum Share Limit shall be increased by the same amount as such shares were counted against the Maximum Share Limit (i.e., increased by one share of Common Stock, if a Stock Award, and one share of Common Stock, if an Option or SAR). The following shares of Common Stock shall not become available again for issuance under the Plan:

(a) Shares of Common Stock that have been retained or withheld by the Company in payment or satisfaction of the Exercise Price, purchase price or tax withholding obligation of an Award;

(b) Shares of Common Stock that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the Exercise Price, purchase price or tax withholding obligation of an Award;

(c) Shares of Common Stock tendered or withheld in payment of an Option; and;

(d) Shares repurchased by the Company with Option proceeds.

In addition, shares of Common Stock covered by a SAR, to the extent the SAR is exercised and settled in shares of Common Stock, and whether or not shares of Common Stock are actually issued to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan.

The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

No Employee may be granted during any calendar year Awards exercisable, covering or relating to more than 2,500,000 shares of Common Stock (the “Stock-Based Award Limitation”); and

No Employee may be granted during any calendar year (1) Cash Awards or (2) Restricted Stock Unit Awards or Performance Unit Awards that may be settled solely in cash, having a value determined on the Grant Date in excess of $10,000,000.

6. Administration

Authority of the Committee. Except as otherwise provided in this Plan with respect to actions or determinations by the Board, this Plan shall be administered by the Committee; provided, however, that (i) any and all members of the Committee shall satisfy any independence requirements prescribed by any stock exchange on which the Company lists its Common Stock; and (ii) Awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the Committee is comprised solely of two or more “Non-Employee Directors” as defined in Securities and Exchange Commission Rule 16b-3 (as amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function). Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Subject to Paragraph 6(c) hereof, the Committee may, in its discretion, (x) provide for the extension of the exercisability of an Award; provided, however, that no such action shall permit the term of any Option to be greater than 10 years from its Grant Date; (y) in the event of death or Disability, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is, in either case, (1) not adverse to the Participant to whom such Award was granted, or (2) consented to by such Participant; or (z) in the event of a Change in Control, take any action authorized by Paragraph 16 hereof. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further this Plan’s purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Outside Board shall have the same powers as the Committee with respect to Director Awards.

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Indemnity. No member of the Board or the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him, by any member of the Board or the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute.

Prohibition on Repricing of Awards. Subject to the provisions of Paragraph 15 hereof, the terms of outstanding Award Agreements may not be amended without the approval of the Company’s shareholders so as to (i) reduce the Exercise Price of any outstanding Options or SARs or (ii) cancel any outstanding Options or SARs in exchange for cash or other Awards, or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Options or SARs.

(d) Minimum Vesting Period. Each Stock Award, Option and SAR shall have a minimum vesting period of one year from the date of grant. The foregoing notwithstanding, 5% of the total number of shares of Common Stock available for issuance under this Plan shall not be subject to the minimum vesting requirement described in the preceding sentence.

7. Delegation of Authority

The Committee may delegate any of its authority to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act, subject to Paragraph 6(a) above, to the Board or to any other committee of the Board, provided such delegation is made in writing and specifically sets forth such delegated authority. The Committee may also delegate to an Authorized Officer authority to execute on behalf of the Company any Award Agreement. The Committee and the Board, as applicable, may engage or authorize the engagement of a third-party administrator to carry out administrative functions under this Plan.Any such delegation hereunder shall only be made to the extent permitted by applicable law.

8. Employee Awards

The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee, in its sole discretion, and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this Paragraph 8(a) hereof and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided, however, that, except as contemplated in Paragraph 15 hereof, no Option or SAR may be issued in exchange for the cancellation of an Option or SAR with a higher Exercise Price nor may the Exercise Price of any Option or SAR be reduced. All or part of an Award may be subject to conditions established by the Committee. Upon the termination of employment by a Participant who is an Employee, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant.

Options. An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of either an Incentive Stock Option or a Nonqualified Stock Option. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the Grant Date. The term of an Option shall not exceed 10 years from the Grant Date. Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, including the minimum vesting requirement described in this Paragraph 8, the terms, conditions and limitations applicable to any Option, including, but not limited to, the term of any Option and the date or dates upon which the Option becomes vested and exercisable, shall be determined by the Committee.

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Stock Appreciation Rights. An Employee Award may be in the form of an SAR. The Exercise Price for an SAR shall not be less than the Fair Market Value of the Common Stock on the Grant Date. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, including the minimum vesting requirement described in this Paragraph 8, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Committee.

Stock Awards. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee, and subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in this Paragraph 8.

Restricted Stock Unit Awards. An Employee Award may be in the form of a Restricted Stock Unit Award. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to receive Dividend Equivalents, if any, shall be determined by the Committee.Subject to the terms of this Plan, the Committee, in its sole discretion, may settle Restricted Stock Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the vested Restricted Stock Units.

Performance Unit Awards. An Employee Award may be in the form of a Performance Unit Award. Each Performance Unit shall have an initial value that is established by the Committee on the Grant Date. Subject to the terms of this Plan, after the applicable performance period has ended, the Participant shall be entitled to receive settlement of the value and number of Performance Units earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Settlement of earned Performance Units shall be as determined by the Committee and as evidenced in an Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle earned Performance Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned Performance Units as soon as practicable after the end of the performance period and following the Committee’s determination of actual performance against the performance measures and related goals established by the Committee.The terms, conditions and limitations applicable to a Performance Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, if any, shall be determined by the Committee.

Cash Awards. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.

Performance Awards. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, any Employee Award granted under this Plan may be structured as a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised. Performance Awards granted to Employees shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. One or more of such goals may apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal shall include one or more of the following: (a) cash flow (including operating cash flow, free cash flow, cash flow return on capital, or cash flow per share), (b) core earnings per share (including earnings before interest, taxes, depreciation and amortization), (c) return measures (including return on assets, capital, equity, or sales), (d) total shareholder return, (e) productivity ratios, (f) expense targets or ratios, (g) revenue, (h) core income or net income, (i) core operating income or net operating income, (j) operating profit or net operating profit, (k) gross or operating margin, (l) return on operating revenue, (m) market share, (n) loan volume, (o) loan delinquencies, (p) loan defaults, (q) loan credit indicators (including FICO, co-borrower, payments made, GPA and graduation), (r) overhead or other expense reduction, (s) charge-off levels, (t) deposit growth, (u) margins, (v) operating efficiency, (w) economic value added, (x) customer or employee satisfaction, (y) debt reduction, (z) capital targets, (aa) consummation of acquisitions, dispositions, projects or other specific events or transactions, (bb) liquidity, (cc) capital adequacy, (dd) ratio of nonperforming to performing assets, (ee) ratio of common equity to total assets, or (ff) regulatory compliance metrics.

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The Committee may provide in any such Performance Award that any evaluation of performance may include or exclude certain events that occur during a Performance Period including but not limited to: (i) amortization, depreciation or impairment of tangible or intangible assets, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs or reductions in force or early retirement programs, (v) any unusual or infrequently occurring items that may be defined in an objective and non-discretionary manner under or by reference to U.S. Generally Accepted Accounting Principles, accounting standards or other applicable accounting standards in effect from time to time and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (vi) the sale of investments or non-core assets; (vii) discontinued operations, categories or segments; (viii) investments, acquisitions or dispositions; (ix) political, legal and other business interruptions (such as due to war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, seizure, and regulatory requirements); (x) natural catastrophes; (xi) currency fluctuations; (xii) stock based compensation expense; (xiii) early retirement of debt; (xiv) conversion of convertible debt securities; and (xv) termination of real estate leases.

The Committee may retain the discretion to adjust such Performance Awards, either on a formula or discretionary basis or any combination, as the Committee determines

9. Director Awards

The Outside Board has the sole authority to grant Director Awards from time to time in accordance with this Paragraph 9. Director Awards may consist of the forms of Award described in Paragraph 8, with the exception of Incentive Stock Options, may be granted singly, in combination, or in tandem and shall be granted subject to such terms and conditions as specified in Paragraph 8. Each Director Award may, in the discretion of the Outside Board, be embodied in an Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Outside Board, in its sole discretion. The maximum aggregate grant-date value of all Director Awards granted to any single Director during any single calendar year shall be $650,000.

10. Award Payment; Dividends and Dividend Equivalents

General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee (or the Outside Board, in the case of Director Awards) shall determine, including, but not limited to, in the case of Common Stock, restrictions on transfer and forfeiture provisions. For a Restricted Stock Award, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For a Restricted Stock Unit Award that may be settled in shares of Common Stock, the shares of Common Stock that may be issued at the end of the Restriction Period shall be evidenced by book entry registration or in such other manner as the Committee may determine.

Dividends and Dividend Equivalents. Dividends and/or Dividend Equivalents shall not be made part of any Options or SARs. Rights to (1) dividends will be extended to and made part of any Restricted Stock Award and (2) Dividend Equivalents may be extended to and made part of any Restricted Stock Unit Award and Performance Unit Award, subject in each case to such terms, conditions and restrictions as the Committee may establish; provided, however, that any such dividends or Dividend Equivalents paid with respect to unvested Stock Awards, including Stock Awards subject to Performance Goals shall be subject to the same restrictions and/or Performance Goals as applicable, as the underlying Stock Award.

11. Option Exercise

The Exercise Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may purchase such shares by means of the Company withholding shares of Common Stock otherwise deliverable on exercise of the Award or tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including cashless exercise procedures approved by the Committee involving a broker or dealer approved by the Committee). The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Paragraph 11.

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12. Taxes

The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of required withholding taxes or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes; provided, however, that the number of shares of Common Stock withheld for payment of required withholding taxes must equal no more than the maximum individual statutory rate in the applicable jurisdiction, as determined in accordance with generally accepted accounting principles. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

13. Amendment, Modification, Suspension or Termination

The Board may amend, modify, suspend or terminate this Plan (and the Committee may amend an Award Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (1) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (2) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent shareholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed, including any amendment that expands the types of Awards available under this Plan, materially increases the number of shares of Common Stock available for Awards under this Plan, materially expands the classes of persons eligible for Awards under this Plan, materially extends the term of this Plan, materially changes the method of determining the Exercise Price of Options, deletes or limits any provisions of this Plan that prohibit the repricing of Options or SARs, or decreases any minimum vesting requirements for any Stock Award.

14. Assignability

Unless otherwise determined by the Committee (or the Outside Board in the case of Director Awards) and expressly provided for in an Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except (1) by will or the laws of descent and distribution or (2) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of this Plan or applicable Award and in a form acceptable to the Committee. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 14 shall be null and void. Notwithstanding the foregoing, no Award may be transferred for value or consideration.

15. Adjustments

The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (1) the number of shares of Common Stock reserved under this Plan, (2) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (3) the Exercise Price or other price in respect of such Awards, (4) the Stock-Based Award Limitations, and (5) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Committee as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to (i) the number and kind of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the Exercise Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock-Based Award Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards.

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In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (1) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Code Section 424(a) applies, (2) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (3) to cancel any such Awards and to deliver to the Participants cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or Stock Appreciation Rights shall be the excess of the Fair Market Value of Common Stock on such date over the Exercise Price of such Award.

Notwithstanding anything to the contrary in Paragraph 15(c), the vesting of any Stock Awards, Options or SARs shall be accelerated upon an event described in Paragraph 15(c) only if the awards are not assumed by or substituted for awards of the surviving or acquiring entity, and the acceleration of vesting of any Performance-Based Equity Awards upon such event shall be adjusted for actual performance and/or the fractional performance period through the date of the event.

No adjustment or acceleration pursuant to this Paragraph 15 shall be made in a manner that results in noncompliance with the requirements of Code Section 409A, to the extent applicable. For purposes of Code Section 409A, the immediate settlement of Awards whose vesting has been accelerated pursuant to the provisions hereof or of Paragraph 16 below shall, to the extent required in order to comply with Code Section 409A, conform to the requirements for a termination and liquidation of the Plan and all outstanding Awards under the Plan that are subject to Code Section 409A in accordance with Treasury Regulation § 1.409A-3(j)(4)(ix)(B).

16. Change of Control.

Notwithstanding anything in Paragraph 15 to the contrary, the provisions of this Paragraph 16 shall apply to an outstanding Award if a Change in Control occurs.

If a Change in Control triggered by clause (b) of the definition thereof occurs and outstanding Awards are not assumed or continued by the acquiring or surviving entity in the transaction, then upon consummation of the Change in Control: (1) if an Award is a Time-Based Equity Award, it shall vest fully and completely, any and all restrictions shall lapse, and (if an Option or SAR) it shall be fully exercisable; or (2) if an Award is a Performance-Based Equity Award, it shall vest based on the performance terms of the Award and based on actual performance achieved to the date of the Change in Control. The Committee may adjust the performance goals of a Performance Award in its good faith discretion to account for the shortened performance period.

If a Change in Control triggered by clause (a) of the definition thereof occurs, or if the acquiring or surviving entity in a Change in Control triggered by clause (b) of the definition thereof assumes or continues the Award, then no acceleration of vesting, exercisability and/or payment of an outstanding Award shall occur in connection with the Change in Control; provided, however, that individual Awards may provide for acceleration if the Participant’s employment with the Company (or any Subsidiary), or with any acquiring or surviving entity in the transaction (as the case may be), terminates in connection with the Change in Control due to a qualifying termination of employment under the circumstances provided in the Award, including (by way of example and not of limitation) any termination of employment other than either (x) involuntary termination by the Company, Subsidiary, or acquiring or surviving entity for Cause, or (y) voluntary termination by the Participant other than due to Retirement or Good Reason.

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17. Restrictions

No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

18. Unfunded Plan

This Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan. With respect to this Plan and any Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in this Plan or any applicable Award Agreement.

19. Code Section 409A

Awards made under this Plan are intended to comply with or be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Code Section 409A.Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Code Section 409A, that Plan provision or Award shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit Award, Performance Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee determines that a Restricted Stock Unit Award, Performance Unit Award or Cash Award is intended to be subject to Code Section 409A, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Code Section 409A.

If the Participant is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Participant’s separation from service, (2) the date of the Participant’s death, or (3) such earlier date as complies with the requirements of Code Section 409A.

20. Awards to Foreign Nationals and Employees Outside the United States

The Committee may, without amending this Plan, (1) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed or otherwise providing services outside the United States, or both, including rules that differ from those set forth in this Plan, and (2) grant Awards to such Participants in accordance with those rules.

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21. Forfeiture/Clawback Events.

Awards granted under this Plan shall be subject to the Company’s clawback or recoupment policy as in effect from time to time.

The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any excess payment in settlement of an Award earned or accrued during the three completed fiscal years prior to the date the restatement determination is made.

22. Governing Law

This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

23. Right to Continued Service or Employment

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or other service relationship with the Company or its Subsidiaries at any time, nor confer upon any Participant any right to continue in the capacity in which he is employed or otherwise serves the Company or its Subsidiaries.

24. Usage

Words used in this Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

25. Headings

The headings in this Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Plan.

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26. Effectiveness

This Plan, as approved by the Board on April 4, 2024 and approved by the shareholders of the Company on May 23, 2024, became effective as of the Effective Date. This Plan shall continue in effect for a term of 10 years commencing on the Effective Date, unless earlier terminated by action of the Board.

IN WITNESS WHEREOF, Navient Corporation has caused this Plan to be executed by its duly authorized officer, effective as provided herein.

NAVIENT CORPORATION

By:
Mark L. Heleen
Executive Vice President, Chief Legal Officer & Secretary

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NAVIENT CORPORATION
ATTN: CORPORATE SECRETARY
13865 SUNRISE VALLEY DRIVE
HERNDON, VA 20171

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V39237-P08092

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NAVIENT CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

Nominees:

	For	Against	Abstain
1a. Frederick Arnold	☐	☐	☐
1b. Edward J. Bramson	☐	☐	☐
1c. Anna Escobedo Cabral	☐	☐	☐
1d. Larry A. Klane	☐	☐	☐
1e. Michael A. Lawson	☐	☐	☐
1f. Linda A. Mills	☐	☐	☐
1g. Jane J. Thompson	☐	☐	☐
1h. David L. Yowan	☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date